                                                                    EXHIBIT 99.4

                                                                  EXECUTION COPY

================================================================================

                               EXCHANGE AGREEMENT

                           DATED AS OF APRIL 20, 2005

                                  BY AND AMONG

                              COMCAST CORPORATION,

                             TIME WARNER CABLE INC.,

                            TIME WARNER NY CABLE LLC

                                       AND

                         THE OTHER PARTIES NAMED HEREIN

================================================================================

                                TABLE OF CONTENTS

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ARTICLE 1 Definitions................................................................................    2
     Section 1.1         Terms Defined in this Section...............................................    2
     Section 1.2         Other Definitions...........................................................   29
     Section 1.3         Rules of Construction.......................................................   33

ARTICLE 2 Exchange...................................................................................   34
     Section 2.1         Newco Transactions and Exchanges............................................   34
     Section 2.2         TWC Native Assumed Liabilities..............................................   43
     Section 2.3         Comcast Native Assumed Liabilities..........................................   43
     Section 2.4         Closing Adjustments.........................................................   44
     Section 2.5         Like-Kind Exchange Covenants................................................   45

ARTICLE 3 Related Matters............................................................................   46
     Section 3.1         Employees...................................................................   46
     Section 3.2         Use of Names and Logos......................................................   54
     Section 3.3         Transfer Laws...............................................................   55
     Section 3.4         Transfer Taxes and Fees.....................................................   55

ARTICLE 4 Comcast's Representations and Warranties...................................................   55
     Section 4.1         Organization and Qualification of the Comcast Group.........................   55
     Section 4.2         Authority...................................................................   55
     Section 4.3         No Conflict; Required Consents..............................................   56
     Section 4.4         Sufficiency of Assets; Title................................................   57
     Section 4.5         Comcast Native Franchises, Comcast Native Licenses, Comcast Native
                         Contracts, Comcast Native Owned Property and Comcast Native Real Property
                         Interests...................................................................   57
     Section 4.6         Employee Benefits...........................................................   60
     Section 4.7         Litigation..................................................................   60
     Section 4.8         Comcast Native Systems Information..........................................   60
     Section 4.9         Compliance with Legal Requirements..........................................   61
     Section 4.10        Real Property...............................................................   61
     Section 4.11        Financial Statements; No Adverse Change.....................................   61
     Section 4.12        Employees...................................................................   62
     Section 4.13        Environmental...............................................................   63
     Section 4.14        Transactions with Affiliates................................................   64
     Section 4.15        Undisclosed Material Liabilities............................................   64
     Section 4.16        Insurance...................................................................   64
     Section 4.17        Intellectual Property.......................................................   65
     Section 4.18        Brokers.....................................................................   65
     Section 4.19        Transferred Systems Options.................................................   65
     Section 4.20        Comcast Native Systems Proprietary Rights...................................   65
     Section 4.21        Promotional Campaigns.......................................................   65
     Section 4.22        Taxes.......................................................................   66
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                                  (Continued)

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     Section 4.23        Comcast Newcos..............................................................   67
     Section 4.24        Adelphia Representations....................................................   68
     Section 4.25        Comcast/Adelphia Purchase Agreement.........................................   68

ARTICLE 5 TWC's Representations and Warranties.......................................................   69
     Section 5.1         Organization and Qualification of the TWC Group.............................   69
     Section 5.2         Authority...................................................................   69
     Section 5.3         No Conflict; Required Consents..............................................   70
     Section 5.4         Sufficiency of Assets; Title................................................   70
     Section 5.5         TWC Native Franchises, TWC Native Licenses, TWC Native Contracts, Native
                         Property and Real Property Interests........................................   71
     Section 5.6         Employee Benefits...........................................................   73
     Section 5.7         Litigation..................................................................   74
     Section 5.8         TWC Native System Information...............................................   74
     Section 5.9         Compliance with Legal Requirements..........................................   74
     Section 5.10        Real Property...............................................................   75
     Section 5.11        Financial Statements; No Adverse Change.....................................   75
     Section 5.12        Employees...................................................................   76
     Section 5.13        Environmental...............................................................   77
     Section 5.14        Transactions with Affiliates................................................   78
     Section 5.15        Undisclosed Material Liabilities............................................   78
     Section 5.16        Insurance...................................................................   78
     Section 5.17        Intellectual Property.......................................................   78
     Section 5.18        Brokers.....................................................................   79
     Section 5.19        Transferred Systems Options.................................................   79
     Section 5.20        TWC Native System Proprietary Rights........................................   79
     Section 5.21        Promotional Campaigns.......................................................   79
     Section 5.22        Taxes.......................................................................   79
     Section 5.23        TWC Newcos..................................................................   80
     Section 5.24        Adelphia Representations....................................................   82
     Section 5.25        TWC/Adelphia Purchase Agreement.............................................   82

ARTICLE 6 Covenants..................................................................................   82
     Section 6.1         Certain Affirmative Covenants of Transferor Parent..........................   82
     Section 6.2         Certain Negative Covenants of Transferor Parent.............................   86
     Section 6.3         Certain Additional Covenants Regarding Required Consents; HSR Act Filing....   89
     Section 6.4         Confidentiality and Publicity...............................................   90
     Section 6.5         Title Insurance Commitments.................................................   91
     Section 6.6         Pre-Closing Access..........................................................   93
     Section 6.7         Post-Closing Obtaining of Consents..........................................   93
     Section 6.8         Transitional Services.......................................................   94

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                                  (Continued)

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     Section 6.9         Cooperation Upon Inquiries as to Rates......................................   95
     Section 6.10        Updated Schedules...........................................................   97
     Section 6.11        Certain Notices.............................................................   98
     Section 6.12        Franchise Expirations.......................................................   98
     Section 6.13        Environmental Reports.......................................................   98
     Section 6.14        Commercially Reasonable Efforts; Further Assurances.........................   99
     Section 6.15        Post-Closing Access to Personnel Records....................................   99
     Section 6.16        Insurance...................................................................   99
     Section 6.17        [Intentionally Omitted].....................................................  100
     Section 6.18        Promotional Campaigns.......................................................  100
     Section 6.19        Local Retransmission Consent Agreements.....................................  101
     Section 6.20        Adelphia Purchase Agreements................................................  101
     Section 6.21        Adelphia Shared Assets; Mistaken Allocations................................  106
     Section 6.22        Additional Financial Information............................................  107
     Section 6.23        Newco Disregarded Entities..................................................  108
     Section 6.24        Certain Consultation Obligations............................................  108
     Section 6.25        Ordinary Course from Closing to Closing Time................................  108
     Section 6.26        Urban Purchase..............................................................  108

ARTICLE 7 Conditions Precedent.......................................................................  108
     Section 7.1         Conditions to the Comcast Parties' Obligations..............................  108
     Section 7.2         Conditions to the TWC Group's Obligations...................................  111

ARTICLE 8 Closing....................................................................................  113
     Section 8.1         Closing; Time and Place.....................................................  113
     Section 8.2         TWC Group's Obligations.....................................................  114
     Section 8.3         Comcast Group's Obligations.................................................  115

ARTICLE 9 Termination and Default....................................................................  117
     Section 9.1         Termination Events..........................................................  117
     Section 9.2         Effect of Termination.......................................................  118

ARTICLE 10 Indemnification...........................................................................  118
     Section 10.1        Indemnification by the TWC Transferors......................................  118
     Section 10.2        Indemnification by the Comcast Group........................................  119
     Section 10.3        Procedure for Certain Indemnified Claims....................................  120
     Section 10.4        Determination of Indemnification Amounts and Related Matters................  121
     Section 10.5        Time and Manner of Certain Claims...........................................  123
     Section 10.6        Other Indemnification.......................................................  123
     Section 10.7        Exclusivity.................................................................  123
     Section 10.8        Tax Treatment of Indemnification Payments...................................  124
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     Section 10.9        Guaranteed Obligations of Transferors.......................................  124

ARTICLE 11 Miscellaneous Provisions..................................................................  125
     Section 11.1        Expenses....................................................................  125
     Section 11.2        Attorneys' Fees.............................................................  125
     Section 11.3        Waivers.....................................................................  125
     Section 11.4        Notices.....................................................................  125
     Section 11.5        Entire Agreement; Prior Representations; Amendments.........................  127
     Section 11.6        Specific Performance........................................................  127
     Section 11.7        Jurisdiction................................................................  127
     Section 11.8        WAIVER OF JURY TRIAL........................................................  128
     Section 11.9        Binding Effect; Benefits....................................................  128
     Section 11.10       Headings and Schedules......................................................  128
     Section 11.11       Counterparts................................................................  128
     Section 11.12       GOVERNING LAW...............................................................  128
     Section 11.13       Severability................................................................  128
     Section 11.14       Third Parties; Joint Ventures...............................................  129
     Section 11.15       Construction................................................................  129
     Section 11.16       Risk of Loss; Government Taking.............................................  129
     Section 11.17       Additional Parties..........................................................  131
     Section 11.18       Commercially Reasonable Efforts.............................................  131
     Section 11.19       Time........................................................................  131

EXHIBITS

Exhibit A        Comcast Dallas Native Systems
Exhibit B        Comcast LA Native Systems
Exhibit C        Comcast Ohio Native System
Exhibit D        TWC Native System
Exhibit E        TWC/Adelphia Systems
Exhibit F        Comcast/Adelphia Systems

                               EXCHANGE AGREEMENT

            THIS EXCHANGE AGREEMENT ("Agreement") is made and entered into as of April 20, 2005 among Comcast Corporation, a Pennsylvania corporation ("Comcast"), Comcast Cable Communications Holdings, Inc., a Delaware corporation ("Comcast Cable"), Comcast of Georgia, Inc., a Colorado corporation ("Comcast Georgia"), and TCI Holdings, Inc., a Delaware corporation ("TCI," and together with Comcast Cable and Comcast Georgia, the "Comcast Transferors"; the Comcast Transferors and Comcast are referred to herein collectively as the "Comcast Parties"), Time Warner Cable Inc., a Delaware corporation ("Time Warner Cable" or "TWC"), Time Warner NY Cable LLC, a Delaware limited liability company ("TW NY"), and Urban Cable Works of Philadelphia, L.P., a Delaware limited partnership ("Urban", and together with TW NY, the "TWC Transferors"; the TWC Transferors and TWC are referred to herein collectively as the "TWC Parties").

                                    RECITALS

            A. Comcast and its Affiliates own and operate (i) the cable communications systems serving the communities identified in Exhibit A hereto (the "Comcast Dallas Native Systems"), (ii) the cable communications systems serving the communities identified in Exhibit B hereto (the "Comcast LA Native Systems"), and (iii) the cable communications systems serving the communities identified in Exhibit C hereto (the "Comcast Ohio Native Systems", and together with the Comcast Dallas Native Systems and the Comcast LA Native Systems, the "Comcast Native Systems").

            B. TWC and its Affiliates operate the cable communications system serving the communities set forth on Exhibit D hereto (the "TWC Native System").

            C. TW NY is party to that certain Asset Purchase Agreement dated as of the date hereof (as amended from time to time in accordance therewith and herewith, the "TWC/Adelphia Purchase Agreement") between Adelphia Communications Corporation, a Delaware corporation ("Adelphia"), and TW NY, a true and complete copy of which has been provided to Comcast.

            D. Comcast is party to that certain Asset Purchase Agreement dated as of the date hereof (as amended from time to time in accordance therewith and herewith, the "Comcast/Adelphia Purchase Agreement") between Adelphia and Comcast, a true and complete copy of which has been provided to TWC.

            E. Subject to the terms and conditions in the TWC/Adelphia Purchase Agreement, at the Adelphia Closing, among other things, the TWC Newcos (as defined below), will acquire ownership of the cable communications systems serving the communities identified in Exhibit E hereto (the "TWC/Adelphia Systems" and, together with the TWC Native System, the "TWC Transferred Systems").

            F. Subject to the terms and conditions in the Comcast/Adelphia Purchase Agreement, at the Adelphia Closing, among other things, Comcast and its

Affiliates will acquire ownership of the Transferred Joint Venture Entities (as defined below), which own and operate the cable communications systems serving the communities identified in Exhibit F hereto (the "Comcast/Adelphia Systems" and, together with the Comcast Native Systems, the "Comcast Transferred Systems").

            G. Urban is managed by TWC, and TWC has agreed with third parties to purchase 100% ownership of Urban subject to specified terms and conditions and Urban's rights and obligations hereunder are conditioned upon the consummation of such purchase (the "Urban Purchase").

            H. This Agreement sets forth the terms and conditions on which Comcast and its Affiliates shall convey, or cause to be conveyed directly or indirectly, to TWC and its Affiliates substantially all of the assets of the Comcast Transferred Systems, and TWC and its Affiliates shall convey, or cause to be conveyed directly or indirectly, to Comcast and its Affiliates substantially all of the assets of the TWC Transferred Systems, in such a manner as to effect exchanges of property of a like-kind within the meaning of Section 1031 of the Internal Revenue Code (the "Code").

                                   AGREEMENTS

            In consideration of the mutual covenants and promises set forth in this Agreement, the Comcast Parties and the TWC Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

            Section 1.1 Terms Defined in this Section. In addition to terms defined elsewhere in this Agreement, the following terms with initial capital letters, when used in this Agreement, shall have the meanings set forth below:

            "Adelphia Assets" means the Comcast/Adelphia Assets and/or the TWC/Adelphia Assets, as the context requires.

            "Adelphia Assumed Liabilities" means the TWC/Adelphia Assumed Liabilities and/or the Comcast/Adelphia Assumed Liabilities, as the context requires.

            "Adelphia Basic Subscriber" means a Basic Subscriber, as defined in the relevant Adelphia Purchase Agreement.

            "Adelphia Business" means the Comcast/Adelphia Business and/or the TWC/Adelphia Business, as the context requires.

            "Adelphia Closing" means the closing of the transactions contemplated by the TWC/Adelphia Purchase Agreement and/or the closing of the transactions contemplated by the Comcast/Adelphia Purchase Agreement (for the avoidance of doubt, other than pursuant to Section 5.15 of the TWC/Adelphia Purchase Agreement), as the context requires.

            "Adelphia Closing Documents" means the Ancillary Agreements (as defined in the relevant Adelphia Purchase Agreement).

            "Adelphia Employee" means any individual who, immediately prior to the Adelphia Closing, was then an employee of Adelphia or its Subsidiaries, and who became a "Transferred Employee" (for this purpose only, as such term is defined in the relevant Adelphia Purchase Agreement) on the Adelphia Closing.

            "Adelphia Newcos" means the Comcast/Adelphia Newcos and/or the TWC/Adelphia Newcos, as the context requires.

            "Adelphia Purchase Agreements" means the TWC/Adelphia Purchase Agreement and/or the Comcast/Adelphia Purchase Agreement, as the context requires.

            "Adelphia Subscriber Reduction Threshold" means, with respect to each Adelphia Newco, (i) the Initial Adelphia Subscriber Number for such Adelphia Newco multiplied by (ii) the product of 0.25% multiplied by a fraction, the numerator of which is the number of days from and including the day immediately following the relevant Adelphia Closing through and including the Closing Date, and the denominator of which is 30 (provided that such fraction shall be rounded up to the nearest whole number).

            "Adelphia Systems" means the TWC/Adelphia Systems and/or the Comcast/Adelphia Systems, as the context requires.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made, and "Affiliated" shall have a correlative meaning; provided, that for purposes of this definition and the definition of "Controlled Affiliate", "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other Equity Securities, by Contract or otherwise. For purposes of this Agreement, (i) each Transferred Joint Venture Entity shall be deemed an Affiliate of Adelphia prior to completion of the Adelphia Closing under the Comcast/Adelphia Purchase Agreement and an Affiliate of Comcast after the Adelphia Closing under the Comcast/Adelphia Purchase Agreement, (ii) each Comcast Newco shall be deemed an Affiliate of Comcast prior to completion of the Closing and an Affiliate of TWC after the Closing and (iii) each TWC Newco shall be deemed an Affiliate of TWC prior to completion of the Closing and an Affiliate of Comcast after the Closing.

            "Affiliated Group" means any affiliated, consolidated, combined or unitary group for Tax purposes under any federal, state, local or foreign law (including regulations promulgated thereunder) including (without limitation) any affiliated group within the meaning of Section 1504(a) of the Code.

            "Applicable Taxes" means Taxes that are Comcast/Adelphia Assumed Liabilities, Comcast Native Assumed Liabilities, TWC/Adelphia Assumed Liabilities or TWC Native Assumed Liabilities, as the context requires.

            "Applicable Tax Return" means any Tax Return relating to Applicable Taxes.

            "Authorization" means any waiver, amendment, consent, approval, license, franchise, permit (including construction permits), certificate, exemption, variance or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR Act) or other action by, or notice, filing, registration, qualification, declaration or designation with, any Person (including any Governmental Authority).

            "Benefit Plan" means a Comcast Benefit Plan or a TWC Benefit Plan, as the context requires.

            "Budgeted Subscriber Number" means, with respect to each Native Newco, the number of Individual Subscribers of the Native Systems of such Native Newco corresponding to the month in which the Closing occurs, as set forth on
Schedule 1.1A.

            "Business Day" means any day other than a Saturday or Sunday or a day on which banks in New York, New York are authorized or required to be closed.

            "Cable Act" means Title VI of the Communications Act, 47 USC Section 521, et seq.

            "Capital Expenditure Adjustment Amount" means:

                  (i) with respect to each Comcast/Adelphia Newco, the portion of the Capital Expenditure Adjustment Amount (as defined in the Comcast/Adelphia Purchase Agreement and as determined pursuant to
            Section 2.8 of the Comcast/Adelphia Purchase Agreement for purposes of determining the Final Adjustment Amount (as defined therein) thereunder) attributable to the portion of the Group 1 Business held by such Comcast/Adelphia Newco after giving effect to the Comcast/Adelphia Newco Transaction multiplied by (i) 133 1/3% to the extent attributable to the Century Business, (ii) 150% to the extent attributable to the Parnassos Business or the Western Business and
            (iii) 100% to the extent attributable to the Group 1 Remainder Business (expressed as a positive, if positive, or a negative, if negative); and

                  (ii) with respect to each TWC/Adelphia Newco, the portion of the Capital Expenditure Adjustment Amount (as defined in the TWC/Adelphia Purchase Agreement and as determined pursuant to
            Section 2.6 of the TWC/Adelphia Purchase Agreement for purposes of determining the Final Adjustment Amount (as defined therein) thereunder) attributable to the portion of the Group 1 Business held by such TWC/Adelphia Newco after giving effect to the TWC/Adelphia Newco Transaction referred to in the third sentence of Section 2.1(a) (expressed as a positive, if positive, or as a negative, if negative).

            "Century Business" has the meaning set forth in the Comcast/Adelphia Purchase Agreement.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder (42 U.S.C. Sections 9601 et seq.).

            "Closing Adjustment Amount" means:

                  (i) with respect to each Adelphia Newco, the sum (expressed as a positive, if positive, or as a negative, if negative) of (A) the Net Liabilities Adjustment Amount for such Adelphia Newco minus (B) the Subscriber Adjustment Amount for such Adelphia Newco minus (C) the Capital Expenditure Adjustment Amount for such Adelphia Newco; and

                  (ii) with respect to each Native Newco, the sum (expressed as a positive, if positive, or a negative, if negative) of (A) the Net Liabilities Adjustment Amount for such Native Newco minus (B) the Subscriber Adjustment Amount for such Native Newco.

            "Closing Date" means the date on which the Closing occurs.

            "Closing Subscriber Number" means (i) with respect to each Adelphia Newco, the number of Adelphia Basic Subscribers of the Adelphia Systems of such Adelphia Newco as of the Closing Time and (ii) with respect to each Native Newco, (A) the number of Individual Subscribers of the Native Systems of such Native Newco as of the Closing Time minus (B) the number of Individual Subscribers of the Native Systems of such Native Newco acquired pursuant to any Excluded SMATV Acquisition.

            "Closing Time" means, with respect to each Transferred System, 11:59 p.m., local time in the location of such Transferred System, on the Closing Date.

            "Comcast/Adelphia Assets" means (i) all of the Assets (as such term is defined in the Comcast/Adelphia Purchase Agreement) of each of the Transferred Joint Venture Entities as of immediately following the Adelphia Closing, (ii) the Transferred Assets (as such term is defined in the Comcast/Adelphia Purchase Agreement) of the Group 1 Remainder Business (together with clause (i), the "Initial Comcast/Adelphia Assets"), (iii) all right, title and interest in all assets and properties, real and personal, tangible and intangible, acquired or received by any Comcast Group Member following the Adelphia Closing and owned, held for use, leased, licensed or used by any Comcast Group Member primarily in the operation of the Comcast/Adelphia Systems as of the

Closing (but subject to Section 2.1(f)(viii) mutatis mutandis, to the extent relating to insurance claims and proceeds and condemnation proceeds), and (iv) all of the rights and interests of the Comcast Group under the Comcast/Adelphia Purchase Agreement and the Ancillary Agreements (as defined in the Comcast/Adelphia Purchase Agreement) to the extent relating to the Group 1 Business; provided that the Comcast/Adelphia Assets shall not include any Comcast/Adelphia Excluded Assets.

            "Comcast/Adelphia Assumed Liabilities" means (i) all Liabilities of the Transferred Joint Venture Entities as of immediately following the Adelphia Closing, (ii) the Assumed Liabilities (as such term is defined in the Comcast/Adelphia Purchase Agreement) of the Group 1 Remainder Business, (iii) all Liabilities of the Comcast Group to the extent arising out of, resulting from or associated with the ownership and operation of the Comcast/Adelphia Assets and/or the Comcast/Adelphia Business between the Adelphia Closing and the Closing, the transfer of the Comcast/Adelphia Assets or the Comcast/Adelphia Business to the Comcast/Adelphia Newcos pursuant to Section 2.1(c) or the Exchanges relating to such Comcast/Adelphia Newcos, but in each case only to the extent such Liabilities are reflected in the Net Liabilities Adjustment Amount used to calculate the Final Closing Adjustment Amount, (iv) all Liabilities to the extent relating to, arising out of or resulting from the ownership and operation of the Comcast/Adelphia Assets and/or the Comcast/Adelphia Business after the Closing, and (v) all of the Liabilities of the Comcast Group arising under the Comcast/Adelphia Purchase Agreement and the Ancillary Agreements (as defined in the Comcast/Adelphia Purchase Agreement) to the extent relating to the Group 1 Business; provided that the Comcast/Adelphia Assumed Liabilities shall not include any Comcast/Adelphia Excluded Liabilities.

            "Comcast/Adelphia Business" means the business conducted with the Comcast/Adelphia Assets, including the operation of the Comcast/Adelphia Systems.

            "Comcast/Adelphia Escrow Agreement" means the Escrow Agreement, as defined in the Comcast/Adelphia Purchase Agreement.

            "Comcast/Adelphia Excluded Assets" means (i) any Initial Comcast/Adelphia Assets or other assets or properties that are sold or otherwise disposed of after the Adelphia Closing by the Comcast Group in the ordinary course of business (to the extent not sold or otherwise disposed of in violation of Section 6.1 or 6.2), (ii) all rights and interests in the Palm Beach Joint Venture (and its assets and Liabilities) and in any other Equity Securities, and under any related JV Documents or Investment Documents, other than rights and interests in those Equity Securities set forth on Schedule 1.1B and any related Investment Documents, (iii) the Comcast/Adelphia Retained Rights, and (iv) all assets and properties acquired or received by any Comcast Group Member following the Adelphia Closing (other than pursuant to the Comcast/Adelphia Purchase Agreement to the extent relating to the Group 1 Business) that would be Native Excluded Assets applying the provisions of Section 2.1(g) mutatis mutandis (except that for this purpose the reference in Section 2.1(g)(xiii) to "Retained

System" will be deemed to be a reference to "Comcast/Adelphia System" and disregarding Section 2.1(g)(xix)).

            "Comcast/Adelphia Excluded Liabilities" means (i) any Comcast/Adelphia Assumed Liabilities to the extent discharged or released prior to the Closing, (ii) any Liabilities to the extent related to the ownership of the interests in the Palm Beach Joint Venture (and its assets and Liabilities) or any other Equity Securities (other than, in the case of such other Equity Securities, any such Liabilities to the extent arising as a result of being a general partner of the issuer of such Equity Securities, or any such Liabilities arising under veil piercing or other similar legal or equitable theories), and any Liabilities under any related JV Documents or any Investment Documents, other than those Equity Securities set forth on Schedule 1.1B and any related Investment Documents, (iii) any Liability in respect of Transfer Taxes (as defined in the Comcast/Adelphia Purchase Agreement) pursuant to Section 5.4(c) of the Comcast/Adelphia Purchase Agreement, (iv) Excluded Tax Liabilities (but only to the extent relating to any period after the Adelphia Closing), (v) Liabilities for long-term debt (including the current portion thereof) to the extent arising after the Adelphia Closing and prior to the Closing, (vi) Liabilities to the extent arising out of, resulting from or associated with the use, ownership or operation of any Comcast/Adelphia Excluded Asset, (vii) any Liabilities of any Comcast Group Member other than Comcast/Adelphia Assumed Liabilities, (viii) any Liabilities arising after the Adelphia Closing of the type that would be excluded from financial statements by reason of the GAAP Adjustments, (ix) any intercompany payable created to record cash lent to the Comcast/Adelphia Newcos or Comcast/Adelphia Systems by any Comcast Group Member after the Adelphia Closing and prior to Closing and (x) the Comcast/Adelphia Retained Obligations.

            "Comcast/Adelphia Purchase Price Per Subscriber" means $3,275.

            "Comcast/Adelphia Retained Obligations" means (i) all obligations of the Comcast Group under Section 2.8 of the Comcast/Adelphia Purchase Agreement (and, to the extent related thereto, any other provisions of the Comcast/Adelphia Purchase Agreement and the Comcast/Adelphia Escrow Agreement), including all payments to be made thereunder (subject to Section 6.20(d)), (ii) the Liabilities of the Comcast Group under the Comcast/Adelphia Purchase Agreement and the Ancillary Agreements (as defined in the Comcast/Adelphia Purchase Agreement) referred to in Section 6.20(j), if applicable, and (iii) all Liabilities of the Comcast Group arising under the Comcast/Adelphia Purchase Agreement and the Ancillary Agreements (as defined in the Comcast/Adelphia Purchase Agreement) to the extent relating to (A) the Group 2 Business (as defined in the Comcast/Adelphia Purchase Agreement) or (B) any breach of any such agreement by any Comcast Group Member prior to the Closing.

            "Comcast/Adelphia Retained Rights" means (i) all rights and interests under Section 2.8 of the Comcast/Adelphia Purchase Agreement (and, to the extent related thereto, any other provisions of the Comcast/Adelphia Purchase Agreement and the Comcast/Adelphia Escrow Agreement), including all payments to be received thereunder (subject to Section 6.20(d)), (ii) the rights and interests under the

Comcast/Adelphia Purchase Agreement and the Ancillary Agreements (as defined in the Comcast/Adelphia Purchase Agreement) referred to in Section 6.20(j), if applicable, (iii) the Retained Claims (as defined in the Comcast/Adelphia Purchase Agreement), (iv) all rights and interests under the Comcast/Adelphia Purchase Agreement and the Ancillary Agreements (as defined in the Comcast/Adelphia Purchase Agreement) to the extent relating to any Equity Securities or any related JV Documents or Investment Documents, other than those Equity Securities set forth on Schedule 1.1B and any related Investment Documents, (v) all rights and interests under Article VII of the Comcast/Adelphia Purchase Agreement (and any related provisions of the Comcast/Adelphia Escrow Agreement) to the extent relating to any breach by Adelphia of (A) any of the representations and warranties contained in Section 3.9(d), Section 3.9(e), Section 3.9(f), Section 3.9(h) or Section 3.9(i) thereof or (B) the covenants and agreements contained in Section 5.4(f) thereof, (vi) all rights with respect to the determination of the Buyer Discharge Amount (as defined in the Comcast/Adelphia Purchase Agreement) and (vii) all rights and interests of the Comcast Group under the Comcast/Adelphia Purchase Agreement and the Ancillary Agreements (as defined in the Comcast/Adelphia Purchase Agreement), including in respect of any breach by Adelphia, to the extent relating to the Group 2 Business (as defined in the Comcast/Adelphia Purchase Agreement).

            "Comcast Benefit Plan" means any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which Comcast or any of its ERISA Affiliates is the owner, the beneficiary, or both), Code Section 125 "cafeteria" or "flexible" benefit, employee loan, educational assistance or fringe benefit plan, program, policy or arrangement whether written or oral, including, without limitation, any (i) "employee benefit plan" within the meaning of Section 3(3) of ERISA or
(ii) other employee benefit plan, agreement, program, policy, arrangement or payroll practice, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise) which Comcast or any of its ERISA Affiliates maintains or contributes to or in respect of which Comcast or any of its ERISA Affiliates has any obligation to maintain or contribute, or have any direct or indirect liability, whether contingent or otherwise, with respect to which any Comcast Native Employee has any present or future right to benefits.

            "Comcast Excluded Assets" means the Comcast Native Excluded Assets and/or the Comcast/Adelphia Excluded Assets, as the context requires.

            "Comcast Excluded Liabilities" means the Comcast Native Excluded Liabilities and/or the Comcast/Adelphia Excluded Liabilities, as the context requires.

            "Comcast Group" means Comcast and its Affiliates.

            "Comcast Group Member" means Comcast or any of its Affiliates.

            "Comcast Leased Property" means the Comcast Native Leased Property and/or all leases of real property included in the Comcast/Adelphia Assets, as the context requires.

            "Comcast Native Business" means the business conducted with the Comcast Native Assets, including the operation of the Comcast Native Systems.

            "Comcast Native Employee" means any individual who, as of the Closing Date, either (a)(x) is then a current employee of (including any full-time, part-time, or temporary employee or an individual in any other employment relationship with), or is then on a leave of absence (including, without limitation, paid or unpaid leave, short-term disability, medical, personal, or any other form of authorized leave, but excluding individuals on long-term disability) from, a Comcast Group Member and (y) who is primarily employed by a Comcast Group Member in connection with a Comcast Native System, or with respect to any individual hired after the Adelphia Closing, a Comcast/Adelphia System, or (b) has been designated by mutual written agreement of Comcast and TWC as a Comcast Native Employee. Unless the context clearly indicates otherwise, "Comcast Native Employee" shall include any person claiming benefits or rights under or through any Comcast Native Employee, including the dependents or beneficiaries of any Comcast Native Employee.

            "Comcast Native Leased Property" means the premises demised under the Comcast Native Leases.

            "Comcast Owned Property" means the Comcast Native Owned Property and/or all fee interests in real property included in the Comcast/Adelphia Assets, as the context requires.

            "Comcast Required Consents" means (a) any and all consents, authorizations and approvals (other than any approval of any Franchising Authority) the failure to obtain in connection with the transactions contemplated hereby would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) any other consents, authorizations and approvals set forth on Schedule 4.3 and designated thereon as Comcast Required Consents.

            "Comcast Retained Systems" means all cable communications systems operated directly or indirectly by the Comcast Group (in each case to the extent the results of such systems are included in the consolidated results of Comcast) at the Closing other than the Comcast Transferred Systems and any cable communications systems acquired after the date hereof.

            "Comcast Transferred Assets" means the Comcast/Adelphia Assets and/or the Comcast Native Assets, as the context requires.

            "Comcast Transferred Books and Records" means (i) the Comcast Native Books and Records and (ii) the Books and Records (as defined in the Comcast/Adelphia Purchase Agreement) to the extent relating to the Comcast/Adelphia Systems and delivered by Adelphia at the Adelphia Closing (other than Tax Returns of any Transferred Joint Venture Entity, except to the extent related to Applicable Taxes), and all books, records and other documents relating to the Comcast/Adelphia Systems that are created, amended, supplemented or updated following the Adelphia Closing to the extent such books, records and other documents would be Comcast Native Books and Records applying the provisions of Section 2.1(f)(vii) mutatis mutandis.

            "Comcast Transferred Business" means the Comcast Native Business and/or the Comcast/Adelphia Business, as the context requires.

            "Comcast Transferred Contracts" means the Comcast Native Contracts and/or the Contracts included in the Comcast/Adelphia Assets, as the context requires.

            "Comcast Transferred Franchises" means the Comcast Native Franchises and/or the Franchises included in the Comcast/Adelphia Assets, as the context requires.

            "Comcast Transferred Licenses" means the Comcast Native Licenses and/or the Licenses included in the Comcast/Adelphia Assets, as the context requires.

            "Communications Act" means the Communications Act of 1934.

            "Confidentiality Agreements" means (i) the letter agreement dated November 9, 2004 between TWX and Comcast, as amended, regarding confidential information of the TWC Group and (ii) the letter agreement dated November 9, 2004 between Comcast and TWX, as amended, regarding confidential information of the Comcast Group.

            "Contract" means any written agreement, contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right or other instrument, document, obligation or agreement, and any oral obligation, right or agreement.

            "Controlled Affiliate" means, with respect to any Person, any Affiliate of such Person that is controlled by such Person.

            "Current Assets" means:

            (i) with respect to each Comcast/Adelphia Newco, if the Closing occurs on the same date as the Adelphia Closing, the Current Assets (as defined in the Comcast/Adelphia Purchase Agreement and as determined pursuant to Section 2.8 of the Comcast/Adelphia Purchase Agreement for purposes of determining the Final Adjustment Amount (as defined therein) thereunder) attributable to the portion of the Group 1 Business held by such

      Comcast/Adelphia Newco after giving effect to the Comcast/Adelphia Newco Transaction;

            (ii) with respect to each TWC/Adelphia Newco, if the Closing occurs on the same date as the Adelphia Closing, the Current Assets (as defined in the TWC/Adelphia Purchase Agreement and as determined pursuant to
      Section 2.6 of the TWC/Adelphia Purchase Agreement for purposes of determining the Final Adjustment Amount (as defined therein) thereunder) attributable to the portion of the Group 1 Business held by such TWC/Adelphia Newco after giving effect to the TWC/Adelphia Newco Transaction referred to in the third sentence of Section 2.1(a); and

            (iii) with respect to each Native Newco and, if the Closing occurs on any date after the date of the Adelphia Closing, with respect to each Adelphia Newco, the amount of all current assets (other than inventory and the Excluded Transferred Cash) of such Newco as of the Closing Time (after giving effect to the relevant Exchange), as would be reflected on the face of a balance sheet (excluding any footnotes thereto) prepared in accordance with GAAP; provided that, Current Assets shall include, but shall not be limited to, all cash and cash equivalents (including the cash paid to the relevant Transferee pursuant to Section 3.1(g) but excluding the Excluded Transferred Cash), prepaid expenses, funds on deposit with third parties, and accounts receivable other than (A) the portion of any account receivable resulting from cable, telephony, data or Internet service sales that is sixty (60) days or more past due as of the Closing Date, (B) the portion of any national agency account receivable resulting from advertising sales that is one hundred and twenty (120) days or more past due as of the Closing Date, (C) any non-national agency account receivable resulting from advertising sales any portion of which is ninety
      (90) days or more past due as of the Closing Date, (D) accounts receivable from customers whose accounts are inactive as of the Closing Date or (E) any accounts receivable that have not arisen from a bona fide transaction in the ordinary course of business; provided further that, for purposes of making the foregoing "past due" calculations, the billing statements of any Transferred System will be deemed to be due and payable consistent with ordinary accounting practice. Current Assets shall include the Total SMATV Consideration paid in respect of any Excluded SMATV Acquisition.

            "Digital Subscribers" means, as of any given date, the aggregate of all of the following digital subscribers:

            (a)with respect to the TWC Transferred Systems, a paying customer who has been installed and receives any level of video service offered by a TWC Transferred System and received via digital technology, including without limitation, the digital guide tier, the digital basic tier, digital sports tiers and digital movie tiers; and

            (b) with respect to any Comcast Transferred System, the aggregate of all of the following customers who have been installed and who subscribe to at least the lowest level of video programming offered by such Transferred System and received via digital technology: (i) private residential customer accounts that are billed by individual unit (regardless of whether such accounts are in single family homes or in individually billed units in apartment houses and other multi-unit buildings) (excluding "second connects" or "additional outlets," as such terms are commonly understood in the cable industry and excluding courtesy accounts), each of which shall be counted as one Digital Subscriber, and (ii) bulk billed residential and commercial accounts not billed by individual unit, such as apartment houses, multi-family homes, hotels, motels and restaurants (provided that the number of Digital Subscribers served by each such account referred to in this clause (ii) shall equal the quotient of (x) the aggregate monthly revenue from the provision of such bulk digital service (excluding any revenue associated with analog basic or analog tier video service), for the last billing period ending on or preceding the date of determination, divided by (y) the applicable rate for the franchise area in which such establishment is located, determined in accordance with past practice).

            "Disregarded Entities" means, with respect to each of the Comcast Transferors and TWC Transferors (or, as applied in Section 6.8(d), each of Comcast and TWC), a single member Delaware limited liability company (or, in the case of Comcast Native Newco 2 and Comcast Native Newco 3, a Delaware business trust) that (i) is wholly-owned by the applicable Transferor (or, as applied in
Section 6.8(d), by one Person that is a Comcast Group Member or TWC Group Member, as applicable), (ii) has not elected to be taxed as a corporation and
(iii) subject to Section 2.5(c), is newly formed by such Transferor (or, as applied in Section 6.8(d), such Comcast Group Member or TWC Group Member) for the purpose of the applicable Newco Transaction (or any transaction contemplated by Section 6.8(d)) to which it is party.

            "DMA" means a geographic area established by Nielsen Media Research for the purpose of rating the viewership of commercial television stations.

            "Environmental Law" means any Legal Requirement, whether now or hereafter in effect, concerning the environment, including Legal Requirements relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment, air (including both ambient and within buildings and other structures), surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, presence, disposal, transport or handling of Hazardous Substances.

            "Equity Security" has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act as in effect on the date hereof and, in any event, shall also include (i) any capital stock of a corporation, any partnership interest, any limited liability company interest, trust interest and any other equity interest, (ii) any security or right convertible into, exchangeable for, or evidencing the right to subscribe for any such stock, equity or trust interest or security referred to in clause (i), (iii) any stock appreciation right, contingent value right or similar security or right that is derivative of any such stock, equity or trust interest or security referred to in clause (i) or (ii), and (iv) any contract to grant, issue, award, convey or sell any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means, as to any Person, any trade or business, whether or not incorporated, which together with such Person would be deemed a single employer within the meaning of Section 4001 of ERISA.

            "Excluded Rights and Obligations" means, as applicable, (i) the Comcast/Adelphia Retained Rights (other than clause (i) thereof) and the Comcast/Adelphia Retained Obligations (other than clause (i) thereof) or (ii) the TWC/Adelphia Retained Rights (other than clause (i) thereof) and the TWC/Adelphia Retained Obligations (other than clause (i) thereof), in each case as the context requires.

            "Excluded SMATV Acquisition" means (i) in respect of the Comcast Native Systems, any SMATV Acquisition consummated after the date hereof and prior to the Closing Time in respect of which the Total SMATV Consideration (A) exceeds $2,500,000 or (B) exceeds $20,000,000 when aggregated with the Total SMATV Consideration paid in all previous SMATV Acquisitions consummated after the date hereof and prior to the Closing Time (other than the SMATV Acquisition contemplated by the Asset Purchase Agreement dated as of March 24, 2005 referred to on Schedule 4.5(a)) and (ii) in respect of the TWC Native System, any SMATV Acquisition consummated after the date hereof and prior to the Closing Time in respect of which the Total SMATV Consideration (A) exceeds $1,100,000 or (B) exceeds $1,100,000 when aggregated with the Total SMATV Consideration paid in all previous SMATV Acquisitions consummated after the date hereof and prior to the Closing Time.

            "Excluded Tax Liabilities" means all Liabilities for Income Taxes relating to or arising out of, or resulting from the ownership or operation of the Comcast/Adelphia Assets, the Comcast Native Assets, the TWC/Adelphia Assets or the TWC Native Assets, as the context requires, for taxable periods, or portions thereof, ending on or prior to the Closing, other than Income Taxes suffered by Comcast or any of its Affiliates as a partner in TWE.

            "FCC" means the Federal Communications Commission.

            "Final Closing Adjustment Amount" means, with respect to each Newco, the Closing Adjustment Amount as set forth in the Transferee's Statement for such Newco and, in the event of an Objection Notice, as adjusted by either the agreement of Transferor and Transferee, or by the Accounting Referee, acting pursuant to Section 2.4.

            "Financial Statements" means the TWC Native Financial Statements or the Comcast Native Financial Statements, as the context requires.

            "Franchise" shall have the meaning assigned to such term in Section 602(9) of the Communications Act.

            "Franchising Authority" shall have the meaning assigned to such term in Section 602(10) of the Communications Act.

            "GAAP" means generally accepted accounting principles in the United States in effect from time to time applied on a consistent basis.

            "GAAP Adjustments" means, as the context requires, with respect to the preparation of any relevant financial statement, (i) with respect to the Comcast Group, the exclusion of the items described in the proviso to the second sentence of Section 4.11(a) (other than clauses (A)(v) and (vi) and (B)(i), (iii) and (iv) of such proviso) in each case consistent with the practices used in preparation of the Comcast Native Financial Statements, and (ii) with respect to the TWC Group, the exclusion of the items described in the proviso to the second sentence of Section 5.11(a) (other than clauses (v), (vii), (xi) and (xii) of such proviso) in each case consistent with the practices used in preparation of the TWC Native Financial Statements.

            "Governmental Authority" means (i) the United States of America,
(ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities, provinces, parishes and the like), (iii) any foreign (as to the United States of America) sovereign entity and any political subdivision thereof and (iv) any court, quasi-governmental authority, tribunal, department, commission, board, bureau, agency, authority or instrumentality of any of the foregoing.

            "Group" means the Comcast Group or the TWC Group, as the context requires.

            "Group 1 Business" means the Group 1 Business as defined in the relevant Adelphia Purchase Agreement, as the context requires.

            "Group 1 Remainder Business" means the Group 1 Remainder Business as defined in the Comcast/Adelphia Purchase Agreement.

            "Group Member" means a member of a Group.

            "Hazardous Substances" means (i) any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive or otherwise hazardous substance, waste or material, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. Sections 6901 et seq.); (iii) any "hazardous substance" as defined by CERCLA; (iv) any substance regulated by the Toxic Substances Control Act of 1976 (TSCA) (15 U.S.C. Section 2601 et seq.); (v) asbestos or asbestos-containing material of any kind or character; (vi) polychlorinated biphenyls; (vii) any substance the presence, use, treatment, storage or disposal of which is prohibited by or regulated under any Legal Requirement; and (viii) any other substance which by any Legal Requirement requires special handling, reporting or notification of or to any Governmental Authority in its collection, storage, use, treatment, presence or disposal.

            "High Speed Data Subscriber" means, with respect to any Transferred System, a customer who subscribes to at least the lowest level of internet service offered by such Transferred System, excluding courtesy accounts.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

            "Income Taxes" means any Tax which is based upon, measured by, or computed by reference to net income or profits (including alternative minimum
Tax) or, in the case of Time Warner Cable and its Subsidiaries, with respect to any payments in respect of Taxes that are governed by the Time Warner Tax Matters Agreement, Income Taxes shall mean any amounts payable by or to Time Warner Cable under the Time Warner Tax Matters Agreement.

            "Individual Subscribers" means, as of any given date, the aggregate of all of the following Subscribers:

            (a) with respect to the TWC Transferred Systems, (i) private residential customer accounts that are billed by individual unit (regardless of whether such accounts are in single family homes or in individually billed units in apartment houses and other multi-unit buildings) (excluding "second connects" or "additional outlets," as such terms are commonly understood in the cable industry), each of which shall be counted as one Individual Subscriber, (ii) bulk bill residential accounts not billed by individual unit, such as apartment houses and multi-family homes, provided, each unit in such apartment house or multi-family home shall be counted as one Individual Subscriber, and (iii) commercial bulk accounts such as hotels, motels and restaurants, provided, each commercial account shall count as one Individual Subscriber; provided, that in all such cases, Individual Subscribers shall not include any free accounts; and

            (b) with respect to the Comcast Transferred Systems, (i) private residential customer accounts that are billed by individual unit (regardless of whether such accounts are in single family homes or in individually billed units in apartment houses and other multi-unit buildings) (excluding "second connects" or "additional outlets," as such terms are commonly understood in the cable industry and excluding courtesy accounts), each of which shall be counted as one Individual Subscriber, and (ii) bulk billed residential and commercial accounts not billed by individual unit, such as apartment houses, hotels, motels and restaurants (provided that the number of Individual Subscribers served by each such account referred to in this clause (ii) shall equal the quotient of (x) the aggregate monthly revenue from the provision of basic service and any applicable analog bulk tier service for the last billing period ending on or preceding the date of determination, divided by (y) the applicable rate for the franchise area in which such establishment is located, determined in accordance with past practice).

            "Initial Adelphia Subscriber Number" means, with respect to each Adelphia Newco, the number of Adelphia Basic Subscribers of the Adelphia Systems of such Adelphia Newco as of the Adelphia Closing.

            "Investment Documents" means the documents governing any Equity Securities or any investment therein.

            "Judgment" means any judgment, judicial decision, writ, order, injunction, award or decree of or by any Governmental Authority or any arbitration panel or authority whose decision is binding and enforceable.

            "JV Documents" means the documents governing the management, operations and rights of joint venture partners or other equity holders in the Transferred Joint Venture Entities (including all certificates of incorporation, bylaws, partnership agreements and operating agreements), including all amendments or supplements thereto.

            "Legal Requirement" means applicable common law and any statute, ordinance, code, law, rule, regulation, order, technical or other written standard, requirement or procedure enacted, adopted, promulgated, applied or followed by, or any agreement entered into by, any Governmental Authority, including any Judgment.

            "LFA Approvals" means all consents, approvals or waivers required to be obtained from any Governmental Authority with respect to the transfer or change in control of Transferred Franchises in connection with the transactions contemplated hereby. For purposes hereof, the waiver of a Transferred Systems Option of any Person shall be considered to be a required LFA Approval.

            "Liability" or "Liabilities" means any and all liabilities, losses, charges, indebtedness, demands, actions, damages, obligations, payments, costs and expenses, bonds, indemnities and similar obligations, covenants, and other liabilities, including all Contractual obligations, whether due or to become due, absolute or contingent, inchoate or otherwise, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, determined or determinable, whenever arising, and including those arising under any Legal Requirement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

            "Lien" means, with respect to any property or asset, any security agreement, financing statement filed with any Governmental Authority, conditional sale agreement, capital lease or other title retention agreement relating to such property or asset, any lease, consignment or bailment given for purposes of security, any right of first refusal, equitable interest, lien, mortgage, indenture, pledge, option, charge, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including reservations, rights of entry, possibilities of reverter, encroachments, survey defects, easements, rights-of-way, restrictive covenants, leases and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, any Contract or otherwise.

            "Litigation" means any claim, action, suit, proceeding, arbitration, investigation, hearing or other activity or procedure that could result in a Judgment, and any notice of any of the foregoing.

            "Local Retransmission Consent Agreement" means any retransmission consent agreement that covers a signal carried by a Group's Transferred System that does not also cover a signal carried by a Retained System of such Group.

            "Losses" means any claims, losses, damages, penalties, costs and expenses, including interest which may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts and the reasonable cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought, but shall in no event include incidental, punitive or consequential damages except to the extent required to be paid to a third party. For the avoidance of doubt, an item that is included in the definition of "Losses" shall be included regardless of whether it arises as a result of the negligence, strict liability or any other liability under any theory of law or equity of, or violation of any Law.

            "Material Adverse Effect" means, as applicable, (a) (i) a material adverse effect on the business, condition (financial or otherwise), assets or results of operations of (A) for all purposes other than Section 7.2(a) and
Section 7.2(h), any Comcast Transferred Business, and (B) for purposes of
Section 7.2(a) and Section 7.2(h), the Comcast Transferred Businesses taken as a whole, provided that in each case any such effect with respect to the Comcast/Adelphia Business shall only include effects to the extent arising from events, circumstances or conditions occurring after the Adelphia Closing, or
(ii) a material impairment or delay of the ability of any Comcast Party to effect the Closing or to perform its obligations under this Agreement or any Transaction Documents to which it is a party; or (b) (i) a material adverse effect on the business, condition (financial or otherwise), assets or results of operations of (A) for all purposes other than Section 7.1(a) and Section 7.1(h), any TWC Transferred Business, and (B) for purposes of Section 7.1(a) and Section 7.1(h), the TWC Transferred Businesses taken as a whole, provided that in each case any such effect with respect to the TWC/Adelphia Business shall only include effects to the extent arising from events, circumstances or conditions occurring after the Adelphia Closing, or (ii) a material impairment or delay of the ability of any TWC Party to effect the Closing or to perform its obligations under this Agreement or any Transaction Documents to which it is a party; provided, however, that none of the following (or the results thereof) shall be taken into account in either clause (a) or (b) above: (A) any change in law or accounting standards or interpretations thereof that is of general application;
(B) any change in general economic or business conditions or industry wide or financial market conditions generally; (C) except with respect to Sections 4.3 and 5.3, any adverse effect as a result of the execution or announcement of this Agreement, the Transaction Documents and the transactions contemplated hereunder or thereunder; and (D) any loss of Subscribers or failure to obtain LFA Approvals with respect to any Transferred System.

            "Native Assets" means the TWC Native Assets and/or the Comcast Native Assets, as the context requires.

            "Native Assumed Liabilities" means the Comcast Native Assumed Liabilities and/or the TWC Native Assumed Liabilities, as the context requires.

            "Native Business" means the Comcast Native Business and/or the TWC Native Business, as the context requires.

            "Native Employee" means a Comcast Native Employee or a TWC Native Employee, as the context requires.

            "Native Leased Property" means the Comcast Native Leased Property and/or the TWC Native Leased Property, as the context requires.

            "Native Newcos" means the Comcast Native Newcos and/or the TWC Native Newco, as the context requires.

            "Native Owned Property" means the Comcast Native Owned Property and/or the TWC Native Owned Property, as the context requires.

            "Native Purchase Price Per Subscriber" means $3,730.

            "Native Real Property Interests" means the Comcast Native Real Property Interests and/or the TWC Native Real Property Interests, as the context requires.

            "Native Systems" means the TWC Native System and/or the Comcast Native Systems, as the context requires.

            "Net Liabilities Adjustment Amount" means, with respect to each Newco, the Current Assets of such Newco minus the Total Liabilities of such Newco, expressed as a positive, if positive, or as a negative, if negative.

            "Newcos" means the Comcast Newcos and the TWC Newcos.

            "Palm Beach Joint Venture" means Palm Beach Group Cable Joint Venture, a Florida general partnership.

            "Parent" means Comcast or Time Warner Cable, as the context requires.

            "Parnassos Business" has the meaning set forth in the Comcast/Adelphia Purchase Agreement.

            "Party" or "party" means any Comcast Party or TWC Party.

            "Permitted Lien" means (a) any Lien securing Taxes, assessments and governmental charges not yet due and payable or being contested in good faith (and for which adequate accruals or reserves have been established), (b) any zoning law or ordinance or any similar Legal Requirement, (c) any right reserved to any Governmental Authority, including any Franchising Authority, to regulate the affected property, (d) as to all Transferred Owned Property and Transferred Real Property Interests, any Lien

(other than Liens securing indebtedness or arising out of the obligation to pay money) which does not individually or in the aggregate with one or more other Liens interfere in any material respect with the right or ability to own, use, enjoy or operate the Transferred Owned Property or Transferred Real Property Interests as they are currently being used or operated, or to convey good and indefeasible fee simple title to the same (with respect to Transferred Owned Property), (e) in the case of Transferred Leased Property, any right of any lessor or any Lien granted by any lessor of Transferred Leased Property or by any other party having an interest in such leased property which is superior to that which is demised under the applicable Lease (or to which the fee interest in Transferred Leased Property or any other interest superior to that which is demised under the applicable lease is otherwise subject), (f) any materialmen's, mechanic's, workmen's, repairmen's or other like Liens arising in the ordinary course of business, (g) any Lien described on Schedule 1.1D and (h) nonmaterial leases, subleases, licenses or sublicenses in favor of third parties; provided, that "Permitted Liens" shall not include any Lien (other than any Lien described in clause (e) above) (i) in the case of a non-monetary claim, which is reasonably likely to prevent or interfere in any material respect with the conduct of the business of the affected Transferred System as it is currently being conducted or (ii) in the case of a monetary claim or debt, including those described in clauses (a), (d) and (f) above, except to the extent such monetary claim or debt is reflected in the Net Liabilities Adjustment Amount used in calculating the Final Closing Adjustment Amount.

            "Person" means any human being, Governmental Authority, corporation, limited liability company, general or limited partnership, joint venture, trust, association or unincorporated entity of any kind.

            "Prime Rate" means the prime rate of interest, as announced from time to time, of The Bank of New York in New York City.

            "Refund" shall mean, with respect to any Person, any refund of Income Taxes including any reduction in Income Tax liabilities by means of a credit, offset or otherwise.

            "Required Consents" means the Comcast Required Consents or the TWC Required Consents, as the context requires.

            "Retained System" means a Comcast Retained System or a TWC Retained System, as the context requires.

            "Service Area" means any geographic area in which the Transferred Systems are authorized to provide cable television service pursuant to a Transferred Franchise or in which such Transferred Systems provide cable television service for which a Franchise or other Authorization is not required pursuant to applicable Legal Requirements.

            "Shared Assets and Liabilities" has the meaning attributed thereto in the Adelphia Purchase Agreements.

            "SMATV Acquisition" means any acquisition, within or within close geographical proximity to the Service Area of a Native System, of multi-channel video subscribers from a private cable communications system operator (including any owner of a Dwelling, a "SMATV Seller") in respect of any one or more apartment houses or multi-unit buildings, complexes or private communities, hotels or motels or similar facilities (each a "Dwelling") pursuant to which any payment is required to be made to the SMATV Seller to transfer or terminate its existing cable service agreement with the owner or manager of such Dwelling or, if the SMATV Seller is the owner of the Dwelling, to terminate the owner's provision of cable services to the Dwelling; provided that the payment in the ordinary course of business of door fees, commissions, revenue sharing and similar amounts to any owner or manager of any Dwelling in connection with the provision of multi-channel video service to such Dwelling shall not constitute a SMATV Acquisition.

            "SMATV Purchase Price Per Subscriber" means, in respect of any SMATV Acquisition, the Total SMATV Consideration payable in respect of such SMATV Acquisition divided by the number of Individual Subscribers acquired pursuant to such SMATV Acquisition.

            "Subscriber" means, with respect to any Transferred System, a customer who has been installed and who subscribes to at least the lowest level of video programming offered by such Transferred System.

            "Subscriber Adjustment Amount" means:

                  (i) with respect to each Comcast/Adelphia Newco, (A) if the
            Closing occurs on the same date as the Adelphia Closing, the portion of the Subscriber Adjustment Amount (as defined in the Comcast/Adelphia Purchase Agreement and determined pursuant to
            Section 2.8 of the Comcast/Adelphia Purchase Agreement for purposes of determining the Final Adjustment Amount (as defined therein) thereunder) attributable to the portion of the Group 1 Business held by such Comcast/Adelphia Newco multiplied by (x) 133 1/3% to the extent attributable to the Century Business and (y) 150% to the extent attributable to the Parnassos Business or the Western Business, and (B) if the Closing occurs on any date after the Adelphia Closing, an amount equal to the sum of (x) the amount determined in respect of such Comcast/Adelphia Newco pursuant to clause (A) above plus (y) the product of the Comcast/Adelphia Purchase Price Per Subscriber multiplied by the amount (if any) by which the Subscriber Change for such Comcast/Adelphia Newco exceeds the Adelphia Subscriber Reduction Threshold for such Comcast/Adelphia Newco, in each case expressed as a positive, if positive, or a negative, if negative;

                  (ii) with respect to each TWC/Adelphia Newco, (A) if the
            Closing occurs on the same date as the Adelphia Closing, the portion of the Subscriber Adjustment Amount (as defined in the TWC/Adelphia

            Purchase Agreement and determined pursuant to Section 2.6 of the TWC/Adelphia Purchase Agreement for purposes of determining the Final Adjustment Amount (as defined therein) thereunder) attributable to the portion of the Group 1 Business held by such TWC/Adelphia Newco, and (B) if the Closing occurs on any date after the Adelphia Closing, an amount equal to the sum of (x) the amount determined in respect of such TWC/Adelphia Newco pursuant to clause
            (A) above plus (y) the product of the TWC/Adelphia Purchase Price Per Subscriber multiplied by the amount (if any) by which the Subscriber Change for such TWC/Adelphia Newco exceeds the Adelphia Subscriber Reduction Threshold for such TWC/Adelphia Newco, in each case expressed as a positive, if positive, or a negative, if negative; and

                  (iii) with respect to each Native Newco, the product of (A)
            the Native Purchase Price Per Subscriber multiplied by (B) the Subscriber Change for such Native Newco, expressed as a positive, if positive, or as a negative, if negative.

            "Subscriber Change" means:

                  (i) with respect to each Adelphia Newco, the Initial Adelphia
            Subscriber Number for such Adelphia Newco minus the Closing Subscriber Number for such Adelphia Newco (provided that if such amount is a negative number, the Subscriber Change shall be deemed to be zero); and

                  (ii) with respect to each Native Newco, the Budgeted
            Subscriber Number for such Native Newco minus the Closing Subscriber Number for such Native Newco (expressed as a positive, if positive, or as a negative, if negative).

            "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time directly or indirectly owned by such Person.

            "Tangible Personal Property" means the Comcast Native Tangible Personal Property or the TWC Native Tangible Personal Property, as the context requires.

            "Taxes" means all levies and assessments of any kind or nature imposed by any Governmental Authority, including all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, F.I.C.A., excise or property taxes, levies, and any payment required to be made to any state abandoned property administrator or other public official pursuant to an abandoned property, escheat or similar law, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

            "Tax Return" shall mean any report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including (without limitation) an information return, claim for refund, amended return, declaration, or estimated Tax return, in connection with the determination, assessment, collection or administration of any Tax.

            "Telephony Subscriber" means with respect to a Transferred System, a customer who subscribes to at least the lowest level of telephone service offered by such Transferred System, excluding courtesy accounts.

            "Time Warner Tax Matters Agreement" means the Tax Matters Agreement, by and between Time Warner Inc. and Time Warner Cable, dated as of March 31, 2003, as such agreement may be amended from time to time and any successor agreement; provided that for purposes of this Agreement, no such amendment or successor agreement shall be taken into account unless it was made or entered into with the prior written consent of Comcast, not to be unreasonably withheld or delayed.

            "Total Liabilities" means:

            (i) with respect to each Comcast/Adelphia Newco, if the Closing occurs on the same date as the Adelphia Closing, the Total Liabilities (as defined in the Comcast/Adelphia Purchase Agreement and as determined pursuant to Section 2.8 of the Comcast/Adelphia Purchase Agreement for purposes of determining the Final Adjustment Amount (as defined therein) thereunder) attributable to the portion of the Group 1 Business held by such Comcast/Adelphia Newco;

            (ii) with respect to each TWC/Adelphia Newco, if the Closing occurs on the same date as the Adelphia Closing, the Total Liabilities (as defined in the TWC/Adelphia Purchase Agreement and as determined pursuant to Section 2.6 of the TWC/Adelphia Purchase Agreement for purposes of determining the Final Adjustment Amount (as defined therein) thereunder) attributable to the portion of the Group 1 Business held by such TWC/Adelphia Newco; and

            (iii) with respect to each Native Newco and, if the Closing occurs on any date after the date of the Adelphia Closing, with respect to each Adelphia Newco, the amount of all Liabilities of such Newco as of the Closing Time (after giving effect to the Exchanges), as would be reflected on the face of a balance sheet (excluding any footnotes thereto) prepared in accordance with GAAP; provided that, for purposes of this clause (iii), Total Liabilities shall include Liabilities of the relevant Newco or the relevant Transferee or its Affiliates under
                  Section 3.1 to the extent such Liabilities would be reflected on the face of a balance sheet (excluding any footnotes thereto) of the relevant Native Business or Adelphia Business, as the case may be, prepared in accordance with GAAP as of the Closing Time, but without giving effect to the Closing. For purposes of this definition, in the case of each Adelphia Newco, Liabilities with respect to sale bonuses due and payable at or after the Closing Time to Adelphia Employees under the Adelphia Communications Corporation Sale Bonus Program to the extent reflected in the Closing Net Liabilities Amount (as defined in the relevant Adelphia Purchase Agreement and as determined pursuant to Section 2.8 of the Comcast/Adelphia Purchase Agreement or Section 2.6 of the TWC/Adelphia Purchase Agreement, as applicable, for purposes of determining the Final Adjustment Amount thereunder) attributable to the portion of the Group 1 Business held by such Adelphia Newco shall be deemed to be a Liability of such Adelphia Newco on the face of a balance sheet prepared in accordance with GAAP as of the Closing Time. For the avoidance of doubt, Liabilities shall include, but are not limited to, accounts payable, accrued expenses (including all accrued vacation time, sick days, other accrued paid time off, copyright fees, Applicable Taxes, franchise fees and other license fees or charges), capitalized lease obligations, Contract obligations that are due and payable (including lease obligations), due and payable obligations that are subject to materialmen's, mechanic's and similar Liens, Liabilities with respect to unearned income and advance payments (including subscriber prepayments and deposits for converters, encoders, cable television service and related sales) and interest, if any, required to be paid on advance payments. For the avoidance of doubt, Total Liabilities shall exclude the Total SMATV Consideration due and payable at or after the Closing Time in respect of any SMATV Acquisition not prohibited by
                  Section 6.2(c)(i).

            "Total SMATV Consideration" means, in respect of any SMATV Acquisition, the total consideration payable to the SMATV Seller and its Affiliates in respect of such SMATV Acquisition, plus the amount of any net liabilities assumed by the acquiror.

            "Transaction Documents" means the instruments and documents described in Sections 8.2 and 8.3, which are being executed and delivered by or on behalf of any Comcast Group Member or TWC Group Member, as the case may be, in connection with this Agreement or the transactions contemplated hereby.

            "Transferable Service Area" means a Service Area with respect to which (a) no Franchise or similar Authorization is required or issued for the provision of cable television service in such Service Area, (b) no LFA Approval is necessary for the transfer of any Transferred Franchise for such Service Area in connection with the consummation of the transactions contemplated by this Agreement, (c) if any LFA Approval is necessary for the transfer of any Transferred Franchise for such Service Area in connection with the consummation of the transactions contemplated by this Agreement, such LFA Approval has been obtained (and is in effect), or (d) if any LFA Approval is necessary for the transfer of any Transferred Franchise for such Service Area in connection with the consummation of the transactions contemplated by this Agreement, the applicable Franchising Authority does not expressly deny a request for approval to transfer such Transferred Franchise within the 120-day review period provided under FCC regulation (plus such extensions of time as are mutually agreed upon by Comcast and TWC). Any Service Area in which any Person has a Transferred Systems Option that has not been waived in respect of the transactions contemplated by this Agreement and the Transaction Documents shall not be considered a Transferable Service Area.

            "Transferee" means, with respect to each Exchange, the Comcast Group Member or TWC Group Member, as applicable, that receives Equity Securities from the Transferor in such Exchange.

            "Transferee Parent" means TWC or Comcast, as the context requires, in its capacity as the parent entity of a Transferee.

            "Transferor" means with respect to each Exchange, the Comcast Group Member or TWC Group Member, as applicable, that transfers the Equity Securities of the relevant Newco to the Transferee in such Exchange.

            "Transferor Parent" means TWC or Comcast, as the context requires, in its capacity as the parent entity of a Transferor.

            "Transferred Asset" means any Comcast Transferred Asset or TWC Transferred Asset.

            "Transferred Business" means the Comcast Transferred Business and/or the TWC Transferred Business, as the context requires.

            "Transferred Franchise" means any Native Franchise or any Franchise included in the Comcast/Adelphia Assets or in the TWC/Adelphia Assets.

            "Transferred Joint Venture Entity" has the meaning ascribed thereto in the Comcast/Adelphia Purchase Agreement.

            "Transferred Joint Venture Parent" has the meaning ascribed thereto Iin the Comcast/Adelphia Purchase Agreement.

            "Transferred Leased Property" means the Comcast Leased Property and/or the TWC Leased Property, as the context requires.

            "Transferred Owned Property" means the Comcast owned Property and/or the TWC Owned Property, as the context requires.

            "Transferred Real Property Interests" means the Comcast Native Real Property Interests, the TWC Native Real Property Interests and/or the leases, easements, rights of access and other interests (not including fee interests) in real property included in the Comcast/Adelphia Assets or the TWC/Adelphia Assets, as the context requires.

            "Transferred Systems" means the Comcast Transferred Systems and/or the TWC Transferred Systems, as the context requires.

            "Transferred Systems Option" means, with respect to any Transferred System or Transferred Asset, any purchase option, right of first refusal or similar arrangement which would be triggered by the sale, transfer or other disposition of such Transferred System or Transferred Asset.

            "TWC/Adelphia Assets" means (i) the Transferred Assets (as defined in the TWC/Adelphia Purchase Agreement) of the Group 1 Business (the "Initial TWC/Adelphia Assets"), (ii) all right, title and interest in all assets and properties, real and personal, tangible and intangible, acquired or received by any TWC Group Member following the Adelphia Closing and owned, held for use, leased, licensed or used by any TWC Group Member primarily in the operation of the TWC/Adelphia Systems as of the Closing (but subject to Section 2.1(f)(viii) mutatis mutandis, to the extent relating to insurance claims and proceeds and condemnation proceeds), and (iii) all of the rights and interests of the TWC Group under the TWC/Adelphia Purchase Agreement and the Ancillary Agreements (as defined in the TWC/Adelphia Purchase Agreement) to the extent relating to the Group 1 Business; provided that the TWC/Adelphia Assets shall not include any TWC/Adelphia Excluded Assets.

            "TWC/Adelphia Assumed Liabilities" means (i) the Assumed Liabilities (as defined in the TWC/Adelphia Purchase Agreement) of the Group 1 Business,
(ii) all Liabilities of the TWC Group to the extent arising out of, resulting from or associated with the ownership and operation of the TWC/Adelphia Assets and/or the TWC/Adelphia Business between the Adelphia Closing and the Closing, the transfer of the TWC/Adelphia Assets or the TWC/Adelphia Business to the TWC/Adelphia Newcos pursuant to Section 2.1(a) or the Exchanges relating to such TWC/Adelphia Newcos, but in each case only to the extent such Liabilities are reflected in the Net Liabilities Adjustment Amount used to calculate the Final Closing Adjustment Amount, (iii) all Liabilities to the extent relating to, arising out of or resulting from the ownership and operation of the TWC/Adelphia Assets and/or the TWC/Adelphia Business after the Closing, and (iv) all of the Liabilities of the TWC Group arising under the TWC/Adelphia Purchase Agreement and the Ancillary Agreements (as defined in the TWC/Adelphia Purchase Agreement) to the extent relating to the Group 1 Business; provided that the TWC/Adelphia Assumed Liabilities shall not include any TWC/Adelphia Excluded Liabilities.

            "TWC/Adelphia Business" means the business conducted with the TWC/Adelphia Assets, including the operation of the TWC/Adelphia Systems.

            "TWC/Adelphia Escrow Agreement" means the Escrow Agreement, as defined in the TWC/Adelphia Purchase Agreement.

            "TWC/Adelphia Excluded Assets" means (i) any Initial TWC/Adelphia Assets or other assets or properties that are sold or otherwise disposed of after the Adelphia Closing by the TWC Group in the ordinary course of business (to the extent not sold or otherwise disposed of in violation of Section 6.1 or 6.2), (ii) all rights and interests in any Equity Securities and under any related Investment Documents, other than rights and interests in those Equity Securities set forth on Schedule 1.1E and under any related Investment Documents, (iii) the TWC/Adelphia Retained Rights, and (iv) all assets and properties acquired or received by any TWC Group Member following the Adelphia Closing (other than pursuant to the TWC/Adelphia Purchase Agreement to the extent relating to the Group 1 Business) that would be Native Excluded Assets applying the provisions of Section 2.1(g) mutatis mutandis (except that for this purpose the reference in Section 2.1(g)(xiii) to "Retained System" will be deemed to be a reference to "TWC/Adelphia System" and disregarding Section 2.1(g)(xix)).

            "TWC/Adelphia Excluded Liabilities" means (i) any TWC/Adelphia Assumed Liabilities to the extent discharged or released prior to the Closing,
(ii) any Liabilities to the extent related to the ownership of any Equity Securities and Liabilities under any related Investment Documents, other than those Equity Securities set forth on Schedule 1.1E and any related Investment Documents, (iii) any Liability in respect of Transfer Taxes (as defined in the TWC/Adelphia Purchase Agreement) pursuant to Section 5.7(c) of the TWC/Adelphia Purchase Agreement, (iv) Excluded Tax Liabilities (but only to the extent relating to any period after the Adelphia Closing), (v) Liabilities for long-term debt (including the current portion thereof) to the extent arising after the Adelphia Closing and prior to the Closing, (vi) Liabilities to the extent arising out of, resulting from or associated with the use, ownership or operation of any TWC/Adelphia Excluded Asset, (vii) any Liabilities of any TWC Group Member other than TWC/Adelphia Assumed Liabilities, (viii) any Liabilities arising after the Adelphia Closing of the type that would be excluded from financial statements by reason of the GAAP Adjustments, (ix) any intercompany payable created to record cash lent to the TWC/Adelphia Newcos or TWC/Adelphia Systems by any TWC Group Member after the Adelphia Closing and prior to Closing and (x) the TWC/Adelphia Retained Obligations.

            "TWC/Adelphia Purchase Price Per Subscriber" means $3,810.

            "TWC/Adelphia Retained Obligations" means (i) all obligations of the TWC Group under Section 2.6 of the TWC/Adelphia Purchase Agreement (and, to the extent related thereto, any other provisions of the TWC/Adelphia Purchase Agreement and the TWC/Adelphia Escrow Agreement), including all payments to be made thereunder (subject to Section 6.20(d)) and (ii) all Liabilities of the TWC Group arising under the TWC/Adelphia Purchase Agreement and the Ancillary Agreements (as defined in the TWC/Adelphia Purchase Agreement) to the extent relating to (A) the Group 2 Business (as defined in the TWC/Adelphia Purchase Agreement), (B) any breach of any such agreement by any TWC Group Member prior to the Closing, (C) the Parent Class A Common Stock or Excluded Claims (each as defined in the TWC/Adelphia Purchase Agreement) or (D) Section 5.19 of the TWC/Adelphia Purchase Agreement.

            "TWC/Adelphia Retained Rights" means (i) all rights and interests under Section 2.6 of the TWC/Adelphia Purchase Agreement (and, to the extent related thereto, other provisions of the TWC/Adelphia Purchase Agreement and TWC/Adelphia Escrow Agreement), including all payments to be received thereunder (subject to Section 6.20(d)) and (ii) all rights and interests of the TWC Group under the TWC/Adelphia Purchase Agreement and the Ancillary Agreements (as defined in the TWC/Adelphia Purchase Agreement), including in respect of any breach by Adelphia, to the extent relating to the Group 2 Business (as defined in the TWC/Adelphia Purchase Agreement).

            "TWC Benefit Plan" means any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which TWC or any of its Affiliates is the owner, the beneficiary, or both), Code Section 125 "cafeteria" or "flexible" benefit, employee loan, educational assistance or fringe benefit plan, program, policy or arrangement whether written or oral, including, without limitation, any (i) "employee benefit plan" within the meaning of Section 3(3) of ERISA or (ii) other employee benefit plan, agreement, program, policy, arrangement or payroll practice, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise) which TWC or any of its Affiliates maintains or contributes to or in respect of which TWC or any of its Affiliates has any obligation to maintain or contribute, or have any direct or indirect liability, whether contingent or otherwise, with respect to which any TWC Native Employee has any present or future right to benefits.

            "TWC Excluded Assets" means the TWC Native Excluded Assets and/or the TWC/Adelphia Excluded Assets, as the context requires.

            "TWC Excluded Liabilities" means the TWC Native Excluded Liabilities and/or the TWC/Adelphia Excluded Liabilities, as the context requires.

            "TWC Group" means TWC and its Affiliates.

            "TWC Group Member" means TWC or any of its Affiliates.

            "TWC Leased Property" means the TWC Native Leased Property and/or all leases of real property included in the TWC/Adelphia Assets, as the context requires.

            "TWC Native Business" means the business conducted with the TWC Native Assets, including the operation of the TWC Native System.

            "TWC Native Employee" means any individual who, as of the Closing Date, either (a)(x) is then a current employee of (including any full-time, part-time, or temporary employee or an individual in any other employment relationship with), or is then on a leave of absence (including, without limitation, paid or unpaid leave, short-term disability, medical, personal, or any other form of authorized leave, but excluding individuals on long-term disability) from, a TWC Group Member and (y) who is primarily employed by a TWC Group Member in connection with a TWC Native System or, with respect to any individual hired after the Adelphia Closing, a TWC/Adelphia System, or (b) has been designated by mutual written agreement of Comcast and TWC as a TWC Native Employee. Unless the context clearly indicates otherwise, "TWC Native Employee" shall include any person claiming benefits or rights under or through any TWC Native Employee, including the dependents or beneficiaries of any TWC Native Employee.

            "TWC Native Leased Property" means the premises demised under the TWC Native Leases.

            "TWC Owned Property" means the TWC Native Owned Property and/or all fee interests in real property included in the TWC/Adelphia Assets, as the context requires.

            "TWC Required Consents" means (a) any and all consents, authorizations and approvals (other than any approval of any Franchising Authority) the failure to obtain in connection with the transactions contemplated hereby would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) any other consents, authorizations and approvals set forth on Schedule 5.3 and designated thereon as TWC Required Consents.

            "TWC Retained Systems" means all cable communications systems operated directly or indirectly by the TWC Group (in each case to the extent the results of such systems are included in the consolidated results of TWC) at the Closing other than the TWC Transferred Systems, the cable communications systems to be transferred directly or indirectly by TWC to Comcast or its Affiliates under the Friendco Parent Redemption Agreement and the TWE Redemption Agreement (as such terms are defined in the Comcast/Adelphia Purchase Agreement) and any cable communications systems acquired after the date hereof.

            "TWC Transferred Assets" means the TWC Native Assets and/or the TWC/Adelphia Assets, as the context requires.

            "TWC Transferred Books and Records" means (i) the TWC Native Books and Records and (ii) the Books and Records (as defined in the TWC/Adelphia Purchase Agreement) to the extent relating to the TWC/Adelphia Systems and delivered by Adelphia at the Adelphia Closing, and all books, records and other documents relating to the TWC/Adelphia Systems that are created, amended, supplemented or updated following the Adelphia Closing to the extent such books, records and other documents would be TWC Native Books and Records applying the provisions of Section 2.1(f)(vii) mutatis mutandis.

            "TWC Transferred Business" means the TWC Native Business and/or the TWC/Adelphia Business, as the context requires.

            "TWC Transferred Contracts" means the TWC Native Contracts and/or the Contracts included in the TWC/Adelphia Assets, as the context requires.

            "TWC Transferred Franchises" means the TWC Native Franchises and/or the Franchises included in the TWC/Adelphia Assets, as the context requires.

            "TWC Transferred Licenses" means the TWC Native Licenses and/or the Licenses included in the TWC/Adelphia Assets, as the context requires.

            "TWE" means Time Warner Entertainment Company, L.P., a Delaware limited partnership.

            "TWX" means Time Warner Inc., a Delaware corporation.

            "Variable Expense Item" means, with respect to any Native System, the items identified as variable expense items on the 2005 Operating Budget or on Schedule 1.1F.

            "Western Business" has the meaning set forth in the Comcast/Adelphia Purchase Agreement.

            "$" means the U.S. dollar. -

            Section 1.2 Other Definitions. The following terms are defined in the Sections indicated:

                  TERM                                                          SECTION
----------------------------------------------                               -------------------
2005 Budgets                                                                 Section 6.1(a)
2005 Capital Budget                                                          Section 6.1(a)
2005 Operating Budget                                                        Section 6.1(a)
Accounting Referee                                                           Section 2.4(d)
Adelphia                                                                     Recitals
Agreement                                                                    Preamble
Business                                                                     Section 1.3
Cable Pension Plans                                                          Section 3.1(e)
CARS                                                                         Section 2.1(f)(iv)
Cash Reconciliation                                                          Section 6.20(e)
Class 1 Comcast Representations and Warranties                               Section 7.2(a)
Class 1 TWC Representations and Warranties                                   Section 7.1(a)
Class 2 Comcast Representations and Warranties                               Section 7.2(a)
Class 2 TWC Representations and Warranties                                   Section 7.1(a)
Closing                                                                      Section 8.1
COBRA                                                                        Section 3.1(h)
Code                                                                         Recitals

                                                                              30

                  TERM                                                          SECTION
----------------------------------------------                               -------------------
Comcast                                                                      Preamble
Comcast Assumed Liabilities                                                  Section 2.3
Comcast Cable                                                                Preamble
Comcast Dallas Native Systems                                                Recitals
Comcast FCC Counsel Opinion                                                  Section 7.2(e)
Comcast Financial Information                                                Section 6.22(a)
Comcast Georgia                                                              Preamble
Comcast LA Native Systems                                                    Recitals
Comcast Native Assets                                                        Section 2.1(f)
Comcast Native Assumed Liabilities                                           Section 2.3
Comcast Native Books and Records                                             Section 2.1(f)(vii)
Comcast Native Cap                                                           Section 10.4(d)
Comcast Native Contracts                                                     Section 2.1(f)(v)
Comcast Native Excluded Assets                                               Section 2.1(g)
Comcast Native Excluded Liabilities                                          Section 2.3
Comcast Native Financial Statements                                          Section 4.11(a)
Comcast Native Franchises                                                    Section 2.1(f)(iii)
Comcast Native Lease                                                         Section 4.10
Comcast Native Leases                                                        Section 4.10
Comcast Native Licenses                                                      Section 2.1(f)(iv)
Comcast Native Minimum Damage Requirement                                    Section 10.4(c)
Comcast Native Newco 1                                                       Section 2.1(d)
Comcast Native Newco 2                                                       Section 2.1(d)
Comcast Native Newco 3                                                       Section 2.1(d)
Comcast Native Newco Transaction                                             Section 2.1(d)
Comcast Native Newcos                                                        Section 2.1(d)
Comcast Native Owned Property                                                Section 2.1(f)(ii)
Comcast Native Real Property Interests                                       Section 2.1(f)(ii)
Comcast Native Systems                                                       Recitals
Comcast Native Tangible Personal Property                                    Section 2.1(f)(i)
Comcast Native Title Policies                                                Section 7.2(h)
Comcast Newco Indemnified Liabilities                                        Section 4.23(b)
Comcast Newco Transaction                                                    Section 2.1(d)
Comcast Newcos                                                               Section 2.1(d)
Comcast Ohio Native Systems                                                  Recitals
Comcast Participant                                                          Section 4.1
Comcast Parties                                                              Preamble
Comcast Required Threshold                                                   Section 7.2(j)
Comcast Transferors                                                          Preamble
Comcast Transferred Systems                                                  Recitals
Comcast/Adelphia Cap                                                         Section 10.4(d)
Comcast/Adelphia Century Newco 1                                             Section 2.1(c)
Comcast/Adelphia Century Newco 2                                             Section 2.1(c)
Comcast/Adelphia Employee                                                    Section 3.1(o)(i)
Comcast/Adelphia Minimum Damage Requirement                                  Section 10.4(c)

                  TERM                                                          SECTION
----------------------------------------------                               -------------------
Comcast/Adelphia Newco Transaction                                           Section 2.1(c)
Comcast/Adelphia Newcos                                                      Section 2.1(c)
Comcast/Adelphia Parnassos Newco                                             Section 2.1(c)
Comcast/Adelphia Purchase Agreement                                          Recitals
Comcast/Adelphia Systems                                                     Recitals
Confidential Information                                                     Section 6.4(a)
Delayed Transfer Asset                                                       Section 2.1(h)(i)
Delivery Date                                                                Section 2.4(b)
Disclosure Letter                                                            Section 1.3
ERISA Group Liabilities                                                      Section 4.23(b)
Estimated Closing Adjustment Amount                                          Section 2.4(a)
Exchange                                                                     Section 2.1(e)(i)
Exchange Act                                                                 Section 4.3
Exchanges                                                                    Section 2.1(e)(i)
Excluded Transferred Cash                                                    Section 2.1(g)
Franchise Matter                                                             Section 10.3
Guaranteed Obligations                                                       Section 10.9(a)
Guaranteed Parties                                                           Section 10.9(a)
Guaranteed Party                                                             Section 10.9(a)
Indemnification Payment                                                      Section 10.4(j)
Indemnitee                                                                   Section 10.3
Indemnitor                                                                   Section 10.3
Knowledge                                                                    Section 1.3
Native Excluded Assets                                                       Section 2.1(g)
Newco Transactions                                                           Section 2.1(d)
Objection Notice                                                             Section 2.4(c)
Outside Closing Date                                                         Section 9.1(a)
Palm Beach Indemnification Payment                                           Section 6.20(j)
POFS                                                                         Section 6.1(f)(ii)
Post-Closing Consent                                                         Section 6.7
Proprietary Rights                                                           Section 3.2
Rate Regulatory Matter                                                       Section 6.9(d)
Retained Native Employees                                                    Section 3.1(a)
Securities Act                                                               Section 4.3
Specified Price                                                              Section 6.8(d)
Specified System                                                             Section 6.8(d)
Surveys                                                                      Section 6.5
Taking                                                                       Section 11.16(b)
TCI                                                                          Preamble
Time Warner Cable                                                            Preamble
Time Warner Cable Financial Information                                      Section 6.22(b)
Title Commitment Notice                                                      Section 6.5
Title Commitments                                                            Section 6.5
Title Company                                                                Section 6.5
Title Defect                                                                 Section 6.5
Transferee Health or Welfare Plans                                           Section 3.1(f)(ii)

                  TERM                                                          SECTION
----------------------------------------------                               -------------------
Transferee Reimbursement Plan                                                Section 3.1(g)
Transferee 401(k) Plan                                                       Section 3.1(d)
Transferee's Statement                                                       Section 2.4(b)
Transferor Benefit Plan                                                      Section 3.1(a)(ii)
Transferor Health or Welfare Plan                                            Section 3.1(f)(i)
Transferor Reimbursement Plan                                                Section 3.1(g)
Transferor 401(k) Plan                                                       Section 3.1(d)
Transferor's Statement                                                       Section 2.4(a)
Transferred Native Employees                                                 Section 3.1(a)
Transition Closing                                                           Section 6.8(d)
TW NY                                                                        Preamble
TWC                                                                          Preamble
TWC Assumed Liabilities                                                      Section 2.2
TWC FCC Counsel Opinion                                                      Section 7.1(e)
TWC Native Assumed Liabilities                                               Section 2.2
TWC Native Books and Records                                                 Section 2.1(f)(vii)
TWC Native Cap                                                               Section 10.4(b)
TWC Native Contracts                                                         Section 2.1(f)(v)
TWC Native Excluded Assets                                                   Section 2.1(g)
TWC Native Excluded Liabilities                                              Section 2.2
TWC Native Financial Statements                                              Section 5.11(a)
TWC Native Franchises                                                        Section 2.1(f)(iii)
TWC Native Lease                                                             Section 5.10
TWC Native Leases                                                            Section 5.10
TWC Native Licenses                                                          Section 2.1(f)(iv)
TWC Native Minimum Damage Requirement                                        Section 10.4(a)
TWC Native Newco                                                             Section 2.1(b)
TWC Native Newco Transaction                                                 Section 2.1(b)
TWC Native Owned Property                                                    Section 2.1(f)(ii)
TWC Native Real Property Interests                                           Section 2.1(f)(ii)
TWC Native System                                                            Recitals
TWC Native Tangible Personal Property                                        Section 2.1(f)(i)
TWC Native Title Policies                                                    Section 7.1(h)
TWC Newco Indemnified Liabilities                                            Section 5.23(b)
TWC Newco Transaction                                                        Section 2.1(b)
TWC Newcos                                                                   Section 2.1(b)
TWC Participant                                                              Section 5.1
TWC Parties                                                                  Preamble
TWC Required Threshold                                                       Section 7.1(j)
TWC Transferors                                                              Preamble
TWC Transferred Systems                                                      Recitals
TWC Native Assets                                                            Section 2.1(f)
TWC/Adelphia Cap                                                             Section 10.4(b)
TWC/Adelphia Employee                                                        Section 3.1(o)(i)
TWC/Adelphia Minimum Damage Requirement                                      Section 10.4(a)

                  TERM                                                          SECTION
----------------------------------------------                               -------------------
TWC/Adelphia Newco 1                                                         Section 2.1(a)
TWC/Adelphia Newco 2                                                         Section 2.1(a)
TWC/Adelphia Newco 3                                                         Section 2.1(a)
TWC/Adelphia Newco 4                                                         Section 2.1(a)
TWC/Adelphia Newco 5                                                         Section 2.1(a)
TWC/Adelphia Newco Transaction                                               Section 2.1(a)
TWC/Adelphia Newcos                                                          Section 2.1(a)
TWC/Adelphia Purchase Agreement                                              Recitals
TWC/Adelphia Systems                                                         Recitals
Unallocated Items                                                            Section 6.21(a)
Urban                                                                        Preamble
Urban Purchase                                                               Recitals
Urban Removal Date                                                           Section 2.1(e)(iii)
WARN                                                                         Section 3.1(i)

            Section 1.3 Rules of Construction. References to one or more schedules or Schedules shall be references to schedules included in those separate disclosure letters (each a "Disclosure Letter") delivered by TWC to Comcast and by Comcast to TWC on the date hereof in connection with this Agreement, as such Schedules may be updated pursuant to Section 6.10 (but, in such case, subject to the provisions of such Section). Unless otherwise expressly provided in this Agreement: (a) accounting terms used in this Agreement shall have the meaning ascribed to them under GAAP; (b) words used in this Agreement, regardless of the gender used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, as the context requires; (c) the word "include" or "including" is not limiting, and the word "or" is not exclusive; (d) the capitalized term "Section" refers to sections of this Agreement, except as the context otherwise requires; (e) references to a particular Section include all subsections thereof, (f) references to a particular statute or regulation include all amendments thereto, rules and regulations thereunder and any successor statute, rule or regulation, or published clarifications or interpretations with respect thereto, in each case as from time to time in effect; (g) references to a Person include such Person's successors and assigns to the extent not prohibited by this Agreement; (h) references to a "day" or number of "days" (without the explicit qualification "Business") shall be interpreted as a reference to a calendar day or number of calendar days. "Knowledge" (whether or not capitalized) and words of similar import, when used with reference to TWC, means the actual knowledge of a particular matter of any of the individuals listed on Schedule 1.3(A), and, when used with reference to Comcast, means the actual knowledge of a particular matter of any of the individuals listed on Schedule 1.3(B); and (i) "transactions contemplated hereby" (or words of similar import) in this Agreement shall not be deemed to include the transactions contemplated by the Adelphia Agreements.

                                   ARTICLE 2
                                    EXCHANGE

            Section 2.1 Newco Transactions and Exchanges.

                  (a) TWC/Adelphia Newco Transaction. Prior to the Adelphia Closing, TW NY shall assign to five Disregarded Entities, referred to herein as "TWC/Adelphia Newco 1", "TWC/Adelphia Newco 2", "TWC/Adelphia Newco 3", "TWC/Adelphia Newco 4", and "TWC/Adelphia Newco 5", respectively, and collectively as the "TWC/Adelphia Newcos", the rights and obligations to purchase the TWC/Adelphia Assets and to assume from Adelphia and its Affiliates the TWC/Adelphia Assumed Liabilities, in each case as set forth opposite the name of such TWC/Adelphia Newco on Schedule 2.1(a). The rights and obligations to purchase or assume any TWC/Adelphia Assets or TWC/Adelphia Assumed Liabilities that are not allocated to any TWC/Adelphia Newco pursuant to
Schedule 2.1(a) shall be assigned to one or more TWC/Adelphia Newcos designated by TWC at the time of such assignment. At the Adelphia Closing, TWC shall cause each TWC/Adelphia Newco to purchase such TWC/Adelphia Assets and assume such TWC/Adelphia Assumed Liabilities pursuant to the terms of the TWC/Adelphia Purchase Agreement and this Section 2.1(a). Following the Adelphia Closing and immediately prior to the Exchanges, (i) TWC shall, or shall cause its Affiliates to, assign, transfer, convey and deliver to the applicable TWC/Adelphia Newcos, and the applicable TWC/Adelphia Newcos shall accept from TWC and its Affiliates, all of its and their respective right, title and interest in and to any TWC/Adelphia Assets not held by the applicable TWC/Adelphia Newcos at such time, and (ii) each TWC/Adelphia Newco shall assume and agree to pay and discharge, as and when they become due, any applicable TWC/Adelphia Assumed Liabilities arising after the Adelphia Closing that such TWC/Adelphia Newco has not assumed and is not otherwise subject to at such time. The transactions contemplated by this Section 2.1(a) are referred to collectively as the "TWC/Adelphia Newco Transaction" and shall be consummated pursuant to one or more Bills of Sale and Assignment and Instruments of Assumption in form and substance reasonably satisfactory to TWC and Comcast, and such other instruments of transfer or assignment as may be reasonably necessary to effect the TWC/Adelphia Newco Transaction.

                  (b) TWC Native Newco Transaction. Immediately prior to the Exchanges, (i) TWC shall, and shall cause its Affiliates to, assign, transfer, convey and deliver to a Disregarded Entity referred to herein as the "TWC Native Newco" (and together with the TWC/Adelphia Newcos, the "TWC Newcos"), and the TWC Native Newco shall accept from TWC and its Affiliates, all of its and their respective right, title and interest in and to the TWC Native Assets, and (ii) the TWC Native Newco shall assume and agree to pay and discharge, as and when they become due, the TWC Native Assumed Liabilities. The transactions contemplated by this Section 2.1(b) are referred to collectively as the "TWC Native Newco Transaction" (and, together with the TWC/Adelphia Newco Transaction, the "TWC Newco Transaction") and shall be consummated pursuant to one or more Bills of Sale and Assignment and Instruments of Assumption in form and substance reasonably satisfactory to TWC and Comcast, and such other instruments of transfer or assignment as may be reasonably necessary to effect the TWC Native Newco Transaction.

                  (c) Comcast/Adelphia Newco Transaction. Immediately prior to the Exchanges, (i) Comcast shall, and shall cause each Transferred Joint Venture Entity and each other Affiliate of Comcast to, assign, transfer, convey and deliver to three Disregarded Entities, referred to as "Comcast/Adelphia Century Newco 1", "Comcast/Adelphia Century Newco 2" and "Comcast/Adelphia Parnassos Newco", respectively and collectively as the "Comcast/Adelphia Newcos", and the Comcast/Adelphia Newcos shall accept from each such Person, all of its (and their) right, title and interest in and to the Comcast/Adelphia Assets set forth opposite the name of such Comcast/Adelphia Newco on Schedule 2.1(c), and (ii) each of the Comcast/Adelphia Newcos shall assume and agree to pay and discharge, as and when they become due, the Comcast/Adelphia Assumed Liabilities set forth opposite the name of such Comcast/Adelphia Newco on Schedule 2.1(c). Any Comcast/Adelphia Assets or Comcast/Adelphia Assumed Liabilities that are not allocated to any Comcast/Adelphia Newco pursuant to Schedule 2.1(c) shall be assigned, transferred, conveyed and delivered to, or assumed by, one or more Comcast/Adelphia Newcos designated by Comcast at the time of such transaction. The transactions contemplated by this Section 2.1(c) are referred to collectively as the "Comcast/Adelphia Newco Transaction" and shall be consummated pursuant to one or more Bills of Sale and Assignment and Instruments of Assumption in form and substance reasonably satisfactory to TWC and Comcast, and such other instruments of transfer or assignment as may be reasonably necessary to effect the Comcast/Adelphia Newco Transaction.

                  (d) Comcast Native Newco Transaction. Immediately prior to the Exchanges, (i) Comcast shall, and shall cause its Affiliates to, assign, transfer, convey and deliver to three Disregarded Entities, referred to as "Comcast Native Newco 1", "Comcast Native Newco 2" and "Comcast Native Newco 3", respectively, and collectively as the "Comcast Native Newcos", (and together with the Comcast/Adelphia Newcos, the "Comcast Newcos"), and the Comcast Native Newcos shall accept from Comcast and its Affiliates, all of its and their respective right, title and interest in and to the Comcast Native Assets set forth opposite the name of such Comcast Native Newco on Schedule 2.1(d), and
(ii) each Comcast Native Newco shall assume and agree to pay and discharge, as and when they become due, the Comcast Native Assumed Liabilities set forth opposite the name of such Comcast Native Newco on Schedule 2.1(d). Any Comcast Native Assets or Comcast Native Assumed Liabilities that are not allocated to any Comcast Native Newco pursuant to Schedule 2.1(d) shall be assigned, transferred, conveyed and delivered to, or assumed by, one or more Comcast Native Newcos designated by Comcast at the time of such transaction. The transactions contemplated by this Section 2.1(d) are referred to collectively as the "Comcast Native Newco Transaction" (and, together with the Comcast/Adelphia Newco Transaction, the "Comcast Newco Transaction", and together with the TWC Newco Transaction, the "Newco Transactions") and shall be consummated pursuant to one or more Bills of Sale and Assignment and Instruments of Assumption in form and substance reasonably satisfactory to TWC and Comcast, and such other instruments of transfer or assignment as may be reasonably necessary to effect the Comcast Native Newco Transaction.

                  (e) Exchange Covenant. Subject to the terms and conditions set forth in this Agreement, at Closing, following the TWC/Adelphia Newco Transaction and immediately following consummation of the TWC Native Newco Transaction and the Comcast Newco Transaction:

                        (i) Subject to Section 2.1(e)(iii), each Transferor shall cause the following exchanges of Equity Securities (collectively, the "Exchanges" and each an "Exchange"):

                              (A) 100% of the outstanding Equity Securities of TWC/Adelphia Newco 1 shall be exchanged for 100% of the outstanding Equity Securities of Comcast/Adelphia Century Newco 1, in each case free and clear of all Liens other than applicable securities laws.

                              (B) 100% of the outstanding Equity Securities of TWC Native Newco shall be exchanged for 100% of the outstanding Equity Securities of Comcast/Adelphia Century Newco 2, in each case free and clear of all Liens other than applicable securities laws.

                              (C) 100% of the outstanding Equity Securities of TWC/Adelphia Newco 2 shall be exchanged for 100% of the outstanding Equity Securities of Comcast/Adelphia Parnassos Newco, in each case free and clear of all Liens other than applicable securities laws.

                              (D) 100% of the outstanding Equity Securities of TWC/Adelphia Newco 3 shall be exchanged for 100% of the outstanding Equity Securities of Comcast Native Newco 1, in each case free and clear of all Liens other than applicable securities laws.

                              (E) 100% of the outstanding Equity Securities of TWC/Adelphia Newco 4 shall be exchanged for 100% of the outstanding Equity Securities of Comcast Native Newco 2, in each case free and clear of all Liens other than applicable securities laws.

                              (F) 100% of the outstanding Equity Securities of TWC/Adelphia Newco 5 shall be exchanged for 100% of the outstanding Equity Securities of Comcast Native Newco 3, in each case free and clear of all Liens other than applicable securities laws.

                  (ii) If the Estimated Closing Adjustment Amount calculated with respect to any Newco is a positive number, such amount shall be payable at the Closing by the Transferee of such Newco to the Transferor of such Newco. If the Estimated Closing Adjustment Amount calculated with respect to any Newco is a negative number, such amount shall be payable at the Closing by the Transferor of such Newco to the Transferee of such Newco. The amounts payable pursuant to this clause (ii) (and the amount payable pursuant to Section 2.1(e)(iii)(B), if applicable) in respect of any Exchange shall be netted against each other such that only one payment in cash is made in respect of each Exchange. The payment to be made pursuant to this clause

(ii) shall be paid by wire transfer of immediately available funds to the accounts designated by each of Transferor Parent and Transferee Parent by written notice to the other at least five Business Days prior to Closing (or, in the case of Section 2.1(e)(iii)(B), designated by Comcast by written notice to TWC at least two Business Day prior to Closing).

                        (iii) If the Urban Purchase has not been consummated by the Business Day preceding the Closing Date (the "Urban Removal Date"), then:

                              (A) the Exchange contemplated by Section
      2.1(e)(i)(B) shall not occur at the Closing;

                              (B) subject to the terms and conditions set forth in this Agreement, at the Closing, following the TWC/Adelphia Newco Transaction and immediately following consummation of the Comcast Newco Transaction, the relevant Comcast Transferor shall sell, convey, transfer and deliver to TWC, and TWC shall purchase from such Comcast Transferor, 100% of the outstanding Equity Securities of Comcast/Adelphia Century Newco 2, free and clear of all Liens other than applicable securities laws, for an amount of cash equal to (x) the Native Purchase Price Per Subscriber multiplied by (y) the Budgeted Subscriber Number for the TWC Native Newco (and such transaction shall be deemed to be an Exchange for purposes of this Agreement);

                              (C) all representations and warranties, covenants, conditions and other provisions contained in this Agreement (other than, for the avoidance of doubt, this Section 2.1(e)(iii) and Section 6.26) shall, to the extent relating to the TWC Native Business, the TWC Native Assets, the TWC Native System, the TWC Native Employees (other than those individuals primarily employed in connection with a TWC/Adelphia System referred to in clause (a)(y) of the definition of TWC Native Employee) and the TWC Native Newco, be of no further force or effect, and the TWC Native Business, the TWC Native Assets, the TWC Native System, such TWC Native Employees and the TWC Native Newco shall not be considered a Transferred Business, Transferred Assets, a Transferred System, Transferred Employees or a Newco, respectively, in each case from and after the Urban Removal Date; and

                              (D) Urban shall be deemed removed as a party hereto and shall have no rights or obligations hereunder from and after the Urban Removal Date.

                  (f) Composition of Native Asset Groups. "Comcast Native Assets" means all of the Comcast Group's right, title and interest in the assets and properties, real and personal, tangible and intangible, owned, held for use, leased, licensed or used by any Comcast Group Member primarily in the operation of the Comcast Native Systems as of the Closing (that are not Comcast Native Excluded Assets), which right, title and interest shall be owned by the Comcast Native Newcos as of the Closing (other than as contemplated by Section 2.1(h)(i)). "TWC Native Assets" means all of the TWC Group's right, title and interest in the assets and properties, real and personal, tangible and intangible, owned, held for use, leased, licensed or used by any TWC Group Member primarily in the operation of the TWC Native System as of the Closing (that are not TWC Native Excluded Assets), which right, title and interest shall be owned by the TWC Native Newco as of the Closing (other than as contemplated by Section 2.1(h)(i)). The Comcast Native Assets and the TWC Native Assets, respectively, shall include the following types of assets and properties:

                        (i) Tangible Personal Property. All tangible personal property, including towers, tower equipment, aboveground and underground cable, distribution systems, headend equipment, line amplifiers, microwave equipment, converters, testing equipment, motor vehicles, office equipment, furniture, fixtures, supplies, inventory and other physical assets (the "Comcast Native Tangible Personal Property" or the "TWC Native Tangible Personal Property," as applicable), including with respect to the Comcast Native Tangible Personal Property, the items described on Schedule 2.1(f)(i)(A), and with respect to the TWC Native Tangible Personal Property, the items described on Schedule 2.1(f)(i)(B);

                        (ii) Real Property. All fee interests in real property (including improvements thereon) (the "Comcast Native Owned Property" or the "TWC Native Owned Property," as applicable), including the interests described as Comcast Native Owned Property on Schedule 2.1(f)(ii)(A) or as TWC Native Owned Property on Schedule 2.1(f)(ii)(B), and all leases, easements, rights of access and other interests (not including fee interests) in real property (the "Comcast Native Real Property Interests" or the "TWC Native Real Property Interests," as applicable), including with respect to the Comcast Native Real Property Interests, those described on Schedule 2.1(f)(ii)(A), and with respect to the TWC Native Real Property Interests, those described on Schedule 2.1(f)(ii)(B);

                        (iii) Franchises. All franchises and similar authorizations or similar permits issued by any Governmental Authority (the "Comcast Native Franchises" or the "TWC Native Franchises," as applicable), including with respect to the Comcast Native Franchises, those described on
Schedule 2.1(f)(iii)(A), and with respect to the TWC Native Franchises, those described on Schedule 2.1(f)(iii)(B);

                        (iv) Licenses. All cable television relay service ("CARS"), business radio and other licenses, authorizations, consents or permits issued by the FCC or any other Governmental Authority (other than the Comcast Native Franchises and the TWC Native Franchises) (the "Comcast Native Licenses" or the "TWC Native Licenses," as applicable), including with respect to the Comcast Native Licenses, those described on Schedule 2.1(f)(iv)(A), and with respect to the TWC Native Licenses, those described on Schedule 2.1(f)(iv)(B);

                        (v) Contracts. All pole line or joint line agreements, underground conduit agreements, crossing agreements, bulk service, commercial service or multiple dwelling agreements, access agreements, system specific programming agreements or signal supply agreements, agreements with community groups, commercial leased access agreements, capacity license agreements, partnership, joint venture or other similar agreements or arrangements, advertising representation and interconnect agreements, and other Contracts (including all Contracts in respect of Native Real Property Interests) (the "Comcast Native Contracts" or the "TWC Native Contracts," as applicable), including with respect to the Comcast Native Contracts, those described on Schedule 2.1(f)(v)(A), and with respect to the TWC Native Contracts, those described on Schedule 2.1(f)(v)(B);

                        (vi) Accounts Receivable and Current Assets. All subscriber, trade and other accounts receivable (including advertising accounts receivable) and pre-paid expense items;

                        (vii) Books and Records. All engineering records, files, data, drawings, blueprints, schematics, reports, lists, plans and processes and all files of correspondence, lists, records and reports concerning subscribers and prospective subscribers of the Comcast Native Systems or the TWC Native System, signal and program carriage and dealings with Governmental Authorities, including all reports filed by or on behalf of any Comcast Group Member or TWC Group Member, as applicable, with the FCC and statements of account filed by or on behalf of any Comcast Group Member or TWC Group Member, as applicable, with the U.S. Copyright Office (the "Comcast Native Books and Records" or the "TWC Native Books and Records", as applicable); and

                        (viii) Insurance and Condemnation Proceeds. All rights to insurance and condemnation proceeds receivable after Closing in respect of any Comcast Native Assumed Liabilities or TWC Native Assumed Liabilities, all insurance and condemnation proceeds (to the extent not already expended by the applicable Transferor Parent or its Affiliates to restore or replace the lost, damaged or condemned asset, which replacement asset shall be a Transferred Asset) received or receivable in respect of any asset damaged, lost or condemned after December 31, 2004 and which if not so damaged, lost or condemned would have been a Comcast Native Asset or a TWC Native Asset, as applicable, and all insurance and condemnation proceeds received or receivable in respect of business interruption of the Comcast Native Systems or the TWC Native System, as applicable, to the extent relating to any period after Closing;

in the case of each of the foregoing, if such property is owned, held for use, leased, licensed or used primarily in the operation of the Comcast Native Systems or the TWC Native System, as applicable, and then only to the extent of the Comcast Group's or the TWC Group's (as applicable) right, title and interest therein.

            For the avoidance of doubt, and subject to Section 2.1(h), the parties intend that to the fullest extent permitted all record and beneficial ownership interests of the Comcast Group in the Comcast Transferred Assets, and all record and beneficial ownership interests of the TWC Group in the TWC Transferred Assets, will be transferred to the applicable Newcos in the Newco Transactions, and if any Group Member holds beneficial ownership in assets of the type described above while another

Group Member holds record ownership in such assets, all of such ownership interests would be transferred to the applicable Newcos in the Newco Transactions.

                  (g) Native Excluded Assets. Notwithstanding anything to the contrary set forth herein, all right, title and interest of the TWC Group in, to and under the following (collectively, the "TWC Native Excluded Assets"), and all right, title and interest of the Comcast Group in, to and under the following (collectively, the "Comcast Native Excluded Assets" and together with the TWC Native Excluded Assets, the "Native Excluded Assets") in each case regardless of whether related to the Native Systems, shall not be Native Assets under this Agreement and, except with respect to the Native Excluded Assets described in clause (xix), shall be retained directly or indirectly by the TWC Group or the Comcast Group, as the case may be, from and after the Closing: (i) any and all cable programming services agreements (including cable guide contracts but excluding system specific programming agreements listed on
Schedule 2.1(f)(v)(A) with respect to the Comcast Group and Schedule 2.1(f)(v)(B) with respect to the TWC Group) and any payments received or to be received with respect thereto; (ii) any and all insurance policies and rights and claims thereunder other than the matters described in Section 2.1(f)(viii);
(iii) letters of credit and any stocks, bonds (other than surety bonds), certificates of deposit and similar investments; (iv) any and all cash and cash equivalents (including cash received as advance payments by subscribers in the ordinary course of business and held by the Comcast Group or the TWC Group, as applicable, as of the Closing, but excluding cash in an amount equal to the amount of cash received as (A) the cash insurance and condemnation proceeds described in Section 2.1(f)(viii), (B) petty cash on-hand, if any, (C) any cash referred to in Section 11.16 and (D) cash proceeds of any exercise of a Transferred Systems Option (clauses (A) (except to the extent relating to a Native Assumed Liability), (C) and (D), the "Excluded Transferred Cash"); (v) any and all patents, copyrights, trademarks, trade names, service marks, service names, logos and similar proprietary rights, including, as appropriate, the "Comcast" name, the "Time Warner" or "Road Runner" names and any derivations thereof (subject to Section 3.2 and excluding those items (other than those incorporating the "Comcast" or "Time Warner" or "Road Runner" name) owned, licensed, used or held for use exclusively in connection with the operation of the Native Systems); (vi) any and all Contracts for subscriber billing services and any equipment leased with respect to the provision of services under such Contracts (subject to Section 6.8); (vii) any and all Contracts relating to national advertising sales representation; (viii) any and all agreements with any Internet service provider, including with respect to the TWC Group, Road Runner Holdco LLC; (ix) any and all Contracts pursuant to which the TWC Group or the Comcast Group, as applicable, procures goods or services for both Native Systems and Retained Systems; (x) any and all retransmission consent agreements, except as provided in Section 6.19 with respect to certain Local Retransmission Consent Agreements; (xi) any and all agreements governing or evidencing an obligation of any TWC Group Member or Comcast Group Member, as the case may be, for borrowed money; (xii) the assets described on Schedule 2.1(g)(xii)(A) with respect to the Comcast Group and Schedule 2.1(g)(xii)(B) with respect to the TWC Group; (xiii) any surplus inventory in excess of amounts of inventory held consistent with Retained System practice; (xiv) any and all Authorizations of Governmental Authorities to provide telephony service held, directly or indirectly, by any TWC Group Member or Comcast Group Member; (xv) any and all assets relating to any Transferor 401(k) Plan or any tax-qualified defined benefit plan maintained by any Group Member; (xvi) any and all account books of original entry, general ledgers, and financial records used in connection with the Native Systems; (xvii) any assets of the type that would be excluded from financial statements by reason of the GAAP Adjustments; (xviii) any intercompany account receivable created to record cash swept from the Native Systems prior to Closing (except to the extent such cash would be excluded from the definition of "Excluded Assets" pursuant to clause (iv) above and such cash amount is not otherwise transferred to the TWC Native Newco in the TWC Native Newco Transaction or to a Comcast Native Newco in the Comcast Native Newco Transaction, as applicable); (xix) any TWC/Adelphia Assets or Comcast/Adelphia Assets; or (xx) any other assets of the Comcast Group or the TWC Group, as applicable, other than Native Assets; provided, that Transferor shall, at Transferee's request and expense, provide copies of, or information contained in, such books, records and ledgers referred to in clause (xvi) above (other than information pertaining to programming agreements that are not Native System-specific programming or, to the extent necessary to protect the legitimate legal, business and/or confidentiality concerns of Transferor or its Affiliates but taking into account Transferee's and its Affiliates' need for such information, other information that is competitively sensitive, is subject to confidentiality restrictions or that contains trade secrets or other sensitive information) to the extent reasonably requested by Transferee after the Closing Date.

                  (h) Authorizations and Consents.

                        (i) If and to the extent that the transfer or assignment of any asset to the applicable Newco or, following such transfer or assignment, the transfer of the Equity Securities of any Newco (or any successor thereof), in each case in accordance with this Section 2.1, would in any case be a violation of applicable Legal Requirements with respect to such asset, require any Authorization with respect to such asset or otherwise adversely affect the rights of the applicable Newco or Transferee thereunder, then the transfer or assignment of each such asset to the applicable Newco (each a "Delayed Transfer Asset") shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed and/or such Authorizations have been made or obtained. Notwithstanding the foregoing, any such Delayed Transfer Asset shall be deemed a Transferred Asset for purposes of determining whether any Liability is a Native Assumed Liability or Adelphia Assumed Liability, as applicable.

                        (ii) If the transfer or assignment of any Transferred Asset intended to be transferred or assigned directly or indirectly hereunder is not consummated prior to or at the Closing, whether as a result of the provisions of this Section 2.1(h) or for any other reason, then the Group Member responsible for transferring or assigning such Transferred Asset shall thereafter, directly or indirectly, hold such Delayed Transfer Asset for the use and benefit, insofar as reasonably possible and not prohibited under the terms of any applicable Contract, of the applicable Newco (at the expense of such Newco). In addition, the Group

      Member responsible for directly or indirectly transferring or assigning such Transferred Asset shall take or cause to be taken such other actions as may be reasonably requested by the applicable Newco in order to place such Newco, insofar as reasonably possible, in the same position as if such Delayed Transfer Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Delayed Transfer Asset including possession, use, risk of loss, potential for gain, and dominion, control and command over such Delayed Transfer Asset, are to inure from and after the Closing to such Newco. To the extent permitted by Legal Requirements and to the extent otherwise permissible in light of any required Authorization, the applicable Newco shall be entitled to, and shall be responsible for, the management of any Delayed Transfer Assets not yet transferred to it as a result of this Section 2.1(h) and the parties agree to use reasonable commercial efforts to cooperate and coordinate with respect thereto.

                        (iii) If and when the Authorizations, the absence of which caused the deferral of transfer of any Delayed Transfer Asset pursuant to this Section 2.1(h), are obtained, the transfer of the applicable Delayed Transfer Asset to the applicable Newco shall automatically and without further action be effected in accordance with the terms of this Agreement and the applicable Transaction Documents.

                        (iv) No party or any Affiliate thereof shall be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the applicable Newco or its Affiliates, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by such Newco except as otherwise specifically provided in this Agreement, including for this purpose Section 3.4.

                        (v) Prior to the Closing, each party shall deliver to the other party a list identifying, in reasonable detail and to their respective knowledge, the Delayed Transfer Assets and the Authorizations required therefor.

                        (vi) The parties hereto further agree (A) that any Delayed Transfer Assets referred to in this Section 2.1(h) shall be treated for all Income Tax purposes as assets of the applicable Newco (or any successor thereof) and (B) not to report or take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by a change in applicable Tax law or a good faith resolution of a contest).

                        (vii) The parties agree that the treatment of any Delayed Transfer Asset (as defined in the TWC/Adelphia Purchase Agreement) shall be governed by the terms of the TWC/Adelphia Purchase Agreement to the extent inconsistent herewith.

                        (viii) Each Transferee shall cause its applicable Newco to perform its obligations under this Section 2.1(h).

            Section 2.2 TWC Native Assumed Liabilities. At the Closing, and except as otherwise provided for herein, each TWC Native Newco being assigned TWC Native Assets pursuant to Section 2.1(b) shall assume, and, from and after the Closing, such TWC Native Newco or its Affiliates shall pay, discharge and perform as and when due, its applicable portion of all (a) Liabilities of the TWC Group to the extent arising out of, resulting from or associated with the ownership and operation of the TWC Native Assets and/or the TWC Native Business prior to Closing, or the transfer of such TWC Native Assets or such portion of the TWC Native Business to the TWC Native Newco pursuant to Section 2.1(b) or the Exchanges, but in each case only to the extent such Liabilities are reflected in the Net Liabilities Adjustment Amount used to calculate the Final Closing Adjustment Amount, and (b) all Liabilities to the extent relating to, arising out of or resulting from the ownership and operation of the TWC Native Assets and/or the TWC Native Business after the Closing (clauses (a) and (b) collectively, the "TWC Native Assumed Liabilities" and, together with the TWC/Adelphia Assumed Liabilities, the "TWC Assumed Liabilities"). The TWC Native Assumed Liabilities shall not include, with respect to any TWC Native Assets or TWC Native Business, (i) Excluded Tax Liabilities, (ii) Liabilities set forth on
Schedule 2.2, (iii) Liabilities for long-term debt (including the current portion thereof), (iv) Liabilities to the extent arising out of, resulting from or associated with the use, ownership or operation of the TWC Excluded Assets,
(v) any Liabilities of any TWC Group Member other than TWC Native Assumed Liabilities, (vi) any Liabilities of the type that would be excluded from financial statements by reason of the GAAP Adjustments or (vii) any intercompany payable created to record cash lent to the TWC Native System prior to Closing (clauses (i) through (vii) collectively, "TWC Native Excluded Liabilities").

            Section 2.3 Comcast Native Assumed Liabilities. At the Closing, and except as otherwise provided for herein, each Comcast Native Newco being assigned Comcast Native Assets pursuant to Section 2.1(d) shall assume, and, from and after the Closing, such Comcast Native Newco or its Affiliates shall pay, discharge and perform as and when due, its applicable portion of all (a) Liabilities of the Comcast Group to the extent arising out of, resulting from or associated with the ownership and operation of the Comcast Native Assets and/or the Comcast Native Business prior to Closing, or the transfer of such Comcast Native Assets or such portion of the Comcast Native Business to the Comcast Native Newcos pursuant to Section 2.1(d) or the Exchanges, but in each case only to the extent such Liabilities are reflected in the Net Liabilities Adjustment Amount used to calculate the Final Closing Adjustment Amount and (b) all Liabilities to the extent relating to, arising out of or resulting from the ownership and operation of the Comcast Native Assets and/or the Comcast Native Business after the Closing (clauses (a) and (b) collectively, the "Comcast Native Assumed Liabilities" and, together with the Comcast/Adelphia Assumed Liabilities, the "Comcast Assumed Liabilities"). The Comcast Native Assumed Liabilities shall not include, with respect to any Comcast Native Assets or Comcast Native Business, (i) Excluded Tax Liabilities, (ii) Liabilities set forth on Schedule 2.3, (iii) Liabilities for long-term debt (including the current portion thereof), (iv) Liabilities to the extent arising out of, resulting from or associated with the use, ownership or operation of the Comcast Excluded Assets, (v) any Liabilities of any Comcast Group Member other than Comcast Native Assumed Liabilities, (vi) any

Liabilities of the type that would be excluded from financial statements by reason of the GAAP Adjustments or (vii) any intercompany payable created to record cash lent to the Comcast Native Systems prior to Closing (clauses (i) through (vii) collectively, "Comcast Native Excluded Liabilities").

            Section 2.4 Closing Adjustments.

                  (a) No later than five Business Days prior to the Closing Date, each Transferor in an Exchange shall prepare, or cause to be prepared, and deliver to the Transferee in such Exchange, a statement (each, a "Transferor's Statement"), which shall set forth such Transferor's good faith estimate of the Closing Adjustment Amount for the Newco being directly or indirectly transferred by it in such Exchange which shall be determined in accordance with this Agreement (the "Estimated Closing Adjustment Amount"), together with appropriate documentation supporting such estimate. Each Transferor's Statement shall be prepared in good faith in accordance with this Agreement based on the books and records of the Transferred Systems held by such Newco.

                  (b) As soon as practicable but in any event prior to the date which is the later of (i) 90 days following the Closing and (ii) 10 days after the Final Adjustment Amounts (as defined in the Adelphia Purchase Agreements) have been determined pursuant to the Adelphia Purchase Agreements (the "Delivery Date"), each Transferee in an Exchange shall prepare, or cause to be prepared, and deliver to the Transferor in such Exchange, with respect to the Newco directly or indirectly transferred by such Transferor in such Exchange, a statement (each, a "Transferee's Statement") of the actual Closing Adjustment Amount, as of the Closing Date, which shall be determined in accordance with this Agreement, together with appropriate documentation supporting such determination. Each Transferee's Statement shall be prepared in good faith in accordance with this Agreement based on the books and records of the Transferred Systems held by such Newco.

                  (c) If the Transferor in any Exchange disagrees with any item in the Transferee's Statement relating to such Exchange, such Transferor may, within 90 days after the Delivery Date, deliver a notice (an "Objection Notice") to the relevant Transferee disagreeing with such item and setting forth such Transferor's calculation of such item, together with appropriate documentation supporting such determination. Any such Objection Notice shall specify those items or portions thereof as to which such Transferor disagrees, and such Transferor shall be deemed to have agreed with all other items and portions of items contained in the Transferee's Statement.

                  (d) If an Objection Notice shall be duly delivered pursuant to
Section 2.4(c), Transferor and Transferee shall, during the thirty (30) days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items and amounts. If during such period, Transferor and Transferee are unable to reach such agreement, they shall promptly jointly retain a nationally recognized accounting firm that is not the principal independent accountant of either Comcast, TWC or TWX (the "Accounting Referee") to resolve the disputed items or amounts. In making its determinations of the propriety of items and amounts, the Accounting Referee shall consider only those items (or portions thereof) or amounts as to which Transferor and Transferee disagree and, with respect to each item (or portion thereof) or amount, shall select a number within the range of the dispute between Transferor and Transferee. The Accounting Referee shall deliver to Transferor and Transferee, as promptly as practicable (but, in any event, within thirty (30) days after submission of the dispute to it), a report setting forth its resolution of the disputed items and amounts, and based thereon (and on the items (or portions thereof) and amounts not in dispute) the Closing Adjustment Amount. Such report shall be final and binding upon Transferor, Transferee and their respective Affiliates. The costs of the Accounting Referee shall be shared equally by Transferor and Transferee. Transferor and Transferee will, and will cause their Affiliates and independent accountants to, cooperate and assist each other and the Accounting Referee in conducting their respective reviews of the amounts referred to in this Section 2.4, including without limitation, making available to the extent necessary any books, records, work papers and personnel.

                  (e) Upon satisfaction of the applicable procedures of this
Section 2.4, within two Business Days after the date on which the Final Closing Adjustment Amount has been finally determined, each Transferor or Transferee shall pay the relevant Transferee or Transferor, respectively, an amount sufficient so that when added to the net payment made by each of such parties under Section 2.1(e)(ii), each such party has paid or received the amount of cash it would have been obligated to pay or entitled to receive under Section 2.1(e)(ii) had the Estimated Closing Adjustment Amount been equal to the Final Closing Adjustment Amount, provided that any payment made pursuant to this
Section 2.4(e) shall be made together with interest thereon at the Prime Rate, from and including the Closing Date to but excluding the date of payment. All payments to be made pursuant to this Section 2.4 shall be paid by wire transfer of immediately available funds to the accounts designated by the recipient by written notice to the party owing such payment.

            Section 2.5 Like-Kind Exchange Covenants.

                  (a) The parties intend that, and, subject to Section 2.5(b), agree to use commercially reasonable efforts to structure each Exchange in such a way that to the maximum extent possible, such Exchange will be an exchange of property that is (i) of equivalent value and (ii) of like-kind within the meaning of Section 1031 of the Code. The parties will cooperate in good faith to minimize any adverse Tax effect resulting from a Newco Transaction or Exchange, including, but not limited to (x) cooperating to match property transferred in each Exchange into "Exchange Groups" (as defined under Treasury Regulation
Section 1.1031(j)-1(b)(2)) and (y) using commercially reasonable efforts to restructure one or more Newco Transactions or Exchanges so as to minimize the expected payments pursuant to Section 2.1(e)(ii) or any other expected adverse Tax consequences of any such Newco Transaction or Exchange (including but not limited to cooperating with respect to (A) the assignment of the parties' rights under this Agreement to a "qualified intermediary" engaged by one or more of the parties to effect a deferred exchange and (B) transfer taxes as set forth in
Section 2.5(c)).

                  (b) Time Warner Cable and Comcast shall each use commercially reasonable efforts to reach agreement as to the value of the Comcast Transferred Assets and the TWC Transferred Assets in each Exchange (including agreement as to the value to any Exchange Groups transferred in an Exchange and the value of the assets comprising any such Exchange Group), with an understanding that, to the greatest extent possible, the fair market value of the Comcast Transferred Assets and the TWC Transferred Assets in each Exchange, are equivalent. Each of Time Warner Cable and Comcast shall file, and shall cause all members of its Affiliated Group to file, all Tax Returns and schedules thereto, including those Tax Returns and forms required under Sections 1031 and 1060 (if applicable) of the Code, consistent with any such agreed-upon allocations, unless otherwise required by a change in tax law or a good faith resolution of a contest. In the event the parties do not reach agreement on such allocations, each of Time Warner Cable and Comcast and their respective Affiliated Groups shall reflect the Transferred Assets acquired by the Transferee members of such Affiliated Group in accordance with such party's own determination of such allocations.

                  (c) The parties shall consult and reasonably cooperate with each other so as to minimize any state and local transfer taxes arising as a result of the Newco Transactions and the Exchange, including by identifying appropriate immaterial Subsidiaries of one or more Transferors that would qualify as a Disregarded Entity (but for clause (ii) of such definition) to serve as one or more of the Newcos and negotiating in good faith appropriate indemnification arrangements to put the Transferee in substantially the same position as if clause (ii) of such definition were satisfied with respect to such Subsidiary.

                                   ARTICLE 3
                                 RELATED MATTERS

            Section 3.1 Employees.

                  (a) Each Native Employee who is an employee of Transferor Parent or its Affiliates as of immediately prior to the Closing Date shall become an employee of Transferee Parent or its Affiliates on the Closing Date. Native Employees who commence employment with Transferee Parent (or its Affiliates as of the Closing) in accordance with the preceding sentence shall be referred to herein as "Transferred Native Employees." For the avoidance of doubt, if any employee holding the job title as of the date hereof (as previously identified by name to the Comcast Group by the TWC Group) listed on
Schedule 3.1(k)(i) remains employed by the TWC Group, or if any employee holding the job title as of the date hereof (as previously identified by name to the TWC Group by the Comcast Group) listed on Schedule 3.1(k)(ii) remains employed by the Comcast Group, in each case on the Closing Date as permitted by Section 3.1(k) hereof, such employee shall not be a Transferred Native Employee. For purposes of this Article 3, "Transferred Native Employees" shall not include those employees holding the job titles as of the date hereof to be retained by a TWC Group Member, on the one hand, or a Comcast Group Member, on the other hand, (as previously identified by name to the Comcast Group by the TWC Group or to the TWC Group by the Comcast Group, as applicable) listed on Schedule 3.1(a)(i) in the case of the TWC Group, or

Schedule 3.1(a)(ii) in the case of the Comcast Group (such employees, the "Retained Native Employees"). TWC Group shall have no obligation or Liability with respect to those Retained Native Employees to be retained by a Comcast Group Member and Comcast Group shall have no obligation or Liability with respect to those Retained Native Employees to be retained by a TWC Group Member. Transferor Parent shall take or cause to be taken such actions as are reasonably necessary to effectuate the transfer of employment described in this Section 3.1(a), including, without limitation, making a general offer of employment to such Native Employees. The parties hereto shall not take any action that is not otherwise permitted under this Article 3 that would interfere with such employees (other than the Retained Native Employees) becoming employed by Transferee Parent or its Affiliates as of the Closing.

                        (i) If the Closing does not occur on the same date as the Adelphia Closing, for purposes of the remainder of this Section 3.1, to the extent not inconsistent with the relevant Adelphia Purchase Agreement, or to the extent not otherwise explicitly provided in Section 3.1(o), "Transferred Native Employees" shall include Adelphia Employees who are primarily employed in connection with the Adelphia Systems. If the Closing occurs on the same date as the Adelphia Closing, the treatment of Adelphia Employees shall be governed by
Section 3.1(o)(i).

                        (ii) At the Closing, Comcast Group shall terminate or cause to be terminated the employment of all the Comcast Native Employees and the TWC Group shall terminate or cause to be terminated the employment of all the TWC Native Employees, in each case other than Retained Native Employees. Effective as of the Closing, Transferor Parent shall discontinue providing benefits to Transferred Native Employees under all Benefit Plans maintained by Transferor Parent or its Affiliates (each, a "Transferor Benefit Plan") and each Transferred Native Employee shall cease to participate in each Transferor Benefit Plan, except as otherwise required by law or as explicitly required by this Agreement. From and after the Closing Date, Transferor Parent and its Affiliates shall remain solely responsible for any and all Liabilities in respect of the Transferred Native Employees relating to the Transferor Benefit Plans, except as otherwise explicitly required by this Agreement. None of Transferee Parent or any of its Affiliates shall assume or have transferred to them the sponsorship of any of the Transferor Benefit Plans or any other benefit plans or arrangements maintained by Transferor Parent or any of its Affiliates, except as otherwise explicitly required by Section 3.1(a)(iii) of this Agreement. Transferee Parent and its Affiliates shall have no obligation or Liability with respect to any employee of, or other individual performing services for, Transferor or its Affiliates who is not a Transferred Native Employee and, with respect to Transferred Native Employees, only to the extent arising on or after the Closing Date or to the extent such Liabilities are reflected in the Net Liabilities Adjustment Amount used to calculate the Final Closing Adjustment Amount.

                        (iii) Subject to obtaining any necessary consents and except as provided in Section 6.2(h) or as otherwise provided in this Agreement, as of the Closing Date, Transferor Parent shall assign to Transferee Parent, and Transferee Parent shall assume, all rights, obligations and Liabilities of Transferor and its Affiliates under all employment agreements with the Transferred Native Employees, but in no event

Liabilities relating to or arising under any retirement, savings or pension plan (whether or not any such plan is intended to be a tax-qualified plan) or any Liabilities associated with any long-term disability, retiree life, retiree medical or any other post-employment welfare benefits.

                  (b) Severance-Related Liabilities. Subject to Section 3.1(o)(iii), Transferee Parent shall be responsible for all Liabilities with respect to any Transferred Native Employee in connection with the termination of such employee's employment on or after the Closing Date, and any Liability for WARN and severance payments and benefits under Transferor Parent's severance plan or any individual employment or severance arrangement, each, in accordance with its terms, applicable to a Transferred Native Employee who rejects the general offer of employment made pursuant to Section 3.1(a). Notwithstanding the foregoing, Transferee Parent shall have no Liability with respect to the termination of employment of the employees of Transferor or its Affiliates holding the job titles as of the date hereof listed on Schedule 3.1(k)(i) or
(ii), as applicable, if any such employee is hired by Transferor Parent or any of its Affiliates as permitted by Section 3.1(k) in the 12 month period following the Closing.

                  (c) Participation in Benefit Plans and Service. With respect to Transferred Native Employees, compensation and service of such employees with Transferor Parent and its Affiliates prior to Closing shall be recognized under all applicable Transferee Benefit Plans (other than for any purpose under any defined benefit pension plan of Transferee) to the extent so recognized under the corresponding Transferor Benefit Plans prior to Closing, except to the extent that duplication of benefits would result or as otherwise provided in this Agreement. In addition, Transferee Parent shall recognize, as to each Transferred Native Employee, all vacation, sick days and other paid time off accrued by such Transferred Native Employee but unused as of the Closing Date, in each case to the extent such Liabilities are reflected in the Net Liabilities Adjustment Amount used to calculate the Final Closing Adjustment Amount.

                  (d) Tax-Qualified Defined Contribution Plans. As of and following the Closing, Transferred Native Employees shall not be entitled to make contributions to or to benefit from matching or other contributions under any defined contribution plan sponsored or maintained by Transferor Parent or any of its Affiliates intended to qualify under Section 401(a) of the Code and meeting the requirements of Section 401(k) of the Code (the "Transferor 401(k) Plan"). None of Transferee Parent or any of its Affiliates shall have any Liability with respect to Transferor's 401(k) Plan except as may be provided in any other agreement between the Comcast Group, on the one hand, and the TWC Group on the other. Transferred Native Employees who were participants in the Transferor 401(k) Plan immediately prior to the Closing shall become participants in a defined contribution plan qualified under Section 401(a) of the Code and meeting the requirements of Section 401(k) of the Code established or maintained by Transferee or its Affiliates (the "Transferee 401(k) Plan") as of the Closing; provided that any Transferred Native Employee who was, immediately prior to the Closing Date, a TWC Native Employee or a TWC/Adelphia Employee and has completed less than 6 months of combined service with TWC or any of its Affiliates and Adelphia (if

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                                                                              49

applicable) immediately prior to Closing will only become a participant in any such plan maintained by Comcast or its Affiliates after completing 6 months of combined continuous service with Adelphia (if applicable), TWC or any of its Affiliates, and Comcast or any of its Affiliates (without duplication). Transferee shall cause the Transferee 401(k) Plan to accept cash eligible rollover distributions (as defined in 402(c)(4) of the Code) by Transferred Native Employees with respect to account balances distributed to them on or after the Closing Date by the Transferor 401(k) Plan.

                  (e) Tax-Qualified Defined Benefit Plans. As of the Closing, Transferred Native Employees who were, immediately prior to the Closing Date, TWC Group Native Employees shall to the extent applicable cease accruing benefits under the Time Warner Cable Pension Plan, the Time Warner Cable Union Pension Plan and the Time Warner Cable Excess Benefit Pension Plan (collectively, the "Cable Pension Plans"). None of Comcast or any of its Affiliates shall have any Liability with respect to the Cable Pension Plans. None of TWC or any of its Affiliates shall have any Liability with respect to any defined benefit pension plan sponsored or maintained by Comcast or any of its Affiliates.

                  (f) Health and Welfare Plans.

                        (i) Other than as required by COBRA, each Transferred Native Employee shall cease to participate in each Benefit Plan that is a health or welfare plan within the meaning of Section 3(1) of ERISA maintained or sponsored by Transferor Parent or any of its Affiliates (each, a "Transferor Health or Welfare Plan") as of the Closing.

                        (ii) Each Transferred Native Employee who, after the recognition of service provided for in Section 3.1(c) satisfies the eligibility requirements under the applicable Benefit Plan that is health or welfare plan within the meaning of Section 3(1) of ERISA maintained or sponsored by Transferee Parent or any of its Affiliates (the "Transferee Health or Welfare Plans") shall be (A) entitled to enroll, effective as of the Closing, as a newly-eligible employee of Transferee Parent or one of its Affiliates in the Transferee Health or Welfare Plans then available to similarly situated employees of Transferee Parent or any of its Affiliates and (B) eligible to elect such coverage and benefit options as may then be available or provided under the terms of the Transferee Health or Welfare Plans to new employees of Transferee Parent or its Affiliates. All compensation, benefit elections, deductible payments, payments toward the applicable out-of-pocket maximums and other benefit-affecting determinations affecting Transferred Native Employees that, as of immediately prior to the Closing, were recognized under any Transferor Health or Welfare Plan with respect to the plan year in which the Closing occurs shall receive full recognition, credit and validity and be taken into account under the corresponding Transferee Health or Welfare Plan as of the Closing with respect to that same plan year.

                        (iii) With respect to any Transferred Native Employee and his or her dependents (if any) who were covered under any Transferor Health or Welfare Plan immediately prior to the Closing, Transferee Parent shall take, or cause to

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                                                                              50

be taken, the appropriate actions reasonably necessary to ensure that the proof of insurability requirements (if any) and the preexisting condition exclusions (if any) applicable to new enrollees under the corresponding Transferee Health or Welfare Plan (if any) are waived with respect to such Transferred Native Employee, to the extent that such requirements and exclusions were waived under any similar corresponding Transferor Health or Welfare Plan.

                  (g) Reimbursement Account Plans. To the extent any Transferred Native Employee made contributions to any Benefit Plan maintained or sponsored by Transferor Parent or any of its Affiliates that is a reimbursement account plan, such as a health care or dependent care reimbursement plan (the "Transferor Reimbursement Plan"), during the calendar year in which the Closing occurs, such Transferred Native Employee shall be permitted to file claims for reimbursement under a Benefit Plan maintained or sponsored by Transferee Parent or any of its Affiliates that is a comparable reimbursement account plan (the "Transferee Reimbursement Plan") for qualifying expenses incurred during the calendar year in which the Closing occurs, including periods prior to the Closing, for a total amount not to exceed the amount elected by such Transferred Native Employee for that year under such plan. Account balances, whether positive or negative, shall be transferred and assigned to the appropriate Transferee Reimbursement Plan by Transferor. As soon as practicable following the Closing, Transferor Parent shall pay to Transferee Parent a cash amount (which amount shall be deemed to constitute a Current Asset of the applicable Newco) equal to the aggregate positive balances as of the Closing Date of each flexible spending account of each Transferred Native Employee under the applicable Transferor Reimbursement Plan. Transferee Parent shall assume all obligations of Transferor Parent with respect to each Transferred Native Employee under the applicable Transferor Reimbursement Plan.

                  (h) COBRA. Transferee Parent shall, or shall cause, each Transferred Native Employee and each "qualified beneficiary" (as defined in Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and ERISA Sections 601 through 608 ("COBRA") of each Transferred Native Employee, who elects continued group health plan coverage under COBRA or incurs a "qualifying" event (as defined in COBRA) on or after the Closing, to be offered COBRA coverage on and after the Closing under a Transferee Health or Welfare Plan. Transferor Parent and its Affiliates shall retain all obligations and Liabilities with respect to each of its Native System Employees and their qualified beneficiaries who elected continued group plan coverage under COBRA or incurred a "qualifying event" prior to the Closing.

                  (i) WARN Compliance. Transferee Parent shall be responsible for any Liability arising under the Worker Adjustment and Retraining Notification Act and any similar state or local laws (collectively, "WARN") with respect to the termination of employment of Transferred Native Employees on or after the Closing. During the period prior to the Closing, the parties agree to cooperate with each other in order to comply with WARN, including, but not limited to, Transferor Parent or its Affiliates providing to Transferred Native Employees and any applicable

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                                                                              51

Governmental Authorities or other required Persons (on behalf of itself and Transferee Parent) any notice and other requirements under WARN.

                  (j) Workers' Compensation Liabilities. Transferee Parent shall be responsible for all workers' compensation Liabilities relating to, arising out of, or resulting from any claim incurred for a compensable injury sustained by a Transferred Native Employee on or after the Closing Date and, to the extent reflected in the Net Liabilities Adjustment Amount used in calculating the Final Closing Adjustment Amount, before Closing.

                  (k) Non-Solicit Provisions.

                        (i) Except for the employees holding job titles as of the date hereof listed on Schedule 3.1(k)(i) (as previously identified by name to the Comcast Group), in the case of the TWC Group, or Schedule 3.1(k)(ii) (as previously identified by name to the TWC Group), in the case of the Comcast Group, from the date hereof until the first anniversary of the Closing (x) none of the TWC Group will solicit any TWC Native Employees (other than for the benefit of the TWC Native Systems or with the prior written consent of the Comcast Group, in each case, prior to the Closing or to comply with the provisions of Section 3.1(a)) and (y) none of the Comcast Group will solicit any Comcast Native Employees (other than for the benefit of Comcast Native Systems or with the prior written consent of the TWC Group, in each case, prior to the Closing or to comply with the provisions of Section 3.1(a)).

                        (ii) Except for the employees holding the job titles as of the date hereof listed on Schedule 3.1(k)(i) (as previously identified by name to the Comcast Group) in the case of the TWC Group, or on Schedule 3.1(k)(ii) (as previously identified by name to the TWC Group) in the case of the Comcast Group, from the date hereof until the first anniversary of the Closing (x) none of the TWC Group will hire any TWC Native Employees (other than for the benefit of TWC Native Systems or with the prior written consent of the Comcast Group, in each case, prior to the Closing or to comply with the provisions of Section 3.1(a)) and (y) none of the Comcast Group will hire any Comcast Native Employees (other than for the benefit of Comcast Native Systems or with the prior written consent of the TWC Group in each case, prior to the Closing or to comply with the provisions of Section 3.1(a)).

                        (iii) Solely for purposes of this Section 3.1(k), "TWC Native Employee" and "Comcast Native Employee", as applicable, shall be applied so as to include any individual who as of any relevant date (which shall include the period from the date hereof through the Closing Date) would be a TWC Native Employee or Comcast Native Employee, as applicable, if the Closing Date occurred on such date.

                        (iv) Notwithstanding the foregoing, advertising through mass media in which an offer of employment, if any, is available to the general public, such as magazines, newspapers and sponsorships of public events shall not be prohibited by this Section 3.1(k). Solely for purposes of this Section 3.1(k), Native Employees shall

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                                                                              52

in no event include the beneficiary or dependent of any Native Employee unless such beneficiary or dependent is otherwise a Native Employee.

                        (v) From the Closing Date until the first anniversary of the Closing, none of Transferee Parent or its Affiliates will hire any Retained Native Employees of Transferor Parent or its Affiliates.

                        (vi) Retained Native Employees and employees listed on
Schedule 3.1(k) (i) or (ii), as applicable, if hired or retained by Transferor or its Affiliates, shall be made available by Transferor for consultation and transitional services as reasonably requested by Transferee. The provision of any such services shall be in accordance with the terms of Section 6.8(a) hereof and shall not unreasonably interfere with such Retained Native Employee or employee listed on Schedule 3.1(k) (i) or (ii), as applicable, from performing any of such employee's duties to the Transferor or its Affiliates.

                  (l) Confidentiality and Proprietary Information. No provision of this Section 3.1 shall be deemed to release any individual for any violation of a plan, policy, agreement or guideline regarding non-competition or pertaining to confidential or proprietary information of the Comcast Group or of the TWC Group or otherwise relieve any individual of his or her obligations under such guideline or any such plan, program or arrangement.

                  (m) No Implied Rights or Third Party Beneficiaries. The parties hereto hereby acknowledge and agree that no provision of this Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Transferred Native Employee, Retained Native Employee or other future, present, or former employee of the Comcast Group or the TWC Group, under any Comcast Benefit Plan or TWC Benefit Plan or otherwise. Without limiting the generality of the foregoing except as expressly provided in this Agreement, nothing in this Agreement shall preclude the Comcast Group or the TWC Group, at any time after the Closing, from amending, merging, modifying, terminating, eliminating, reducing or otherwise altering in any respect any Comcast Group Benefit Plan or TWC Group Benefit Plan, as applicable, any benefit under any such plan or any trust, insurance policy or funding vehicle related to any Comcast Group Benefit Plan or TWC Group Benefit Plan, as applicable. Nothing in this Section 3.1 or elsewhere in this Agreement shall be deemed to make any employee of the parties a third party beneficiary of this section or any rights relating hereto.

                  (n) Collective Bargaining. With respect to those Transferred Native Employees who are covered by a collective bargaining agreement, Transferee Parent will retain any and all of the rights and obligations it may have pursuant to applicable labor law. If Transferor Parent or any of its Affiliates acquires a duty to bargain with any labor organization with respect to Native Employees, then Transferor Parent or its Affiliates shall (i) give prompt written notice of such development to Transferee Parent and (ii) not enter into any contract with such labor organization that contains a successor clause or otherwise purports to bind (after the Closing) Transferee

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                                                                              53

Parent or any of its Affiliates in any way, without the prior written consent of Transferee Parent.

                  (o) Adelphia Employees.

                        (i) If the Closing occurs on the same date as the Adelphia Closing, then this Section 3.1(o)(i) shall govern the treatment of Adelphia Employees. Each Adelphia Employee who on or immediately prior to the Adelphia Closing and the Closing Date was primarily employed in connection with the TWC/Adelphia Systems (each, a "TWC/Adelphia Employee") shall become an employee of the Comcast Group on the Closing Date. For the avoidance of doubt, each covenant made by the TWC Group in the TWC/Adelphia Purchase Agreement in respect of the Adelphia Employees employed in the TWC/Adelphia Systems as of the Closing Date shall be deemed to be a TWC/Adelphia Assumed Liability. Each Adelphia Employee who on or immediately prior to the Adelphia Closing and the Closing Date was primarily employed in connection with the Comcast/Adelphia Systems (each, a "Comcast/Adelphia Employee") shall become an employee of the TWC Group on the Closing Date. For the avoidance of doubt, each covenant made by the Comcast Group in the Comcast/Adelphia Purchase Agreement in respect of the Adelphia Employees employed in the Comcast/Adelphia Systems as of the Closing Date shall be deemed to be a Comcast/Adelphia Assumed Liability.

                        (ii) If the Closing does not occur on the same date as the Adelphia Closing:

                              (A) (x) all current TWC/Adelphia Employees,
      (excluding those on long-term disability) shall become employees of the Comcast Group on the Closing Date and (y) all current Comcast/Adelphia Employees (excluding those on long-term disability) shall become employees of the TWC Group on the Closing Date. Transferor Parent shall take or cause to be taken such actions as are reasonably necessary to effectuate this transfer of employment. The parties hereto shall not take any action that would interfere with such employees becoming employed by the Comcast Group or the TWC Group, as applicable, on the Closing Date, unless (and only to the extent) such action is required by the relevant Adelphia Purchase Agreement or is otherwise permitted under this Article 3 or
      Section 6.2(s); and

                              (B) Transferor Parent shall deliver to Transferee Parent true and complete copies of each employment, bonus, severance, termination or other agreement entered into by, or any plan, program, policy or arrangement covering, any Adelphia Employee who becomes employed by Transferee Parent or its Affiliates as provided in clause (A) above on the Closing Date (other than a Comcast Benefit Plan or TWC Benefit Plan, as applicable).

                        (iii) If the Closing does not occur on the same date as the Adelphia Closing, (a) with respect to any TWC/Adelphia Employee, the amount of

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                                                                              54

any severance or termination pay or benefits incurred by the TWC Group in connection with a termination of employment of any such employee following the Adelphia Closing and prior to the Closing (other than any severance incurred as a result of (x) the TWC Group's failure to comply with the requirement to offer employment on the terms set forth in Section 5.8(a) of the TWC/Adelphia Purchase Agreement, except if such failure to comply is as a result of Comcast's express instruction to TWC to not offer employment under such Section 5.8(a) or to offer employment on a basis not in compliance with such Section 5.8(a) or (y) TWC Group's failure to comply with Section 6.2(s) hereof) shall be deemed to be a Current Asset of the relevant TWC/Adelphia Newco; and (b) with respect to any Comcast/Adelphia Employee, the amount of any severance or termination pay or benefits incurred by the Comcast Group in connection with a termination of employment of any such employee following the Adelphia Closing and prior to the Closing (other than any severance incurred as a result of (x) the Comcast Group's failure to comply with the requirement to offer employment on the terms set forth in Section 5.5(a) of the Comcast/Adelphia Purchase Agreement, except if such failure to comply is as a result of TWC's express instruction to Comcast to not offer employment under such Section 5.5(a) or to offer employment on a basis not in compliance with such Section 5.5(a) or (y) Comcast Group's failure to comply with Section 6.2(s) hereof) shall be deemed to be a Current Asset of the relevant Comcast/Adelphia Newco.

            Section 3.2 Use of Names and Logos. For a period of 150 days after Closing, Transferee Parent and its Affiliates shall be entitled to use the trademarks, trade names, service marks, service names, logos and similar proprietary rights of Transferor Parent and its Affiliates to the extent incorporated in or on the Transferred Assets held by the Newcos then affiliated with such Transferee Parent (collectively, the "Proprietary Rights"), provided, that (a)Transferee Parent acknowledges that the Proprietary Rights belong to Transferor Parent and its Affiliates, and that neither Transferee Parent nor any of its Affiliates acquires any rights therein during or pursuant to such 150-day period; (b) all such Transferred Assets shall be used in a manner consistent with the use made by Transferor Parent and its Affiliates of such Transferred Assets prior to Closing; (c) Transferee Parent shall exercise reasonable efforts to remove all Proprietary Rights from the Transferred Assets it receives as soon as reasonably practicable following Closing and (d) the use of the Proprietary Rights during such period shall inure to the benefit of Transferor Parent; provided, that Transferee Parent shall indemnify and hold harmless Transferor Parent and its Affiliates for any Liabilities arising from or otherwise relating to Transferee Parent's use of the Proprietary Rights. Upon expiration of such 150-day period, Transferee Parent shall remove all Proprietary Rights from the Transferred Assets held by the Newcos Affiliated with such Transferee Parent and shall destroy all unused letterhead, checks, business-related forms, preprinted form contracts, product literature, sales literature, labels, packaging material and any other materials displaying Transferor Parent's or its Affiliates' Proprietary Rights within ten Business Days and shall provide Transferor Parent with a written certification that it destroyed any and all such materials. Notwithstanding the foregoing, Transferee Parent and its Affiliates shall not be required to remove or discontinue using any such Proprietary Rights that are affixed to converters or other items located in customer homes or properties such that prompt removal is impracticable for such Transferee Parent and its Affiliates; provided, that such Transferee Parent and its Affiliates shall remove or discontinue using such Proprietary Rights promptly upon the return of such converters or other items to such Transferee Parent or its Affiliates. The rights of Transferee Parent and its Affiliates under this Section 3.2 with respect to any Adelphia Assets shall be subject to the relevant Adelphia Purchase Agreement.

            Section 3.3 Transfer Laws. The parties hereto each waives compliance by the others with Legal Requirements relating to bulk transfers applicable to the transactions contemplated hereby.

            Section 3.4 Transfer Taxes and Fees. All sales, use, transfer and similar Taxes or assessments, including transfer fees and similar assessments for Franchises, Authorizations and Contracts, arising from or payable by reason of the conveyance of the TWC Transferred Assets and the Comcast Transferred Assets in a Newco Transaction (other than a TWC/Adelphia Newco Transaction effected pursuant to the third sentence of Section 2.1(a)) or an Exchange, shall be borne 50% by Transferor Parent and 50% by Transferee Parent, it being understood and agreed that if any such payable is satisfied by a party or any Affiliate thereof, then promptly after the later of (x) the Closing and (y) demand by the paying party, the other party shall reimburse the paying party for 50% of any such amount paid by the paying party.

                                   ARTICLE 4
                    COMCAST'S REPRESENTATIONS AND WARRANTIES

            Each Comcast Party represents and warrants to the TWC Parties as of the date of this Agreement (except in the case of the representations and warranties in Section 4.24 and the representations and warranties relating to the Comcast Newcos) and as of Closing as follows:

            Section 4.1 Organization and Qualification of the Comcast Group. Each Comcast Party is a corporation or other entity duly organized, validly existing and in good standing under the laws of its state of organization. Each Comcast Group Member that holds any right, title or interest in, to or under any Comcast Native Asset has, and each Comcast Group Member that, upon and after completion of the Adelphia Closing, will hold any right title or interest in, to or under any Comcast/Adelphia Asset (each, with respect to both Comcast Native Assets and Comcast/Adelphia Assets, a "Comcast Participant") will at and following the Adelphia Closing have, all requisite corporate or other entity power and authority to own and lease such Comcast Transferred Assets and to conduct the portion of the Comcast Transferred Business related to such Comcast Transferred Assets as currently conducted. As of the Comcast Newco Transaction and the Closing, each Comcast Transferor will have all requisite corporate or other entity power and authority to own the Equity Securities of the applicable Comcast Newco.

            Section 4.2 Authority. Each Comcast Party has all requisite corporate or other organizational power and authority to execute, deliver and perform this

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                                                                              56

Agreement and the Transaction Documents to be executed and delivered by such Comcast Party and to consummate the transactions contemplated hereby and thereby. Each Comcast Transferor, each Comcast Participant and each Comcast Newco has all requisite corporate or other power and authority to execute, deliver and perform the Transaction Documents to be executed and delivered by it and to consummate the transactions contemplated thereby, or prior to such execution, delivery, performance or consummation will have such power and authority. The execution, delivery and performance of this Agreement by each Comcast Party and of each Transaction Document to which any Comcast Group Member is, or shall after the date hereof become, party and the consummation of the transactions contemplated hereby or thereby has been (or upon such execution and delivery, shall have been at Closing), duly and validly authorized by all necessary corporate or other entity action on the part of the applicable Comcast Group Member. This Agreement and each Transaction Document to which a Comcast Group Member is, or shall after the date hereof become, party is (or in the case of such Transaction Documents, will be at Closing) duly and validly executed and delivered by the applicable Comcast Group Member and the valid and binding obligation of such Comcast Group Member, enforceable against such Comcast Group Member in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

            Section 4.3 No Conflict; Required Consents. Except as described on Schedules 4.3 and 4.19, and subject to compliance with the HSR Act, the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and except for Authorizations required from, by or with the relevant Franchising Authorities in respect of the Franchises for the Comcast Transferred Systems, Authorizations required from, by or with the FCC in connection with a change of control of the holder and/or assignment of the Comcast Transferred Licenses, Authorizations from state public utility commissions having jurisdiction over the assets of the Comcast Transferred Systems, Authorizations to be obtained by the TWC Group and Authorizations to be obtained in connection with the Adelphia Purchase Agreements, the execution, delivery and performance by the applicable Comcast Group Members of this Agreement and the Transaction Documents to be executed and delivered by such Comcast Group Members, do not and shall not: (a) conflict with or violate any provision of the certificate of incorporation or by-laws or other organizational or governing documents of any Comcast Group Member; (b) violate any provision of any material Legal Requirement; (c) without regard to requirements of notice, lapse of time, elections of other Persons or any combination thereof, conflict with, violate, result in a breach of, constitute a default under or give rise to any third party's right(s) of first refusal or similar right or right of cancellation or termination, or accelerate or permit the acceleration of the performance required by or adversely effect the rights or obligations of Comcast or any Comcast Group Member under any Comcast Transferred Contract, Comcast Transferred Franchise or Comcast Transferred License; (d) result in the creation or imposition of any Lien against or upon any of the Comcast Transferred Assets other than a Permitted Lien; (e) require any material consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority; or (f)require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Person (other than any Governmental Authority), in the case of clauses (c), (d) and (f) with only such exceptions as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, no representation is made pursuant to this Section 4.3 with respect to the Initial Comcast/Adelphia Assets as they exist at the time of the Adelphia Closing.

            Section 4.4 Sufficiency of Assets; Title.

                  (a) Except for items included in the Comcast Native Excluded Assets or as described on Schedule 4.4(a), (i) the Comcast Native Assets are all of the assets of the Comcast Group owned, used or held for use primarily in connection with the operation of the Comcast Native Systems, and (ii) the right, title and interest in the Comcast Native Assets conveyed to the applicable Comcast Newcos pursuant to the Comcast Newco Transaction shall be sufficient to permit the applicable Comcast Newcos to operate the Comcast Native Systems substantially as they are being operated by the Comcast Group immediately prior to the Closing and in compliance with all material Legal Requirements and, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in compliance with all contractual requirements that comprise part of the TWC Native Assumed Liabilities. At the Closing, the applicable Comcast Native Newcos will have good and marketable title to (or in the case of assets that are leased, valid leasehold interests in) the tangible Comcast Native Assets free and clear of any Liens, other than Permitted Liens (disregarding clause (d) of the definition thereof), except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, the representation contained in the immediately preceding sentence shall not apply with respect to any Comcast Native Owned Property or Comcast Native Leased Property with respect to which the Comcast Group has delivered a Title Policy, or a Title Commitment to deliver a Title Policy, as provided in Section 7.2.

                  (b) Except as described on Schedule 4.4(b), the Comcast Native Tangible Personal Property and improvements on the Comcast Native Owned Property and real property subject to the Comcast Native Real Property Interests are in all material respects adequate for their present uses.

            Section 4.5 Comcast Native Franchises, Comcast Native Licenses, Comcast Native Contracts, Comcast Native Owned Property and Comcast Native Real Property Interests.

                  (a) Except as described on Schedules 2.1(f)(ii)(A), 2.1(f)(iii)(A), 2.1(f)(iv)(A), 2.1(f)(v)(A) or Schedule 4.5(a) and except for the Comcast Native Excluded Assets, no Comcast Group Member is bound or affected by any of the following that relate wholly or primarily to the Comcast Native Assets or the Comcast Native Systems: (i) leases of real or material personal property; (ii) Franchises, and

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similar authorizations for the operation of the Comcast Native Systems, or
Contracts of substantially equivalent effect; (iii) other licenses, authorizations, consents or permits of the FCC or, to the extent material, any other Governmental Authority; (iv) all Authorizations of Governmental Authorities to provide telephony services held, directly or indirectly, by the Comcast Group and used in connection with the operation of any Comcast Native Systems; (v) material crossing Contracts, easements, rights of way or access Contracts; (vi) pole line or joint line Contracts or underground conduit Contracts; (vii) bulk service, commercial service or multiple-dwelling unit access Contracts which individually provide for payments by or to the Comcast Group in any twelve month period exceeding $50,000; (viii) system-specific programming Contracts, system-specific signal supply Contracts and Local Retransmission Consent Agreements; (ix) any Contract with the FCC or any other Governmental Authority relating to the operation or construction of the Comcast Native Systems that are not fully reflected in the Comcast Native Franchises, or any Contracts with community groups or similar third parties restricting or limiting the types of programming that may be shown on any of the Comcast Native Systems; (x) any partnership, joint venture or other similar Contract or arrangement; (xi) any Contract with any Comcast Group Member; (xii) any Contract that limits the freedom of the Comcast Native Systems to compete in any line of business or with any Person or in any area or which would so limit the freedom of any TWC Group Member after the Closing Date; (xiii) any Contract relating to the use by third parties of the Comcast Native Assets to provide, or the provision by the Comcast Native Systems of, telephone, Internet or data services other than Contracts with subscribers of any such services; (xiv) any advertising representation or interconnect Contract; (xv) any Contract with any employee employed primarily in connection with the Comcast Native Systems; (xvi) any Contract granting any Person the right to use any portion of the cable television system plant included in the Comcast Native Assets; (xvii) any Contract that is not the subject of any other clause of this Section 4.5(a) that shall remain effective for more than one year after Closing (except those Contracts that may be terminated upon no more than 30 days' notice without penalty and subscription agreements with residential subscribers to provide cable service); or (xviii) any Contract other than those described in any other clause of this Section 4.5(a) which individually provides for payments by or to the Comcast Group in any twelve month period exceeding $500,000 or is otherwise material to the Comcast Native Systems.

                  (b) The Comcast Group has prior to the date hereof provided or otherwise made available to TWC true and complete copies of each of the Comcast Native Franchises, Comcast Native Licenses and Comcast Native Contracts described on any of Schedules 2.1(f)(ii)(A) (to the extent in the possession of Comcast or its Affiliates), 2.1(f)(iii)(A), 2.1(f)(iv)(A), 2.1(f)(v)(A) and
Schedule 4.5(a) (excluding Local Retransmission Consent Agreements and system-specific programming contracts), together with true and complete copies of (i) any notices alleging continuing non compliance with the requirements of any Comcast Native Franchise, (ii) in each case any amendments to any of the items on any such Schedule (in the case of the items on Schedule 2.1(f)(ii)(A), to the extent in the possession of Comcast or its Affiliates), (iii) in the case of oral Comcast Native Real Property Interests listed on Schedule 2.1(f)(ii)(A) or oral Comcast Native Contracts listed on Schedule 2.1(f)(v)(A), true and complete written summaries thereof and (iv) each document in the possession of Comcast or its Affiliates

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                                                                              59

evidencing or insuring the Comcast Group's ownership of the Comcast Native Owned Property. Except as described in Schedule 4.5(b) and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Comcast Group is in compliance with each of the Comcast Native Franchises, Comcast Native Licenses and Comcast Native Contracts and, as of the Closing, with each of the Contracts included in the Comcast/Adelphia Assets; (ii) the Comcast Group has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its obligations under each of the Comcast Native Franchises, Comcast Native Licenses and Comcast Native Contracts and, as of the Closing, under each of the Contracts included in the Comcast/Adelphia Assets; (iii) there has not occurred any default (without regard to lapse of time or to the giving of notice or both) by any of the Comcast Group Members and, to the knowledge of Comcast, there has not occurred any default (without regard to lapse of time or the giving of notice, or both) by any other Person, under any of the Comcast Native Franchises, Comcast Native Licenses or Comcast Native Contracts or, as of the Closing, under any of the Contracts included in the Comcast/Adelphia Assets; and (iv) the Comcast Native Franchises, Comcast Native Licenses and Comcast Native Contracts and, as of the Closing, the Contracts included in the Comcast/Adelphia Assets, are valid and binding agreements and are in full force and effect; provided, that the representations and warranties made in this Section 4.5(b) with respect to the material Contracts included in the Comcast/Adelphia Assets are made to the knowledge of Comcast and solely with respect to events, circumstances or conditions, in any such case, first arising after the Adelphia Closing.

                  (c) Schedule 2.1(f)(iii)(A) lists the date on which each Comcast Native Systems Franchise shall expire.

                  (d) Except as described on Schedules 2.1(f)(iii)(A), 2.1(f)(iv)(A) or Schedule 4.5(d), there are no applications relating to any Comcast Native Franchise or the Comcast Native Licenses pending before any Governmental Authority that are material to any of the Comcast Native Systems. Except as described on Schedule 4.5(d), none of the Comcast Group Members has received, nor do any of them have notice that they shall receive, from any Governmental Authority a preliminary assessment that a Comcast Native Franchise should not be renewed as provided in Section 626(c)(1) of the Communications Act. Except as described on Schedule 4.5(d), none of the Comcast Group Members nor any Governmental Authority has commenced or requested the commencement of an administrative proceeding concerning the renewal of a Comcast Native Franchise as provided in Section 626(c)(1) of the Communications Act. Except as described on Schedule 4.5(d), the Comcast Group has timely filed notices of renewal in accordance with the Communications Act with all Governmental Authorities with respect to each Comcast Native Franchise expiring within 30 months of the date of this Agreement. Except as described on Schedule 4.5(d), such notices of renewal have been filed pursuant to the formal renewal procedures established by
Section 626(a) of the Communications Act. To Comcast's knowledge, there exist no facts or circumstances that make it likely that any Comcast Native Franchise shall not be renewed or extended on commercially reasonable terms. Except as described on Schedule 4.5(d), as of the date hereof, no Governmental Authority has commenced, or

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given notice that it intends to commence, a proceeding to revoke or suspend a
Comcast Native Franchise.

            Section 4.6 Employee Benefits. A true and complete list of the Comcast Benefit Plans is set forth in Schedule 4.6. Except as set forth on
Schedule 4.6, none of Comcast, any of its ERISA Affiliates, any Comcast Benefit Plan other than a "multiemployer plan" (as defined in Section 3(37) of ERISA), or to the knowledge of Comcast, any Comcast Benefit Plan that is a "multiemployer plan" (as defined in Section 3(37) of ERISA) is in material violation of any provision of ERISA with respect to a Comcast Benefit Plan. No material "reportable event" (as defined in Sections 4043(c) of ERISA), "accumulated funding deficiency" (as defined in Section 302 of ERISA) or "withdrawal liability" (as determined under Section 4201 et seq. of ERISA) has occurred or exists and is continuing with respect to any Comcast Benefit Plan other than a "multiemployer plan" (as defined in Section 3(37) of ERISA) or, to the knowledge of Comcast, any Comcast Benefit Plan that is a "multiemployer plan" (as defined in Section 3(37) of ERISA). After the Closing, none of the Comcast Newcos, TWC or any of their respective ERISA Affiliates shall be required, under ERISA, the Code or any collective bargaining agreement, to establish, maintain or continue any Comcast Benefit Plan currently maintained by Comcast or any of its ERISA Affiliates. Except as set forth in Schedule 4.6, since December 31, 2004, there has been no change in the Comcast Benefit Plans or level of compensation provided the Comcast Native Employees that would materially increase the cost of operating the Comcast Native Systems.

            Section 4.7 Litigation. Except as set forth in Schedule 4.7, (i) there is no Litigation pending or, to Comcast's knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal, against any of the Comcast Group Members relating to the Comcast Native Systems, Comcast Native Assets or Comcast Native Business; and (ii) there is no Judgment requiring any of the Comcast Group Members to take any action of any kind with respect to the Comcast Native Assets or the operation of the Comcast Native Systems, or to which any of the Comcast Group Members (with respect to the Comcast Native Systems), the Comcast Native Systems or the Comcast Native Assets are subject or by which they are bound or affected, in the case of clauses (i) and (ii), which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, this Section 4.7 shall have no application with respect to Taxes of any of the Comcast Group Members.

            Section 4.8 Comcast Native Systems Information. Schedule 4.8 sets forth a true and complete description in all material respects of the following information.

                  (a) as of December 31, 2004, the approximate number of miles of plant, aerial and underground and the technical capacity of such plant expressed in MHz, included in the Comcast Native Assets;

                  (b) as of the date set forth on such Schedule (which shall be no earlier than December 31, 2004), the number of Individual Subscribers, Digital

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Subscribers, Telephony Subscribers and High Speed Data Subscribers served by the
Comcast Native Systems;

                  (c) as of the date set forth on such Schedule (which shall be no earlier than December 31, 2004), the approximate number of homes passed by each of the Comcast Native Systems as reflected in the Comcast Group's system records for such date;

                  (d) as of the date hereof, a description of basic and optional or tier services available from each of the Comcast Native Systems and the rates charged by the Comcast Group for each;

                  (e) as of the date hereof, the stations and signals carried by each of the Comcast Native Systems and the channel position of each such signal and station; and

                  (f) [Intentionally Omitted]

                  (g) the municipalities served by each of the Comcast Native Systems and the community identification numbers of such municipalities.

            Section 4.9 Compliance with Legal Requirements. Except as set forth on Schedule 4.9, the Comcast Native Assets include all material Authorizations of, by or with any Governmental Authority that are necessary for the lawful conduct of the Comcast Native Systems as currently conducted and each of the material Authorizations is in full force and effect in all material respects. Except as set forth on Schedule 4.9, the Comcast Native Systems are, and have been, operated in compliance in all material respects with all material Legal Requirements and Authorizations, and, to the knowledge of Comcast, none of the Comcast Native Systems are under investigation with respect to or have been threatened to be charged with or given written notice of any material violation of any material Legal Requirement or Authorization.

            Section 4.10 Real Property. Schedule 2.1(f)(ii)(A) sets forth all leases included in the Comcast Native Real Property Interests (the "Comcast Native Leases", and each such lease, a "Comcast Native Lease") and all ownership interests in real property included in the Comcast Native Owned Property and all other material Comcast Native Real Property Interests. The Comcast Native Owned Property and Comcast Native Real Property Interests include all leases, fee interests, material easements, material access agreements and other material real property interests necessary to operate the Comcast Native Systems as currently conducted.

            Section 4.11 Financial Statements; No Adverse Change.

                  (a) Comcast has provided to TWC internal unaudited financial statements for the Comcast Native Systems consisting of balance sheets and statements of operations as of and for the 12 months ended December 31, 2004 (the "Comcast Native Financial Statements"). The Comcast Native Financial Statements were prepared in

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                                                                              62

accordance with GAAP (except for the absence of required footnotes) and fairly present in all material respects the financial condition and results of operations of the Comcast Native Systems as of the dates and for the periods indicated therein; provided; that (A) the Comcast Native System Financial Statements do not reflect the following items, which may have been recorded within the financial results of the Comcast Native Systems had the Comcast Native Systems been stand-alone entities during the periods presented: (i) an allocation of a portion of goodwill and identifiable intangible assets, and related amortization expense, arising from purchase business combinations, which is recorded at the Comcast corporate level; (ii) an allocation of fair value appraisal adjustments related to fixed assets, and the related depreciation expense, arising from purchase business combinations, which is recorded at the Comcast corporate level; (iii) an allocation of debt and related interest expense which is recorded at the Comcast corporate level; (iv) an allocation of deferred Income Taxes, Income Taxes payable and Income Tax expense which is recorded at the Comcast corporate level; (v) certain assets, deferred revenue liabilities, revenues and expenses related to systems' provision of commercial fiber services which are recorded at the Comcast corporate level; (vi) certain assets related to the high speed data business, including routers and head-end equipment, which are recorded at the Comcast corporate level; (vii) certain receivables which are recorded at the Comcast corporate level (e.g., shopping commission receivables and programming receivables); and (B) the presentation in the Comcast Native Financial Statements of the following items would have been reported differently in respect of the following had the Comcast Native Systems been stand-alone entities during the periods presented: (i) certain balance sheet reclassifications within current assets and liabilities (e.g. reclassifying debit balances in liability accounts to assets and vice versa);
(ii) receivables related to cash swept to the Comcast corporate level which are recorded net in the inter-company payables/receivable financial line item; (iii) liabilities related to payments made by Comcast on behalf of the Comcast Native Systems for programming costs, salary, payroll taxes, employee benefits, accounts payables, dues, and other certain company-wide costs which are recorded net in the inter-company payables/receivable financial line item; (iv) franchise fee expense which is recorded net of collections from customers.

                  (b) Except as set forth in Schedule 4.11(b), since December 31, 2004, (i) there have been no events, circumstances or conditions (other than with respect to the Adelphia Systems and Adelphia Assets) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (ii) the Comcast Native Systems and the Comcast Native Assets have been operated in all material respects only in the ordinary course of business consistent with past practices.

            Section 4.12 Employees.

                  (a) Except as set forth on Schedule 4.12(a), there are no collective bargaining agreements applicable to any Comcast Native Employees, and no Comcast Group Member as of the Closing, has any duty to bargain with any labor organization with respect to any such persons. There are not pending any material unfair labor practice charges against any Comcast Group Member, or any request or demand for

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                                                                              63

recognition, or any petitions filed by a labor organization for representative status, with respect to any Comcast Native Systems Employees.

                  (b) Except as set forth on Schedule 4.12(b), the Comcast Group Members have complied, and the Comcast Native Newcos will be in compliance as of the Closing, in all material respects with all applicable Legal Requirements relating to the employment of labor, including WARN, ERISA, continuation coverage requirements with respect to group health plans and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age, sex, race and disability discrimination, immigration control and the payment and withholding of Taxes except for any non-compliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on
Schedule 4.12(b), none of the Comcast Group Members is a party to any material labor or employment dispute involving any of its employees who render services in connection with the Comcast Native Systems.

                  (c) Except as described on Schedule 4.12(c), none of the Comcast Group Members has any employment agreements, either written or oral, with any Comcast Native Employees and none of the employment agreements listed on Schedule 4.12(c) require any TWC Group Member to employ any person after Closing.

            Section 4.13 Environmental.

                  (a) Except as described on Schedule 4.13(a), to the knowledge of Comcast, (i) none of the Comcast Group Members has received any notice, demand, request for information, citation, summons or order relating to any material evaluation or investigation and (ii) none of the Comcast Group Members is the subject of any pending or threatened material investigation, action, claim, suit, review, complaint, penalty or proceeding of any Governmental Authority or other Person, in each case with respect to the Comcast Native Assets, the Comcast Native Systems or, at the Closing, any Comcast Native Newco which relate to or arise out of any Environmental Law.

                  (b) Except as described on Schedule 4.13(b), to the knowledge of Comcast, no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted, or released at, on or under any Comcast Native Asset or in connection with the operation of any Comcast Native System or, at the Closing, any Comcast Native Newco, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (c) Except as described on Schedule 4.13(c), none of the Comcast Group Members has received any written notice of, or has any knowledge of circumstances relating to, and, to the knowledge of Comcast, there are no past events, facts, conditions, circumstances, activities, practices or incidents (including but not limited to the presence, use, generation, manufacture, disposal, release or threatened release of any Hazardous Substances) relating to any Comcast Native Asset or in connection with the operation of any Comcast Native System or, at the Closing, any Comcast Native Newco, which could materially interfere with or prevent material

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                                                                              64

compliance with, or which have resulted in or are reasonably likely to give rise to any material liability of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law.

                  (d) Except as set forth on Schedule 4.13(d), to Comcast's knowledge, no Comcast Native Asset nor any property to which Hazardous Substances located on or resulting from the use of any Comcast Native Asset (or from the operation of any Comcast Native System or, at the Closing, any Comcast Native Newco), have been transported, is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or on any similar federal, state, local or foreign list of sites requiring investigation or cleanup.

                  (e) Prior to the date hereof, Comcast has provided or made available to TWC copies of all material environmental assessments, or other material environmental studies, audits, tests, reviews or other analyses of or relating to the Comcast Native Assets and/or the Comcast Native Systems.

                  (f) None of the transactions contemplated by this Agreement relating to the Comcast Native Systems will trigger any filing or other action under any environmental transfer statute, including the Connecticut Hazardous Waste Establishment Transfer Act and the New Jersey Industrial Site Recovery Act.

            Section 4.14 Transactions with Affiliates. Except for this Agreement and Transaction Documents to which it is a party, or as set forth on Schedule 4.14, immediately after the Closing, the Comcast Newcos shall not be bound by any Contract or any other arrangement of any kind whatsoever with, or have any Liability to, any Comcast Group Member.

            Section 4.15 Undisclosed Material Liabilities. The Comcast Native Assumed Liabilities will include no Liabilities, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a Liability, other than:

                  (a) the Liabilities disclosed on Schedule 4.15;

                  (b) the Liabilities disclosed in the Comcast Native Financial Statements;

                  (c) the Liabilities arising in the ordinary course of business of the Comcast Native Systems since December 31, 2004 in amounts substantially consistent with past practices (subject to customary cost increases); and

                  (d) other Liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            Section 4.16 Insurance. Schedule 4.16 contains a list of all policies of property, fire, casualty, liability, life, workers' compensation, libel and slander, and other

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                                                                              65

forms of insurance of any kind that relate to the Comcast Native Assets, the Comcast Native Systems or any of the employees, officers or directors of the Comcast Native Systems and are maintained by or on behalf of any of the Comcast Group Members, in each case which are in force as of the date hereof. All such policies are in full force and effect, all premiums due thereon have been paid by the Comcast Group, and the Comcast Group is otherwise in compliance in all material respects with the terms and provisions of such policies (after giving effect to applicable grace or cure periods). After the Closing, the terms of such policies will continue to provide coverage with respect to acts, omissions and events occurring prior to the Closing in accordance with their terms as if the Closing had not occurred. Comcast has no knowledge of any threatened termination of, material premium increase (other than with respect to customary annual premium increases) with respect to, or material alteration of coverage under, any of such policies.

            Section 4.17 Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as set forth on Schedule 4.17, the Comcast Native Business, the Comcast Native Assets and the Comcast Native Systems do not infringe and have not infringed upon the intellectual property rights of any Person, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent, license or other intellectual property right infringement.

            Section 4.18 Brokers. There is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of any of the Comcast Group Members who might be entitled to any fee or commission from any TWC Group Member in connection with the transactions contemplated by this Agreement.

            Section 4.19 Transferred Systems Options. Except as disclosed on
Schedule 4.19, none of the Comcast Transferred Systems or any material Comcast Transferred Assets are subject to any Transferred Systems Option; provided that the foregoing shall apply to Comcast/Adelphia Systems or Comcast/Adelphia Assets only to the extent any such Transferred Systems Option was granted following the Adelphia Closing.

            Section 4.20 Comcast Native Systems Proprietary Rights. Except as described on Schedule 4.20, there is no material trademark, trade name, service mark, service name or logo, or any application therefor, owned, licensed, used or held for use by any of the Comcast Group Members primarily in connection with the operation of the Comcast Native Systems.

            Section 4.21 Promotional Campaigns. After Closing, no Comcast Newco will be obligated to continue to make promotional offers under any promotional or marketing campaigns or programs initiated or maintained by any of the Comcast Group Members with respect to the Comcast Transferred Systems (other than promotional or marketing campaigns initiated by Adelphia or any Transferred Joint Venture Entity prior to the Adelphia Closing and which Comcast has used commercially reasonable efforts to terminate); provided, that for the avoidance of doubt, subscribers

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                                                                              66

who subscribed for services prior to the Closing and took advantage of any such campaign or promotional offers may be entitled to continue to receive the benefits offered under such campaign or promotion in accordance with its terms after Closing. After Closing, no Comcast Newco will be obligated to pay for any advertisements run or to be run after the Closing under promotional or marketing campaigns or programs initiated or maintained by any of the Comcast Group Members with respect to the Comcast Transferred Systems (other than promotional or marketing campaigns initiated by Adelphia or any Transferred Joint Venture Entity prior to the Adelphia Closing and which Comcast has used commercially reasonable efforts to terminate), other than campaigns initiated with the consent of TWC.

            Section 4.22 Taxes. With respect to the Comcast Native Systems, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as set forth on Schedule 4.22:

                  (a) All material Applicable Tax Returns with respect to the Comcast Native Systems have been duly and timely filed (taking into account extensions) or, where not so timely filed, are covered under a valid extension that has been obtained therefor and the information set forth on such Applicable Tax Returns is true, correct and complete in all material respects.

                  (b) All Applicable Taxes shown as due on the Applicable Tax Returns referred to in clause (a) have been paid in full.

                  (c) All deficiencies asserted or assessments made with respect to the Comcast Native Business as a result of the examinations of any of the Applicable Tax Returns referred to in clause (a) (together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties) have been paid in full.

                  (d) No issues with respect to the Comcast Native Business that have been raised in writing by the relevant Governmental Authority in connection with the examination of any of the Applicable Tax Returns referred to in clause
(a) are pending.

                  (e) Schedule 4.22(e) sets forth a list of all jurisdictions (whether foreign or domestic) in which any of the Comcast Native Systems currently file Applicable Tax Returns. No written claim with respect to Applicable Taxes has been made by any Governmental Authority in a jurisdiction where the Comcast Native Business does not file Applicable Tax Returns that it is or may be subject to taxation by that jurisdiction.

                  (f) There are no liens for Applicable Taxes upon the assets or properties of the Comcast Native Business, except for liens for Applicable Taxes not yet due and payable or being contested in good faith by appropriate proceedings.

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                                                                              67

            Section 4.23 Comcast Newcos.

                  (a) As of the time of the Comcast Newco Transaction and the Closing, each Comcast Newco will be a single member limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and have all limited liability company (or trust, as applicable) powers required to carry on its business as conducted at such time. As of the time of the Comcast Newco Transaction and the Closing, each Comcast Newco will be duly registered as a foreign limited liability company (or trust, as applicable) in all jurisdictions in which the ownership or leasing of the applicable Comcast Transferred Assets or the nature of its activities in connection with the Comcast Transferred Systems makes such qualification necessary, with only such exceptions as would not, individually or in the aggregate, result in a Material Adverse Effect. As of the time of the Comcast Newco Transaction and the Closing (i) Comcast will own, directly or indirectly, all of the issued and outstanding limited liability company interests (or trust interests, as applicable)of each Comcast Newco, free and clear of all Liens, other than restrictions imposed by applicable federal or state securities Laws,
(ii) all of such interests will be duly authorized, validly issued, fully paid and non-assessable, and will have been issued in compliance in all material respects with all Legal Requirements and (iii) there shall be no outstanding options, warrants, rights, commitments, conversion rights, preemptive rights or agreements of any kind to which any Comcast Group Member is a party or by which any of them is bound which would obligate any of them to issue, deliver, purchase or sell any additional limited liability company interests, units, membership, or other equity, trust or profit interests of any kind in any Comcast Newco or any security convertible into or exercisable or exchangeable for any of the foregoing. In the Exchanges, each Comcast Transferor will transfer to the appropriate Transferee valid title to all of the outstanding limited liability company interests (or trust interests, as applicable) of the appropriate Comcast Newco free and clear of any Liens, other than restrictions imposed by federal and state securities laws. As of the Closing, no Comcast Newco will be, or will ever have been, an entity separate and apart from the Transferor of such Comcast Newco for U.S. federal income tax purposes.

                  (b) Prior to the Comcast Newco Transaction, each Comcast Newco will have conducted no business or operations and will have no indebtedness and no Liabilities (excluding (i) any Liabilities for Taxes with respect to such Comcast Newco's existence and (ii) any Liabilities with respect to any employee benefit arrangements ("ERISA Group Liabilities") arising either under the Code or ERISA solely as a result of such Comcast Newco having been, at any time on or prior to Closing, a member of a group described in Section 4001(b) of ERISA or
Section 414(b), (c), (m) or (o) of the Code (collectively, the "Comcast Newco Indemnified Liabilities")) other than under this Agreement and any Transaction Document to which such Comcast Newco is a party.

                  (c) Prior to the Comcast Newco Transaction, no Comcast Newco will have been party to any Contracts other than any Transaction Document to which such Comcast Newco is a party. Each Comcast Newco has no Subsidiaries.

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                                                                              68

                  (d) As of the Closing, no ERISA Group Liability has been incurred by any Comcast Newco and no ERISA Group Liability is reasonably expected to be asserted against any such Comcast Newco for periods prior to the Closing.

                  (e) Prior to the Comcast Newco Transaction, no such Comcast Newco will have, and will never have had, any employees other than unpaid corporate officers with no entitlement to benefits or other compensation that was, is or will be a liability of such Comcast Newco.

                  (f) At the Closing for each Exchange, the applicable Comcast Newco will own the applicable Comcast Transferred Assets, subject to the applicable Comcast Assumed Liabilities, and will have no other assets and be subject to no other Liabilities, except for the applicable Comcast Newco Indemnified Liabilities and Liabilities under any Transaction Document to which such Comcast Newco is a party.

            Section 4.24 Adelphia Representations. Except as set forth on
Schedule 4.24, to the knowledge of Comcast, there have been no events, circumstances or conditions, in any such case, first arising after the Adelphia Closing, that have caused any of the representations and warranties provided by Adelphia under Sections 3.8, 3.9 (other than Sections 3.9(d), (e), (f), (h) and
(i), 3.10 (other than Section 3.10(a)), 3.11, 3.12 (disregarding the references to "As of the date hereof" in Section 3.12(b) and (g)), 3.13, 3.14, 3.15(d) (only as to Contracts included in the Comcast/Adelphia Assets and other than the first and third sentences thereof), 3.17 (other than clause (ii) of the first sentence of Section 3.17(a)), 3.19, 3.20(a), 3.21 (other than the first sentence of Section 3.21(c)), 3.22, 3.23 (other than the first sentence thereof) and 3.25 of the Comcast/Adelphia Purchase Agreement not to be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect (as defined in the Comcast/Adelphia Purchase Agreement), in all respects) as they relate to the Group 1 Business (except to the extent relating to any Comcast/Adelphia Excluded Assets or Comcast/Adelphia Excluded Liabilities) under the Comcast/Adelphia Purchase Agreement, if such representations and warranties were given as of Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), in each case: (i) to the extent such representations and warranties apply to any period after the Adelphia Closing, applying such representations and warranties mutatis mutandis given, among other things, (A) the Comcast Group Members' ownership of such Group 1 Business, (B) the possible addition to or disposition of Transferred Assets and the incurrence or payment of Assumed Liabilities (as such terms are defined in the Comcast/Adelphia Purchase Agreement) consistent with the terms of this Agreement after the Adelphia Closing and (C) the Newco Transactions and (ii) disregarding any qualification to Seller's Knowledge (as defined in the Comcast/Adelphia Purchase Agreement) included in any such representation and warranty.

            Section 4.25 Comcast/Adelphia Purchase Agreement. Comcast has previously delivered to TWC a true and complete copy of the Comcast/Adelphia Purchase Agreement as currently in effect. Except for the Comcast/Adelphia Purchase Agreement, any Ancillary Agreements (as defined in the Comcast/Adelphia Purchase Agreement) to which Comcast or any of its Affiliates is party and any agreements to

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                                                                              69

which TWC is a party (or is a party to a substantially equivalent agreement with Adelphia), Comcast and/or any of its Affiliates, on the one hand, and Adelphia and/or any of its Affiliates, on the other hand, are not party to any Contract related to or entered into in connection with the transactions contemplated by the Adelphia Purchase Agreements or the Ancillary Agreements (as defined in either Adelphia Purchase Agreement).

                                   ARTICLE 5
                      TWC'S REPRESENTATIONS AND WARRANTIES

            Each TWC Party represents and warrants to the Comcast Parties as of the date of this Agreement (except in the case of the representations and warranties in Section 5.24 and the representations and warranties relating to the TWC Newco) and as of Closing as follows:

            Section 5.1 Organization and Qualification of the TWC Group. Each TWC Party is a corporation or other entity duly organized, validly existing and in good standing under the laws of its state of organization. Each TWC Group Member that holds any right, title or interest in, to or under any TWC Native Asset has, and each TWC Group Member that, upon and after completion of the Adelphia Closing, will hold any right title or interest in, to or under any TWC/Adelphia Asset (each, with respect to both TWC Native Assets and TWC/Adelphia Assets, a "TWC Participant") will at and following the Adelphia Closing have all requisite corporate or other entity power and authority to own and lease such TWC Transferred Assets and to conduct the portion of the TWC Transferred Business related to such TWC Transferred Assets as currently conducted. As of the Adelphia Closing and the Closing, each TWC Transferor will have all requisite corporate or other entity power and authority to own the Equity Securities of the applicable TWC Newco.

            Section 5.2 Authority. Each TWC Party has all requisite corporate or other organizational power and authority to execute, deliver and perform this Agreement and the Transaction Documents to be executed and delivered by such TWC Party and to consummate the transactions contemplated hereby and thereby. Each TWC Transferor, each TWC Participant and each TWC Newco has all requisite corporate or other power and authority to execute, deliver and perform the Transaction Documents to be executed and delivered by it and to consummate the transactions contemplated thereby, or prior to such execution, delivery, performance or consummation will have such power and authority. The execution, delivery and performance of this Agreement by each TWC Party and of each Transaction Document to which any TWC Group Member is, or shall after the date hereof become, party and the consummation of the transactions contemplated hereby or thereby has been (or upon such execution and delivery, shall have been at Closing), duly and validly authorized by all necessary corporate or other entity action on the part of the applicable TWC Group Member. This Agreement and each Transaction Document to which a TWC Group Member is, or shall after the date hereof become, party is (or in the case of such Transaction Documents, will be at Closing) duly and validly executed and delivered by the applicable TWC Group Member

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                                                                              70

and the valid and binding obligation of such TWC Group Member, enforceable against such TWC Group Member in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

            Section 5.3 No Conflict; Required Consents. Except as described on Schedules 5.3 and 5.19, and subject to compliance with the HSR Act, the Securities Act and the Exchange Act and except for Authorizations required from, by or with the relevant Franchising Authorities in respect of the Franchises for the TWC Transferred Systems, Authorizations required from, by or with the FCC in connection with a change of control of the holder and/or assignment of the TWC Transferred Licenses, Authorizations from state public utility commissions having jurisdiction over the assets of the TWC Transferred Systems, Authorizations to be obtained by the Comcast Group and Authorizations to be obtained in connection with the Adelphia Purchase Agreements, the execution, delivery and performance by the applicable TWC Group Members of this Agreement and the Transaction Documents to be executed and delivered by such TWC Group Members, do not and shall not: (a) conflict with or violate any provision of the certificate of incorporation or by-laws or other organizational or governing documents of any TWC Group Member; (b) violate any provision of any material Legal Requirement; (c) without regard to requirements of notice, lapse of time, elections of other Persons or any combination thereof, conflict with, violate, result in a breach of, constitute a default under or give rise to any third party's right(s) of first refusal or similar right or right of cancellation or termination, or accelerate or permit the acceleration of the performance required by or adversely effect the rights or obligations of TWC or any TWC Group Member under any TWC Transferred Contract, TWC Transferred Franchise or TWC Transferred License; (d) result in the creation or imposition of any Lien against or upon any of the TWC Transferred Assets other than a Permitted Lien;
(e) require any material consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority; or (f) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Person (other than any Governmental Authority), in the case of clauses
(c), (d) and (f) with only such exceptions as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, no representation is made pursuant to this
Section 5.3 with respect to the Initial TWC/Adelphia Assets as they exist at the time of the Adelphia Closing.

            Section 5.4 Sufficiency of Assets; Title.

                  (a) Except for items included in the TWC Excluded Assets or as described on Schedule 5.4(a), (i) the TWC Native Assets are all of the assets of the TWC Group owned, used or held for use primarily in connection with the operation of the TWC Native System, and (ii) the right, title and interest in the TWC Native Assets conveyed to the applicable TWC Newcos pursuant to the TWC Native Newco Transaction shall be sufficient to permit the applicable TWC Newcos to operate the TWC Native System substantially as they are being operated by the TWC Group immediately

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                                                                              71

prior to the Closing and in compliance with all material Legal Requirements and, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in compliance with all contractual requirements that comprise part of the Comcast Native Assumed Liabilities. At the Closing, the applicable TWC Native Newcos will have good and marketable title to (or in the case of assets that are leased, valid leasehold interests in) the tangible TWC Native Assets free and clear of any Liens, other than Permitted Liens (disregarding clause (d) of the definition thereof), except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, the representation contained in the immediately preceding sentence shall not apply with respect to any TWC Native Owned Property or TWC Native Leased Property with respect to which the TWC Group has delivered a Title Policy, or a Title Commitment to deliver a Title Policy, as provided in Section 7.1.

                  (b) Except as described on Schedule 5.4(b), the TWC Native Tangible Personal Property and improvements on the TWC Native Owned Property and real property subject to the TWC Native Real Property Interests are in all material respects adequate for their present uses.

            Section 5.5 TWC Native Franchises, TWC Native Licenses, TWC Native Contracts, Native Property and Real Property Interests.

                  (a) Except as described on Schedules 2.1(f)(ii)(B), 2.1(f)(iii)(B), 2.1(f)(iv)(B), 2.1(f)(v)(B) or Schedule 5.5(a) and except for the TWC Group Native Excluded Assets, no TWC Group Member is bound or affected by any of the following that relate wholly or primarily to the TWC Native Assets or the TWC Native System: (i) leases of real or material personal property; (ii) Franchises, and similar authorizations for the operation of the TWC Native System, or Contracts of substantially equivalent effect; (iii) other licenses, authorizations, consents or permits of the FCC or, to the extent material, any other Governmental Authority; (iv) all Authorizations of Governmental Authorities to provide telephony services held, directly or indirectly, by the TWC Group and used in connection with the operation of any TWC Native System;
(v) material crossing Contracts, easements, rights of way or access Contracts;
(vi) pole line or joint line Contracts or underground conduit Contracts; (vii) bulk service, commercial service or multiple-dwelling unit access Contracts which individually provide for payments by or to the TWC Group in any twelve month period exceeding $50,000; (viii) system-specific programming Contracts, system-specific signal supply Contracts and Local Retransmission Consent Agreements; (ix) any Contract with the FCC or any other Governmental Authority relating to the operation or construction of the TWC Native System that are not fully reflected in the TWC Native Franchises, or any Contracts with community groups or similar third parties restricting or limiting the types of programming that may be shown on any of the TWC Native System; (x) any partnership, joint venture or other similar Contract or arrangement; (xi) any Contract with any TWC Group Member; (xii) any Contract that limits the freedom of the TWC Native System to compete in any line of business or with any Person or in any area or which would so limit the freedom of any Comcast Group Member after the Closing Date; (xiii) any Contract relating to the use by third parties of the TWC Native Assets to

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                                                                              72

provide, or the provision by the TWC Native System of, telephone, Internet or data services other than Contracts with subscribers of any such services; (xiv) any advertising representation or interconnect Contract; (xv) any Contract with any employee employed primarily in connection with the TWC Native System; (xvi) any Contract granting any Person the right to use any portion of the cable television system plant included in the TWC Native Assets; (xvii) any Contract that is not the subject of any other clause of this Section 5.5(a) that shall remain effective for more than one year after Closing (except those Contracts that may be terminated upon no more than 30 days' notice without penalty and subscription agreements with residential subscribers to provide cable service); or (xviii) any Contract other than those described in any other clause of this
Section 5.5(a) which individually provides for payments by or to the TWC Group in any twelve month period exceeding $500,000 or is otherwise material to the TWC Native System.

                  (b) The TWC Group has prior to the date hereof provided or otherwise made available to Comcast true and complete copies of each of the TWC Native Franchises, TWC Native Licenses and TWC Native Contracts described on any of Schedules 2.1(f)(ii)(B) (to the extent in the possession of Time Warner Cable or its Affiliates), 2.1(f)(iii)(B), 2.1(f)(iv)(B), 2.1(f)(v)(B) and Schedule 5.5(a) (excluding Local Retransmission Consent Agreements and system-specific programming contracts), together with true and complete copies of (i) any notices alleging continuing non compliance with the requirements of any TWC Native Franchise, (ii) in each case any amendments to any of the items on any such Schedule (in the case of the items in Schedule 2.1(f)(ii)(B), to the extent in the possession of Time Warner Cable or its Affiliates), (iii) in the case of oral TWC Native Real Property Interests listed on Schedule 2.1(f)(ii)(B) or oral TWC Native Contracts listed on Schedule 2.1(f)(v)(B), true and complete written summaries thereof and (iv) each document in the possession of Time Warner Cable or its Affiliates evidencing or insuring the TWC Group's ownership of the TWC Native Owned Property. Except as described in Schedule 5.5(b) and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the TWC Group is in compliance with each of the TWC Native Franchises, TWC Native Licenses and TWC Native Contracts and, as of the Closing, with each of the Contracts included in the TWC/Adelphia Assets; (ii) the TWC Group has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its obligations under each of the TWC Native Franchises, TWC Native Licenses and TWC Native Contracts and, as of the Closing, under each of the Contracts included in the TWC/Adelphia Assets; (iii) there has not occurred any default (without regard to lapse of time or to the giving of notice or both) by any of the TWC Group Members and, to the knowledge of TWC, there has not occurred any default (without regard to lapse of time or the giving of notice, or both) by any other Person, under any of the TWC Native Franchises, TWC Native Licenses or TWC Native Contracts or, as of the Closing, under any of the Contracts included in the TWC/Adelphia Assets; and (iv) the TWC Native Franchises, TWC Native Licenses and TWC Native Contracts and, as of the Closing, the Contracts included in the TWC/Adelphia Assets, are valid and binding agreements and are in full force and effect; provided, that the representations and warranties made in this Section 5.5(b) with respect to the material Contracts included in the TWC/Adelphia

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                                                                              73

Assets are made to the knowledge of TWC and solely with respect to events, circumstances or conditions, in any such case, first arising after the Adelphia Closing.

                  (c) Schedule 2.1(f)(iii)(B) lists the date on which each TWC Native System Franchise shall expire.

                  (d) Except as described on Schedules 2.1(f)(iii)(B), 2.1(f)(iv)(B), or Schedule 5.5(d), there are no applications relating to any TWC Native Franchise or the TWC Native Licenses pending before any Governmental Authority that are material to any of the TWC Native System. Except as described on Schedule 5.5(d), none of the TWC Group Members has received, nor do any of them have notice that they shall receive, from any Governmental Authority a preliminary assessment that a TWC Native Franchise should not be renewed as provided in Section 626(c)(1) of the Communications Act. Except as described on
Schedule 5.5(d), none of the TWC Group Members nor any Governmental Authority has commenced or requested the commencement of an administrative proceeding concerning the renewal of a TWC Native Franchise as provided in Section 626(c)(1) of the Communications Act. Except as described on Schedule 5.5(d), the TWC Group has timely filed notices of renewal in accordance with the Communications Act with all Governmental Authorities with respect to each TWC Native Franchise expiring within 30 months of the date of this Agreement. Except as described on Schedule 5.5(d), such notices of renewal have been filed pursuant to the formal renewal procedures established by Section 626(a) of the Communications Act. To TWC's knowledge, there exist no facts or circumstances that make it likely that any TWC Native Franchise shall not be renewed or extended on commercially reasonable terms. Except as described on Schedule 5.5(d), as of the date hereof, no Governmental Authority has commenced, or given notice that it intends to commence, a proceeding to revoke or suspend a TWC Native Franchise.

            Section 5.6 Employee Benefits. A true and complete list of the TWC Benefit Plans is set forth in Schedule 5.6. Except as set forth on Schedule 5.6, none of TWC, any of its ERISA Affiliates, any TWC Benefit Plan other than a multiemployer plan (as defined in Section 3(37) of ERISA), or to the knowledge of TWC, any TWC Benefit Plan that is a multiemployer plan (as defined in Section 3(37) of ERISA) is in material violation of any provision of ERISA with respect to a TWC Benefit Plan. No material "reportable event" (as defined in Sections 4043(c) of ERISA), "accumulated funding deficiency" (as defined in Section 302 of ERISA) or "withdrawal liability" (as determined under Section 4201 et seq. of ERISA) has occurred or exists and is continuing with respect to any TWC Benefit Plan other than a multiemployer plan (as defined in Section 3(37) of ERISA) or, to the knowledge of TWC, any TWC Benefit Plan that is a multiemployer plan (as defined in Section 3(37) of ERISA). After the Closing, none of the TWC Newcos, Comcast or any of their respective ERISA Affiliates shall be required, under ERISA, the Code or any collective bargaining agreement, to establish, maintain or continue any TWC Benefit Plan currently maintained by TWC or any of its ERISA Affiliates. Except as set forth in Schedule 5.6, since December 31, 2004, there has been no change in the TWC Benefit Plans or level of compensation provided the TWC Native Employees that would materially increase the cost of operating the TWC Native System.

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                                                                              74

            Section 5.7 Litigation. Except as set forth in Schedule 5.7, (i) there is no Litigation pending or, to TWC's knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal, against any of the TWC Group Members relating to the TWC Native System, TWC Native Assets or TWC Native Business; and (ii) there is no Judgment requiring any of TWC Group Members to take any action of any kind with respect to the TWC Native Assets or the operation of the TWC Native System, or to which any of the TWC Group Members (with respect to the TWC Native System), the TWC Native System or the TWC Native Assets are subject or by which they are bound or affected, in the case of clauses (i) and (ii), which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, this
Section 5.7 shall have no application with respect to Taxes of any of the TWC Group Members.

            Section 5.8 TWC Native System Information. Schedule 5.8 sets forth a true and complete description in all material respects of the following information.

                  (a) as of December 31, 2004, the approximate number of miles of plant, aerial and underground and the technical capacity of such plant expressed in MHz, included in the TWC Native Assets;

                  (b) as of the date set forth on such Schedule (which shall be no earlier than December 31, 2004), the number of Individual Subscribers, Digital Subscribers, Telephony Subscribers and High Speed Data Subscribers served by the TWC Native System;

                  (c) as of the date set forth on such Schedule (which shall be no earlier than December 31, 2004), the approximate number of homes passed by each of the TWC Native System as reflected in the TWC Group's system records for such date;

                  (d) as of the date hereof a description of basic and optional or tier services available from each of the TWC Native System and the rates charged by the TWC Group for each;

                  (e) as of the date hereof, the stations and signals carried by each of the TWC Native System and the channel position of each such signal and station; and

                  (f) [Intentionally Omitted]

                  (g) the municipalities served by each of the TWC Native System and the community identification numbers of such municipalities.

            Section 5.9 Compliance with Legal Requirements. Except as set forth on Schedule 5.9, the TWC Native Assets include all material Authorizations of, by or with any Governmental Authority that are necessary for the lawful conduct of the TWC Native System as currently conducted and each of the material Authorizations is in full force and effect in all material respects. Except as set forth on Schedule 5.9, the TWC

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                                                                              75

Native System are, and have been, operated in compliance in all material respects with all material Legal Requirements and Authorizations, and, to the knowledge of TWC, none of the TWC Native System are under investigation with respect to or have been threatened to be charged with or given written notice of any material violation of any material Legal Requirement or Authorization.

            Section 5.10 Real Property. Schedule 2.1(f)(ii)(B) sets forth all leases included in the TWC Native Real Property Interests (the "TWC Native Leases", and each such lease, a "TWC Native Lease") and all ownership interests in real property included in TWC Native Owned Property and all other material TWC Native Real Property Interests. The TWC Native Owned Property and TWC Native Real Property Interests include all leases, fee interests, material easements, material access agreements and other material real property interests necessary to operate the TWC Native System as currently conducted.

            Section 5.11 Financial Statements; No Adverse Change.

                  (a) TWC has provided to Comcast internal unaudited financial statements for the TWC Native System consisting of balance sheets and statements of operations as of and for the 12 months ended December 31, 2004 (the "TWC Native Financial Statements"). The TWC Native Financial Statements were prepared in accordance with GAAP (except for the absence of required footnotes) and fairly present in all material respects the financial condition and results of operations of the TWC Native System as of the dates and for the periods indicated therein; provided that the TWC Native System Financial Statements do not reflect the following items, which may have been recorded within the financial results of the TWC Native System had the TWC Native System been stand-alone entities during the periods presented: (i) an allocation of a portion of goodwill and identifiable intangible assets, and related amortization expense, arising from recent purchase business combinations, which is recorded at the Time Warner Cable or TWE corporate level; (ii) an allocation of debt and related interest expense recorded at the Time Warner Cable or TWE corporate level; (iii) an allocation of deferred Income Taxes, Income Taxes payable and Income Tax expense recorded at the Time Warner Cable corporate level; (iv) a management fee for services provided by Time Warner Cable corporate entities has not been recorded on the books of the non-TWE systems; (v) certain balance sheet reclasses within current assets and liabilities (e.g. reclassifying debit balances in liability accounts to assets and vice versa); (vi) an allocation of certain advertising revenue that was recorded at the Time Warner Cable or TWE corporate level; (vii) an allocation of music performance royalties paid or payable to BMI, ASCAP and SESAC and programming vendor marketing support receipts or receivables that were recorded at the Time Warner Cable or TWE corporate level; (viii) an allocation of variances between actual pension expense and budgeted pension expense (e.g. the financial results of the TWC Native System reflect budgeted pension expense); (ix) an allocation of other Time Warner Cable corporate, TWE corporate and divisional overhead that is not specifically identified to a particular cable system; (x) an allocation of certain assets, including routers and other equipment located at regional data centers, related to Time Warner Cable's high-speed data business; (xi) certain expense accruals that are paid by Time Warner Cable or TWE corporate on behalf of the TWC Native

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                                                                              76

System including the following: (1) programming accruals of approximately one month's service would be reflected as a liability for the TWC Native System and liabilities in excess of one month are transferred to Time Warner Cable or TWE corporate to be paid; (2) group insurance liabilities are recorded on the balance sheet at Time Warner Cable or TWE corporate; (3) casualty insurance, including workers compensation liabilities are recorded on the balance sheet at Time Warner Cable or TWE corporate; (4) certain property tax and sales and use tax liabilities are recorded on the balance sheet at Time Warner Cable or TWE corporate; and (6) other miscellaneous liabilities related to company-wide costs are recorded on the balance sheet at Time Warner Cable or TWE corporate, which are recorded net in the intercompany payables/receivables line items on the TWC Native System trial balances; and (xii) third party and payroll payments made by Time Warner Cable and TWE corporate on behalf of the TWC Native System after the monthly cut-off are not pushed down to the TWC Native System until the following month (i.e., there is a lag between the time of payment of the liability by Time Warner Cable or Time Warner Cable and relieving the third-party liability at the TWC Native System).

                  (b) Except as set forth in Schedule 5.11(b), since December 31, 2004, (i) there have been no events, circumstances or conditions (other than with respect to the Adelphia Systems and Adelphia Assets) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (ii) the TWC Native System and the TWC Native Assets have been operated in all material respects only in the ordinary course of business consistent with past practices.

            Section 5.12 Employees.

                  (a) Except as set forth on Schedule 5.12(a), there are no collective bargaining agreements applicable to any TWC Native Employees, and no TWC Group Member as of the Closing, has any duty to bargain with any labor organization with respect to any such persons. There are not pending any material unfair labor practice charges against any TWC Group Member, or any request or demand for recognition, or any petitions filed by a labor organization for representative status, with respect to any TWC Native System Employees.

                  (b) Except as set forth on Schedule 5.12(b), the TWC Group Members have complied, and the TWC Native Newcos will be in compliance as of the Closing, in all material respects with all applicable Legal Requirements relating to the employment of labor, including WARN, ERISA, continuation coverage requirements with respect to group health plans and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age, sex, race and disability discrimination, immigration control and the payment and withholding of Taxes except for any non-compliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on
Schedule 5.12(b), none of the TWC Group Members is a party to any material labor or employment dispute involving any of its employees who render services in connection with the TWC Native System.

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                                                                              77

                  (c) Except as described on Schedule 5.12(c), none of the TWC Group Members has any employment agreements, either written or oral, with any TWC Native Employees and none of the employment agreements listed on Schedule 5.12(c) require any Comcast Group Member to employ any person after Closing.

            Section 5.13 Environmental.

                  (a) Except as described on Schedule 5.13(a), to the knowledge of TWC, (i) none of the TWC Group Members has received any notice, demand, request for information, citation, summons or order relating to any material evaluation or investigation, and (ii) none of the TWC Group Members is the subject of any pending or threatened material investigation, action, claim, suit, review, complaint, penalty or proceeding of any Governmental Authority or other Person, in each case with respect to the TWC Native Assets, the TWC Native System or, at the Closing, any TWC Native Newco which relate to or arise out of any Environmental Law.

                  (b) Except as described on Schedule 5.13(b), to the knowledge of TWC, no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted, or released at, on or under any TWC Native Asset or in connection with the operation of any TWC Native System or, at the Closing, any TWC Native Newco, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (c) Except as described on Schedule 5.13(c), none of the TWC Group Members has received any written notice of, or has any knowledge of circumstances relating to, and, to the knowledge of TWC, there are no past events, facts, conditions, circumstances, activities, practices or incidents (including but not limited to the presence, use, generation, manufacture, disposal, release or threatened release of any Hazardous Substances) relating to any TWC Native Asset or in connection with the operation of any TWC Native System or, at the Closing, any TWC Native Newco, which could materially interfere with or prevent material compliance with, or which have resulted in or are reasonably likely to give rise to any material liability of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law.

                  (d) Except as set forth on Schedule 5.13(d), to TWC's knowledge, no TWC Native Asset nor any property to which Hazardous Substances located on or resulting from the use of any TWC Native Asset (or from the operation of any TWC Native System or, at the Closing, any TWC Native Newco), have been transported, is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or on any similar federal, state, local or foreign list of sites requiring investigation or cleanup.

                  (e) Prior to the date hereof, TWC has provided or made available to Comcast copies of all material environmental assessments, or other material environmental studies, audits, tests, reviews or other analyses of or relating to the TWC Native Assets and/or the TWC Native System.

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                                                                              78

                  (f) None of the transactions contemplated by this Agreement relating to the TWC Native System will trigger any filing or other action under any environmental transfer statute, including the Connecticut Hazardous Waste Establishment Transfer Act and the New Jersey Industrial Site Recovery Act.

            Section 5.14 Transactions with Affiliates. Except for this Agreement and Transaction Documents to which it is a party, or as set forth on Schedule 5.14, immediately after the Closing, the TWC Newcos shall not be bound by any Contract or any other arrangement of any kind whatsoever with, or have any Liability to, any TWC Group Member.

            Section 5.15 Undisclosed Material Liabilities. The TWC Native Assumed Liabilities will include no Liabilities, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a Liability, other than:

                  (a) the Liabilities disclosed on Schedule 5.15;

                  (b) the Liabilities disclosed in the TWC Native Financial Statements;

                  (c) the Liabilities arising in the ordinary course of business of the TWC Native System since December 31, 2004 in amounts substantially consistent with past practices (subject to customary cost increases); and

                  (d) other Liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            Section 5.16 Insurance. Schedule 5.16 contains a list of all policies of property, fire, casualty, liability, life, workers' compensation, libel and slander, and other forms of insurance of any kind that relate to the TWC Native Assets, the TWC Native System or any of the employees, officers or directors of the TWC Native System and are maintained by or on behalf of any of the TWC Group Members, in each case which are in force as of the date hereof. All such policies are in full force and effect, all premiums due thereon have been paid by the TWC Group, and the TWC Group is otherwise in compliance in all material respects with the terms and provisions of such policies (after giving effect to applicable grace or cure periods). After the Closing, the terms of such policies will continue to provide coverage with respect to acts, omissions and events occurring prior to the Closing in accordance with their terms as if the Closing had not occurred. TWC has no knowledge of any threatened termination of, material premium increase (other than with respect to customary annual premium increases) with respect to, or material alteration of coverage under, any of such policies.

            Section 5.17 Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as set forth on Schedule 5.17, the TWC Native Business, the TWC Native Assets and the TWC Native System do not infringe and have not infringed upon the intellectual property rights

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                                                                              79

of any Person, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent, license or other intellectual property right infringement.

            Section 5.18 Brokers. There is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of any of the TWC Group Members who might be entitled to any fee or commission from any Comcast Group Member in connection with the transactions contemplated by this Agreement.

            Section 5.19 Transferred Systems Options. Except as disclosed on
Schedule 5.19, none of the TWC Transferred Systems or any material TWC Transferred Assets are subject to any Transferred System Option; provided that the foregoing shall apply to TWC/Adelphia Systems or TWC/Adelphia Assets only to the extent any such Transferred System Option was granted following the Adelphia Closing.

            Section 5.20 TWC Native System Proprietary Rights. Except as described on Schedule 5.20, there is no material trademark, trade name, service mark, service name or logo, or any application therefor, owned, licensed, used or held for use by any of the TWC Group Members primarily in connection with the operation of the TWC Native System.

            Section 5.21 Promotional Campaigns. After Closing, no TWC Newco will be obligated to continue to make promotional offers under any promotional or marketing campaigns or programs initiated or maintained by any of the TWC Group Members with respect to the TWC Transferred Systems (other than promotional or marketing campaigns initiated by Adelphia prior to the Adelphia Closing and which TWC has used commercially reasonable efforts to terminate); provided, that for the avoidance of doubt, subscribers who subscribed for services prior to the Closing and took advantage of any such campaign or promotional offers may be entitled to continue to receive the benefits offered under such campaign or promotion in accordance with its terms after Closing. After Closing, no TWC Newco will be obligated to pay for any advertisements run or to be run after the Closing under promotional or marketing campaigns or programs initiated or maintained by any of the TWC Group Members with respect to the TWC Transferred Systems (other than promotional or marketing campaigns initiated by Adelphia prior to the Adelphia Closing and which TWC has used commercially reasonable efforts to terminate), other than campaigns initiated with the consent of Comcast.

            Section 5.22 Taxes. With respect to the TWC Native System, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as set forth on Schedule 5.22:

                  (a) All material Applicable Tax Returns with respect to the TWC Native System have been duly and timely filed (taking into account extensions) or, where not so timely filed, are covered under a valid extension that has been obtained therefor and the information set forth on such Applicable Tax Returns is true, correct and complete in all material respects.

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                                                                              80

                  (b) All Applicable Taxes shown as due on the Applicable Tax Returns referred to in clause (a) have been paid in full.

                  (c) All deficiencies asserted or assessments made with respect to the TWC Native Business as a result of the examinations of any of the Applicable Tax Returns referred to in clause (a) (together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties) have been paid in full.

                  (d) No issues with respect to the TWC Native Business that have been raised in writing by the relevant Governmental Authority in connection with the examination of any of the Applicable Tax Returns referred to in clause
(a) are pending.

                  (e) Schedule 5.22(e) sets forth a list of all jurisdictions (whether foreign or domestic) in which any of the TWC Native System currently file Applicable Tax Returns. No written claim with respect to Applicable Taxes has been made by any Governmental Authority in a jurisdiction where the TWC Native Business does not file Applicable Tax Returns that it is or may be subject to taxation by that jurisdiction.

                  (f) There are no liens for Applicable Taxes upon the assets or properties of the TWC Native Business, except for liens for Applicable Taxes not yet due and payable or being contested in good faith by appropriate proceedings.

            Section 5.23 TWC Newcos.

                  (a) As of the Adelphia Closing and the Closing, each TWC Newco will be a single member limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and have all limited liability company powers required to carry on its business as conducted at such time. As of the Adelphia Closing and the Closing, each TWC Newco will be duly registered as a foreign limited liability company in all jurisdictions in which the ownership or leasing of the applicable TWC Transferred Assets or the nature of its activities in connection with the TWC Transferred Systems makes such qualification necessary, with only such exceptions as would not, individually or in the aggregate, result in a Material Adverse Effect. As of the Adelphia Closing and the Closing (i) TW NY will own all of the issued and outstanding limited liability company interests of each TWC Newco, free and clear of all Liens, other than restrictions imposed by applicable federal or state securities Laws, (ii) all of such interests will be duly authorized, validly issued, fully paid and non-assessable, and will be issued in compliance in all material respects with all Legal Requirements and
(iii) there shall be no outstanding options, warrants, rights, commitments, conversion rights, preemptive rights or agreements of any kind to which any TWC Group Member is a party or by which any of them is bound which would obligate any of them to issue, deliver, purchase or sell any additional limited liability company interests, units, membership, or other equity or profit interests of any kind in any TWC Newco or any security convertible into or exercisable or exchangeable for any of the foregoing. In the

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                                                                              81

Exchanges, each TWC Transferor will transfer to the appropriate Transferee valid title to all of the outstanding limited liability company interests of the appropriate TWC Newco free and clear of any Liens, other than restrictions imposed by federal and state securities laws. As of the Closing, no TWC Newco will be, or will ever have been, an entity separate and apart from the Transferor of such TWC Newco for U.S. federal income tax purposes.

                  (b) Prior to the TWC Newco Transaction (or in the case of the TWC Native Newco, prior to the Closing), each TWC Newco will have conducted no business or operations and will have no indebtedness and no Liabilities (excluding (i) any Liabilities for Taxes with respect to such TWC Newco's existence and (ii) any ERISA Group Liabilities arising either under the Code or ERISA solely as a result of such TWC Newco having been, at any time on or prior to Closing, a member of a group described in Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code (collectively, and whether arising prior to the Adelphia Closing or the Closing, the "TWC Newco Indemnified Liabilities")) other than under this Agreement and any Transaction Document to which such TWC Newco is a party. From the Adelphia Closing until the completion of the Closing, no TWC/Adelphia Newco will conduct any business or operations other than its applicable portion of the TWC Transferred Business.

                  (c) Prior to the Adelphia Closing (or in the case of the TWC Native Newco, prior to the Closing), no TWC Newco will have been party to any Contracts other than any Transaction Document to which such TWC Newco is a party. From the Adelphia Closing until the completion of the Closing, no TWC/Adelphia Newco will be party to any Contracts other than TWC Transferred Contracts and any Transaction Documents to which such Newco is a party. Each TWC Newco has no Subsidiaries.

                  (d) As of the Closing, no ERISA Group Liability has been incurred by any TWC Newco and no ERISA Group Liability is reasonably expected to be asserted against any such TWC Newco for periods prior to the Closing.

                  (e) Prior to the Adelphia Closing (or in the case of the TWC Native Newco, prior to the Closing), no TWC Newco will have, and will never have had, any employees, and from the Adelphia Closing until the completion of the Closing, no TWC/Adelphia Newco will have any employees other than Adelphia Employees primarily employed and performing services for the TWC/Adelphia Systems, in each case other than unpaid corporate officers with no entitlement to benefits or other compensation that was, is or will be a liability of such TWC Newco.

                  (f) At the Closing for each Exchange, the applicable TWC Newco will own the applicable TWC Transferred Assets, subject to the applicable TWC Assumed Liabilities, and will have no other assets and be subject to no other Liabilities, except for the applicable TWC Newco Indemnified Liabilities and the Liabilities under any Transaction Document to which such TWC Newco is a party.

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                                                                              82

            Section 5.24 Adelphia Representations. Except as set forth on
Schedule 5.24, to the knowledge of TWC, there have been no events, circumstances or conditions, in any such case, first arising after the Adelphia Closing, that have caused any of the representations and warranties provided by Adelphia under Sections 3.8, 3.9, 3.10 (other than Section 3.10(a)), 3.11, 3.12 (disregarding the references to "As of the date hereof" in Section 3.12(b) and (g)), 3.13, 3.14, 3.15(d) (only as to Contracts included in the TWC/Adelphia Assets and other than the first and third sentences thereof), 3.17 (other than clause (ii) of the first sentence of Section 3.17(a)), 3.19, 3.20(a), 3.21 (other than the first sentence of Section 3.21(c)), 3.22, 3.23 (other than the first sentence thereof) and 3.25 of the TWC/Adelphia Purchase Agreement not to be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect (as defined in the TWC/Adelphia Purchase Agreement), in all respects) as they relate to the Group 1 Business (except to the extent relating to any TWC/Adelphia Excluded Assets or TWC/Adelphia Excluded Liabilities) under the TWC/Adelphia Purchase Agreement, if such representations and warranties were given as of Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), in each case: (i) to the extent such representations and warranties apply to any period after the Adelphia Closing, applying such representations and warranties mutatis mutandis given, among other things, (A) the TWC Group Members' ownership of such Group 1 Business, (B) the possible addition to or disposition of Transferred Assets and the incurrence or payment of Assumed Liabilities (as such terms are defined in the TWC/Adelphia Purchase Agreement) consistent with the terms of this Agreement after the Adelphia Closing and (C) the Newco Transactions and (ii) disregarding any qualification to Seller's Knowledge (as defined in the TWC/Adelphia Purchase Agreement) included in any such representation and warranty.

            Section 5.25 TWC/Adelphia Purchase Agreement. TWC has previously delivered to Comcast a true and complete copy of the TWC/Adelphia Purchase Agreement as currently in effect. Except for the TWC/Adelphia Purchase Agreement, any Ancillary Agreements (as defined in the TWC/Adelphia Purchase Agreement) to which TWC or any of its Affiliates is party and any agreement to which Comcast is a party (or is a party to a substantially equivalent agreement with Adelphia), TWC and/or any of its Affiliates, on the one hand, and Adelphia and/or any of its Affiliates, on the other hand, are not party to any Contract related to or entered into in connection with the transactions contemplated by the Adelphia Purchase Agreements or the Ancillary Agreements (as defined in either Adelphia Purchase Agreement).

                                    ARTICLE 6
                                    COVENANTS

            Section 6.1 Certain Affirmative Covenants of Transferor Parent. Except as otherwise expressly contemplated hereunder, or as the applicable Transferee Parent may otherwise consent in writing (which if requested shall not be unreasonably withheld or delayed), (i) between the date of this Agreement and the Closing, with respect to each Native System to be directly or indirectly transferred by Transferor Parent or its Affiliates in an Exchange and the Native Assets related to such Native System, and

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                                                                              83

(ii) between the time of the applicable Adelphia Closing (or, with respect to Section 6.1(f), the date of this Agreement; provided that it is understood that, until the Adelphia Closing, such obligations under Section 6.1(f) will be limited to those that can be fulfilled using commercially reasonable efforts taking into account that Transferor Parent and its Affiliates do not own the relevant Adelphia Systems) and the Closing, with respect to each Adelphia System to be directly or indirectly transferred by Transferor Parent or its Affiliates in an Exchange and the Adelphia Assets related to such Adelphia System, such Transferor Parent shall, and shall cause its Affiliates to:

                  (a) operate or cause to be operated such Transferred Systems only in the usual, regular and ordinary course and in accordance with applicable material Legal Requirements (including completing line extensions, placing conduit or cable in new developments, fulfilling installation requests and continuing work on existing construction projects) and (i) use its commercially reasonable efforts to preserve the current business organization of such Transferred System intact, including preserving existing relationships with Governmental Authorities, suppliers, customers and others having business dealings with such Transferred System, unless Transferee Parent requests otherwise, (ii) use commercially reasonable efforts to keep available the services of its employees providing services in connection with each such Transferred System, (iii) continue normal marketing, advertising and promotional expenditures with respect to each such Transferred System and (iv) prior to January 1, 2006 (I) make capital expenditures in accordance with the 2005 capital budget of each such Native System set forth on Schedule 6.1(A)(I) (as to each such Native System, the "2005 Capital Budget") and (II) make aggregate expenditures (other than Variable Expense Items) in accordance with the 2005 operating budget for each such Native System set forth on Schedule 6.1(A)(II) (as to each such Native System, the "2005 Operating Budget", and together with the 2005 Capital Budget, the "2005 Budgets"); provided, however, that, in each case, deviations (positive or negative) in any such expenditures by no more than 5% of the aggregate budgeted amount shall be deemed to be in accordance with the 2005 Budgets; provided further that, in any event, deviations (positive or negative) in any expenditures contemplated by the telephony budget included in any 2005 Budget shall be deemed to be in accordance with such 2005 Budget so long as Transferor Parent shall have used commercially reasonable efforts to operate in accordance with such telephony budget;

                  (b) perform all of its obligations under all of the applicable Transferred Franchises, Transferred Licenses and Transferred Contracts without material breach or default, and pay its Liabilities in the ordinary course of business;

                  (c) (i) maintain or cause to be maintained (A) the applicable Transferred Assets in adequate condition and repair for their current use, ordinary wear and tear excepted, and (B) in full force and effect policies of insurance with respect to the applicable Transferred Assets and operation of such Transferred Systems, in such amounts and with respect to such risks as are customarily maintained by the applicable Retained Systems and (ii) enforce in good faith the rights under insurance policies referred to in (i)(B);

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                                                                              84

                  (d) maintain or cause to be maintained its books, records and accounts with respect to the applicable Transferred Assets and the operation of such Transferred Systems in the usual, regular and ordinary manner on a basis consistent with Transferor Parent's past practices;

                  (e) use its commercially reasonable efforts to renew any applicable Transferred Licenses which expire prior to the Closing Date;

                  (f) use its commercially reasonable efforts to obtain in writing as promptly as practicable the applicable Required Consents and any other consent, authorization or approval necessary or commercially advisable in connection with the transactions contemplated hereby (and shall deliver to Transferee Parent copies of any such Required Consents and such other consents, authorizations or approvals as it obtains), in each case in form and substance reasonably satisfactory to such Transferee Parent; provided, that (i) Transferor Parent and its Affiliates shall have no obligation to make any payment (other than customary filing fees) to, or agree to any concession to, any Person to obtain any such consent, authorization or approval; and (ii) Transferor Parent shall afford Transferee Parent the opportunity to review and approve the form of Required Consent and such other consents prior to delivery to the party whose consent is sought and neither Transferor Parent nor any of its Affiliates shall accept or agree or accede to any modifications or amendments to or in connection with, or any conditions to the transfer of, any of the applicable Transferred Franchises, Transferred Licenses or Transferred Contracts of such Transferred System that are not approved in writing by Transferee Parent, which approval shall not be unreasonably withheld or delayed. Transferor Parent agrees, upon reasonable prior notice, to allow representatives of Transferee Parent to attend meetings and hearings before applicable Governmental Authorities in connection with the transfer of any Transferred License or Transferred Franchise of such Transferred Systems. Notwithstanding the foregoing, no party shall have any further obligation to obtain Required Consents:

            (i) with respect to Contracts relating to pole attachments where the licensing Person shall not consent to an assignment of such license agreement but requires the applicable Newco to enter into a new agreement with such Person on overall terms which are no less favorable to such Newco than the original license agreement was to Transferor Parent or its Affiliates, in which case Transferor shall cooperate with and assist Transferee Parent and its Affiliates in obtaining such agreements; and

            (ii) for any business radio license or any private operational fixed service ("POFS") microwave license which Required Consent could reasonably be expected to be obtained within 120 days after Closing and so long as a conditional temporary authorization (for a business radio license) or a special temporary authorization (for a POFS license) is obtained by Transferee Parent or is Affiliates under FCC rules with respect thereto;

                  (g) deliver to Transferee Parent reasonably promptly true and complete copies of all monthly trial balances, financial statements and subscriber and other service recipient (including Individual Subscribers, Digital Subscribers, Telephony Subscribers and High Speed Data Subscribers) counts with respect to such Transferred Systems, management and operating reports and any written reports or data with respect to the operation of such Transferred Systems prepared by or for Transferor Parent or its Affiliates at any time from the date hereof (or, with respect to the Adelphia Systems, from the Adelphia Closing) until Closing;

                  (h) except as otherwise provided in this Agreement, Transferor Parent will use commercially reasonable efforts to promptly notify Transferee Parent of any circumstance, event or action by Transferor Parent or any of its Affiliates, or otherwise that becomes known to Transferor Parent (i) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (ii) the existence, occurrence or taking of which would result in any of its representations and warranties in this Agreement or in any Transaction Document not being true and correct in all material respects (or if qualified by materiality, Material Adverse Effect or a similar standard, in all respects) when made or at Closing (unless and to the extent that any such representation or warranty speaks specifically as of an earlier date, in which case, at such earlier date); provided, that any notification provided by Transferor Parent solely pursuant to this subsection shall not be deemed to update the Schedules to this Agreement under Section 6.10 unless Transferor Parent expressly specifies that such notification is intended as an update pursuant to Section 6.10;

                  (i) give or cause to be given to Transferee, and its counsel, accountants and other representatives, as soon as reasonably possible but in any event prior to the date of submission to the appropriate Governmental Authority, copies of all (i) FCC Forms 1200, 1205, 1210, 1215, 1220 and 1240, and
simultaneous with, or as soon as reasonably possible after submission to the appropriate Government Authority, any other FCC Forms required under the regulations of the FCC promulgated under the Cable Act that are prepared with respect to any such Transferred System and (ii) as soon as reasonably possible after filing, copies of all copyright returns filed in connection with any such Transferred System; provided, that in the case of clause (i), and simultaneous with, or as soon as reasonably possible after submission to the appropriate Governmental Authority, before such FCC Forms, Forms 1200, 1205, 1210, 1215, 1220 or 1240 are filed, Transferor Parent and Transferee Parent shall consult in good faith concerning the contents of such forms;

                  (j) in the case of the Native Systems, use commercially reasonable efforts to implement all budgeted rate changes provided for in the 2005 Operating Budgets or, with respect to periods after January 1, 2006, rate changes in the ordinary course of business; and

                  (k) maintain inventory (i) in the case of a Native System, sufficient for the operation of such Native System in the ordinary course of business for a period of time consistent with the period of time such inventory is maintained for the applicable Retained Systems, and (ii) with respect to any Adelphia System, sufficient for the operation of such Adelphia System in the ordinary course of business consistent with the inventory maintained as of the Adelphia Closing.
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                                                                              86

            Section 6.2 Certain Negative Covenants of Transferor Parent. Except as otherwise expressly contemplated hereunder (including with respect to the Newco Transactions) or as the applicable Transferee Parent may otherwise consent in writing (which if requested shall not be unreasonably withheld or delayed)
(i) between the date of this Agreement and the Closing, with respect to each Native System to be directly or indirectly transferred by Transferor Parent or its Affiliates in an Exchange, the Native Assets related to such Native System and, in the case of Section 6.2(d) (and, to the extent relating thereto, Section 6.2(t)), the transactions contemplated hereby, and (ii) between the time of the applicable Adelphia Closing and the Closing, with respect to each Adelphia System to be directly or indirectly transferred by Transferor Parent or its Affiliates in an Exchange and the Adelphia Assets related to such Adelphia System, such Transferor Parent shall not, and shall cause its Affiliates not to:

                  (a) modify, terminate, renew, suspend or abrogate any material Transferred Contract other than in the ordinary course of business;

                  (b) modify in any material respect, terminate, renew, suspend or abrogate any applicable Transferred Franchise or material applicable Transferred License;

                  (c) (i) except as set forth in Schedule 6.2(c)(i)(A), with respect to the Comcast Group, or Schedule 6.2(c)(ii)(B), with respect to the TWC Group, and except for Contracts in respect of SMATV Acquisitions, other than any SMATV Acquisition in which the SMATV Purchase Price Per Subscriber exceeds $3,730 (for the avoidance of doubt, notwithstanding any other provision of this Section 6.2 to the contrary, Transferor Parent shall be permitted to integrate any SMATV Acquisition into its Native Systems in the ordinary course of business), and renewals and extensions of leases, in each case entered into in the ordinary course of business, enter into any Contract or commitment of any kind relating to such Transferred Systems which would be binding on Transferee Parent or any of its Affiliates after Closing and which (A) would involve an aggregate expenditure or receipt in excess of $500,000 after Closing, (B) would have a term in excess of one year after Closing unless terminable without payment or penalty upon 30 days' (or fewer) notice (other than with respect to bulk service, commercial service or multiple dwelling unit access Contracts),
(C) is not being entered into in the usual regular and ordinary course and in accordance with past practices, (D) would limit the freedom of Transferee Parent or any of its Affiliates to compete in any line of business or with any Person or in any area, (E) relates to the use of assets of such Transferred System by third parties to provide telephone or high speed data services, (F) is not on arm's-length terms, or (G) is with Transferor Parent or any of its Affiliates and is not terminated prior to Closing without penalty and without liability on the part of Transferee Parent or any of its Affiliates from and after Closing, or (ii) with respect to any Adelphia System, make or commit to make any material capital expenditures (including in respect of any plant upgrade);

                  (d) enter into any transaction or take any action that would result in any of its representations and warranties in this Agreement or in any Transaction

Document to which it or any of its Affiliates is party not being true and correct in all material respects (or if qualified by materiality, Material Adverse Effect or a similar standard, in all respects) when made or at Closing (unless and to the extent that any such representation or warranty speaks specifically as of an earlier date, in which case, at such earlier date);

                  (e) engage in any marketing, subscriber installation or collection practices other than in the ordinary course of business;

                  (f) (i) in the case of any Native System, change the rate charged for any level of cable television service of such Native System, except for rate increases provided for in the 2005 Operating Budgets or, with respect to periods after January 1, 2006, rate changes in the ordinary course of business, or (ii) in the case of any Adelphia System, change the rate charged for any level of any service of such Adelphia System;

                  (g) add any channels to any Transferred System, or change the channel lineup in any Transferred System or commit to do so in the future, except as required by applicable Legal Requirements or as set forth in Schedule 6.2(g)(i), with respect to the Comcast Native Systems, and Schedule 6.2(g)(ii), with respect to the TWC Native System (provided that deletions of channels shall not be considered a change in channel lineup);

                  (h) except in accordance with the applicable Adelphia Purchase Agreement and except for "staying" or "sticking" bonuses to induce such employees to remain with any such Transferred System and which shall be paid for by Transferor Parent or its Affiliates on or prior to Closing, grant or agree to grant to any employee of any such Transferred System any increase in (i) wages or bonuses except in the ordinary course of business and consistent with past practices or (ii) any severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, except in the ordinary course of business and consistent with past practices; provided that the foregoing shall not apply to any Retained Native Employee;

                  (i) engage in any hiring practices that are (i) materially inconsistent with Transferor Parent's past practices or (ii) with respect to Adelphia Employees, inconsistent with the applicable covenants contained in the applicable Adelphia Purchase Agreement;

                  (j) transfer the employment duties of any employee of a Transferred System from such Transferred System to a different business unit or Subsidiary of Transferor Parent or its Affiliates; provided that the foregoing shall not apply to any Retained Native Employee;

                  (k) sell, assign, transfer or otherwise dispose of any of the applicable Transferred Assets except in the ordinary course of business and except for (i) the disposition of obsolete or worn-out equipment, (ii) dispositions with respect to which such Transferred Assets are replaced with assets of at least equal value, or (iii) transfers

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                                                                              88

among Transferor Parent and its Affiliates (whereupon any such transferee would become a Comcast Participant or TWC Participant, as applicable, hereunder); provided, for the avoidance of doubt, that the foregoing clause shall not permit the disposition of any Transferred System other than pursuant to clause (iii);

                  (l) mortgage, pledge or subject to any material Lien that would survive the Closing any of the applicable Transferred Assets or such Transferred System, other than Permitted Liens;

                  (m) enter into any System-specific programming agreement (other than Local Retransmission Consent Agreements) relating to the applicable Transferred Assets or such Transferred System that is not terminated prior to Closing without penalty and without liability on the part of Transferee Parent or its Affiliates from and after Closing;

                  (n) except as set forth on Schedule 6.2(n)(i), with respect to the Comcast Group, and Schedule 6.2(n)(ii), with respect to the TWC Group, make any cost-of-service or hardship election under the Rules and Regulations adopted under the Cable Act;

                  (o) make any material change to any method of accounting except for any such change (i) required by reason of a concurrent (including any transition period) change in GAAP or applicable law or any change with respect to the applicable Retained Systems, or (ii) to conform Adelphia Systems to Transferor Parent's accounting policies, in each case made in accordance with GAAP;

                  (p) make or change in any material respect any Tax election, change any annual Tax accounting period or adopt or change any method of Tax accounting, file any amended Tax Returns enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax Refund, offset or any other reduction in Tax liability or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, in each case, in a manner that is inconsistent with the Tax treatment applicable to the applicable Retained Systems;

                  (q) convert any billing systems used by such Transferred System (other than the conversions described on Schedule 6.2(q)(i), with respect to the Comcast Group, and Schedule 6.2(q)(ii), with respect to the TWC Group);

                  (r) launch or commit to launch any new product or service (including telephony) in any Adelphia System;

                  (s) (i) terminate the employment of any Comcast/Adelphia Employee with respect to the Comcast Group or any TWC/Adelphia Employee with respect to the TWC Group (other than, with respect to an employee who is classified as "non-exempt" for Federal wage and hour purposes, a termination of employment for "cause" (as defined in the Adelphia Communications Corporation Severance Plan) or a termination under such other circumstances that would deny the employee severance pay or benefits under such plan), or (ii) amend any existing or enter into any new,
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                                                                              89

employment, severance, or other similar agreement with, any Comcast/Adelphia Employee, with respect to the Comcast Group, or any TWC/Adelphia Employee, with respect to the TWC Group; or

                  (t) announce an intention, commit or agree to do any of the foregoing.

            Section 6.3 Certain Additional Covenants Regarding Required Consents; HSR Act Filing.

                  (a) By no later than 45 days from the date of this Agreement, Transferee Parent and Transferor Parent shall provide each other with all necessary documentation to allow filing of FCC Forms 394 with respect to the Transferred Franchises. Transferor Parent and Transferee Parent shall use commercially reasonable efforts to cooperate with one another and file with the applicable Governmental Authority FCC Forms 394 for each Transferred Franchise which requires the consent of such Governmental Authority in connection with the transactions contemplated by this Agreement, no later than 60 days after the date hereof.

                  (b) Subject to Section 6.1(f), from and after the date hereof, Transferee Parent shall use its commercially reasonable efforts to cooperate with Transferor Parent in obtaining the Required Consents and any other consent, Authorization or approval, including with the relevant franchising authorities in respect of the Transferred Franchises, necessary or commercially advisable with respect to the transactions contemplated hereby including, to the extent commercially reasonable, the attendance of representatives of Transferee Parent at meetings and hearings before applicable Governmental Authorities in connection with the transfer of any Transferred License or Transferred Franchise and by providing appropriate financial statements, insurance certificates and surety bonds required to obtain such Required Consents.

                  (c) The parties shall as soon as practicable after the date hereof, but in any event no later than 20 Business Days after the date hereof (except to the extent any delay beyond such period results from a failure to obtain any required information relating to the Adelphia Systems or Adelphia Assets from Adelphia or its Affiliates), complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act with respect to the transactions contemplated by this Agreement and each such filing shall request early termination of the waiting period imposed by the HSR Act. The parties shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any inquiries or requests received from a Governmental Authority for additional information or documentation in connection with antitrust matters. The parties shall use commercially reasonable efforts to overcome any objections which may be raised by any Governmental Authority having jurisdiction over antitrust matters. Each party shall cooperate to prevent inconsistencies between their respective filings and between their respective responses to all such inquiries and requests, and shall furnish to each other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions under the HSR Act.

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                                                                              90

Notwithstanding the foregoing or anything else in the Agreement to the contrary, neither party shall be required to enter into any consent decree with any Governmental Authority relating to antitrust matters or to sell or hold separate any assets or make any change in operations or activities of the business (or any material assets employed therein) of such party or its Affiliates, if a party determines in good faith that such change would be adverse to the operations or activities of the business (or any material assets employed therein) of such party or any of its Affiliates having significant assets, net worth or revenue. The cost of any filing fees in connection with any required filing pursuant to the HSR Act shall be borne equally by Comcast and TWC.

                  (d) It is understood and agreed that the obligations of the parties under this Section 6.3 are, with respect to the Adelphia Systems and the period prior to the Adelphia Closings, limited to those that can be fulfilled using commercially reasonable efforts taking into account that the parties do not own the Adelphia Systems. If as a result of this limitation any given filing cannot be made prior to the Adelphia Closings, the parties will take all reasonable actions to make such filing as promptly as practicable after the Adelphia Closings.

            Section 6.4 Confidentiality and Publicity.

                  (a) Unless and until Closing occurs, any non-public information that either party (treating, for purposes of this Section 6.4, the Comcast Parties as one party and the TWC Parties as the other party) may obtain from the other or its Affiliates in connection with this Agreement shall be confidential, and following Closing, each party shall keep confidential any non-public information that such party may receive from the other party or its Affiliates in connection with this Agreement unrelated to the Transferred Systems or the Transferred Assets to be directly or indirectly transferred by the other party in an Exchange as well as any non-public information in the possession of such party related to the Transferred Systems and Transferred Assets transferred directly or indirectly by such party to the other party pursuant to this Agreement (any such information that a party is required to keep confidential pursuant to this sentence shall, with respect to such party, be referred to as "Confidential Information"). Each party shall not disclose any Confidential Information to any other Person (other than its Affiliates and its Affiliates' directors, officers and employees, and representatives of its advisers and lenders, in each case, whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby, in which case such party shall be responsible for any breach by any such Person) or use such information to the detriment of the other; provided, that (i) such party may use and disclose any such information once it has been publicly disclosed (other than by such party in breach of its obligations under this Section) or which, to its knowledge, rightfully has come into the possession of such party (other than from the other party), (ii) to the extent that such party may, in the reasonable judgment of its counsel, be compelled by Legal Requirements to disclose any of such information, such party may disclose such information if it has used commercially reasonable efforts, and has afforded the other party the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed, (iii) such party may use and disclose such information to the extent reasonably

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                                                                              91

necessary to permit such party to file Tax Returns, defend any dispute relating to Taxes, claim any Refund or otherwise provide information to a Governmental Authority in connection with any other Tax proceeding, (iv) such party may use and disclose such information to the extent necessary to comply with Legal Requirements or any periodic reporting obligations such party may have by virtue of such party or any of its Affiliates having securities listed on a national securities exchange or quotation system, and (v) such party may disclose such information as may be required under or in connection with the obligations of such party under either Adelphia Purchase Agreement. In the event of termination of this Agreement, (A) the obligation set forth in this Section shall continue for a period of two years after such termination, and (B) each party shall use commercially reasonable efforts to cause to be delivered to the other, and to retain no copies of, any documents, work papers or other materials obtained by such party or on its behalf from the other, whether so obtained before or after the execution of this Agreement.

                  (b) TWC and Comcast each shall consult with and cooperate with the other with respect to the content and timing of all press releases and other public announcements, and any oral or written statements to the Comcast Transferred Employees and the TWC Transferred Employees concerning this Agreement and the transactions contemplated hereby. Except as required by applicable Legal Requirements or by any national securities exchange or quotation system, none of TWC, Comcast, or their respective Affiliates shall make any such release, announcement or statement without the prior written consent and approval of the other, which shall not be unreasonably withheld. The party receiving such a request for a consent shall respond promptly to any such request for consent and approval.

            Section 6.5 Title Insurance Commitments. Transferor Parent shall use commercially reasonable efforts to provide to Transferee Parent, within 90 days from the date Transferor Parent receives the Title Commitment Notice, or, in the case of any Survey, such longer period of time as is necessary to obtain such Survey with the exercise of reasonable diligence, (a) commitments to issue to the applicable Native Newco title insurance policies ("Title Commitments") in amounts reasonably satisfactory to Transferee Parent issued by a nationally recognized title insurance company (a "Title Company") and containing, to the extent available, legible photocopies of all recorded items described as exceptions therein, committing to insure, subject only to Permitted Liens, fee or a valid leasehold title, as applicable, in the applicable Native Newco to each parcel of Transferor's and its Affiliates' Native Owned Property or Native Leased Property on Schedule 2.1(f)(ii)(A) and Schedule 2.1(f)(ii)(B), as applicable, and so designated by notice ("Title Commitment Notice") within 30 days from the date of this Agreement, as applicable, by ALTA extended coverage owner's or leasehold policies of title insurance, or, if ALTA policies are not obtainable in any state, policies in another form reasonably satisfactory to Transferee Parent, and (b) surveys of each parcel of Transferor's Native Owned Property or Transferor's Native Leased Property on Schedule 2.1(f)(ii)(A) and
Schedule 2.1(f)(ii)(B) ("Surveys"), as applicable, and so designated in such Title Commitment Notice in such form as is reasonably necessary to obtain the title insurance to be issued pursuant to the related Title Commitments with the standard printed exceptions relating to survey matters deleted, certified to Transferee Parent, the applicable Native Newco and to the Title Company with respect to that Native Owned Property or Native Leased Property provided that Transferor Parent's inability to provide Title Commitments satisfying the foregoing requirements shall not constitute a breach of the foregoing covenant if the Liens, or other matters relating to title, giving rise to such inability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. In no event shall Transferor Parent be obligated to procure a Title Commitment for any Native Leased Property with respect to which the lease or a memorandum thereof has not been recorded in the land records of the county in which the Native Leased Property is located. The cost to obtain such Title Commitments and Surveys and other documents required by the Title Company to issue such policies and Surveys, as well as the cost of title policy premiums, except for attorneys' fees and other incidental costs incurred by Transferor Parent or its Affiliates in connection with providing such Title Commitments and Surveys and otherwise complying with this Section 6.5 shall be borne by Transferee Parent or its Affiliates. If Transferee Parent notifies Transferor Parent within 30 days following delivery to Transferee Parent of both the Title Commitments and the Surveys of any Lien (other than a Permitted Lien or a Lien set forth in Schedule 4.4(a) or Schedule 5.4(a), as applicable) which prevents access to or which could prevent or impede in any material way the use or operation of any parcel of Native Owned Property or Native Leased Property for which a Title Commitment is required pursuant to this Section 6.5 for the purposes for which it is currently used or operated by Transferor Parent or its Affiliate (each a "Title Defect"), Transferor Parent shall exercise commercially reasonable efforts, including paying attorney's fees and other incidental costs associated with any such efforts, to (1) remove such Title Defect, or (2) cause the Title Company to commit to insure over each such Title Defect prior to Closing at customary premium rates without additional premium or charge. If such Title Defect cannot be removed prior to Closing or the Title Company does not commit to insure over such Title Defect prior to Closing, Transferor Parent and Transferee Parent shall enter into a written agreement containing Transferor Parent's commitment to use commercially reasonable efforts for 180 days following Closing to remedy the Title Defect following Closing on terms reasonably satisfactory to Transferee Parent, in its reasonable discretion. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Transferor Parent or its Affiliates be required to remove any Liens encumbering the Native Owned Property and Native Leased Property except as expressly set forth in this Section 6.5 or to expend any moneys (other than attorneys' fees and other incidental costs as hereinabove set forth) or to incur any obligation in order to remove or cause the insuring over of any Liens (other than pursuant to customary short form affidavits of title which do not in any event require Transferor Parent or its Affiliates to make representations or incur obligations more onerous than those made or set forth elsewhere in this Agreement and customary gap indemnities covering Transferor Parent's and its Affiliates' acts for the period between Closing and the recording of the applicable deed or assignment of lease with respect to such Native Owned Property or Native Leased Property, and in no event shall Transferor Parent or its Affiliates be obligated to commence any Litigation to cause any Title Defects to be removed or insured over, and, without limiting the other provisions of this Section 6.5, in

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                                                                              93

no event shall Transferor Parent or its Affiliates be required to give a non-imputation affidavit to the title insurance company.

            Section 6.6 Pre-Closing Access. From the date hereof until the Closing, subject to applicable law, Transferor Parent shall, and shall cause its Affiliates to, (i) afford Transferee Parent and its authorized representatives reasonable access, during regular business hours, upon reasonable advance notice, to the Transferred Systems (including the Transferred Assets and employees) to be directly or indirectly acquired by such Transferee Parent, (ii) furnish, or cause to be furnished, to such Transferee Parent any financial and operating data and other information with respect to such Transferred Systems as Parent Transferee from time to time reasonably requests, and (iii) instruct its employees, and its counsel and financial advisors to cooperate with such Transferee Parent in its reasonable investigation of such Transferred Systems; provided that, in each case, any such access shall be designed so as to not unreasonably disrupt the business and operations of Transferor Parent or its Affiliates; provided further that in no event shall such Transferee Parent have access to (A) any information that would reasonably be expected to create Liability under applicable laws, including U.S. antitrust laws, or waive any material legal privilege (provided that, in such latter event, Transferor Parent and Transferee Parent shall use commercially reasonable efforts to cooperate to permit disclosure of such information in a manner consistent with the preservation of such legal privilege) (B) documents containing competitively sensitive information, trade secrets or other sensitive information (to the extent necessary to protect the legitimate legal, business and/or confidentiality concerns of Transferor Parent and its Affiliates, but taking into account Transferee Parent's need for such information in connection with the transactions contemplated hereby), (C) any information to the extent such disclosure would reasonably be expected to violate any obligation of Transferor Parent or its Affiliates with respect to confidentiality so long as, with respect to confidentiality, to the extent specifically requested by Transferee Parent, Transferor Parent has made commercially reasonable efforts to obtain a waiver regarding the possible disclosure from the third party to whom an obligation of confidentiality is owed or (D) any programming records; it being understood that such Parent Transferee shall conduct any environmental sampling solely in the manner contemplated by Section 6.13. All requests made pursuant to this Section 6.6 shall be directed to an executive officer of Transferor Parent or such Person or Persons as may be designated by Transferor Parent. All information received pursuant to this Section 6.6 shall, prior to the Closing, be governed by Section 6.4(a) and, to the extent applicable, the terms of the Confidentiality Agreement. No information or knowledge obtained in any investigation by Transferee Parent or its Affiliates pursuant to this Section
6.6 shall affect or be deemed to modify any representation or warranty made by Transferor Parent or its Affiliates hereunder or under any Transaction Document. This Section 6.6 shall apply to the Adelphia Systems and the Adelphia Assets only after the Adelphia Closing.

            Section 6.7 Post-Closing Obtaining of Consents. Subsequent to Closing and subject to Section 2.1(h), Transferor Parent shall, and shall cause its Affiliates to, continue to use commercially reasonable efforts to obtain in writing as promptly as possible any Authorization necessary or commercially advisable in

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connection with the transactions contemplated hereunder which was not obtained on or before Closing (a "Post-Closing Consent") in form and substance reasonably satisfactory to Transferee Parent. A true and complete copy of any such Post-Closing Consent shall be delivered to Transferee Parent promptly after it has been obtained.

            Section 6.8 Transitional Services.

                  (a) Each of Comcast and TWC shall provide, or cause its Affiliates to provide, to the other and its Affiliates, upon written request received by Comcast or TWC, as applicable, such signal supply, subscriber billing, high speed data, telephony and such other non-management services as may be reasonably requested in connection with the operation of the Native Systems, the Adelphia Systems and any other assets or properties acquired from Adelphia pursuant to the Adelphia Agreements, as applicable, for a commercially reasonable period following the Closing to be mutually agreed upon in good faith by Comcast and TWC to allow for transition of existing services or establishment of replacement services.

                  (b) Without limitation of Section 6.8(a), if the Closing does not occur on the date of the Adelphia Closing, each of Comcast and TWC shall provide, or cause its Affiliates to provide, to the other and its Affiliates, signal supply, subscriber billing, high speed data, telephony and such other non-management services as may be reasonably requested in connection with any assets or properties acquired from Adelphia pursuant to the Comcast/Adelphia Purchase Agreement or the TWC/Adelphia Purchase Agreement, as the case may be. The services referred to in this Section 6.8(b) shall be provided from the Adelphia Closing until the Closing or, if this Agreement is terminated in accordance with its terms, for a commercially reasonable period to be mutually agreed upon in good faith by TWC and Comcast to allow for transition of existing services or establishment of replacement services (with respect to the Specified Systems, until the Transition Closing, and, if requested, a commercially reasonable period thereafter).

                  (c) The recipient of any services referred to in Section 6.8(a) or (b) shall promptly reimburse the provider thereof for the actual out-of-pocket cost to such provider and its Affiliates of providing such services, and all other terms and conditions for the provision of such services shall be reasonably satisfactory to both Comcast and TWC, and subject to applicable Legal Requirements.

                  (d) If this Agreement is terminated in accordance with Section 9.1, at a closing (the "Transition Closing") to be held as soon as reasonably practicable after such termination, subject to the receipt of the consents and approvals referred to in the last sentence of this Section 6.8(d), each of Comcast and TW NY shall, and shall cause their respective Affiliates to (i) assign, transfer, convey and deliver the Adelphia Assets received by it (and them) at the Adelphia Closing that comprise the Specified Systems (as defined below) (and all Adelphia Assets primarily related thereto) to a Disregarded Entity, (ii) cause such Disregarded Entity to assume and agree to pay and discharge, as and when they come due, all Adelphia Assumed Liabilities primarily related to such Adelphia Assets and (iii) sell to TW NY and Comcast respectively, and each of TWC and Comcast will purchase from Comcast and TWC (or their respective Affiliates), respectively, 100% of the outstanding Equity Securities of such Disregarded Entity for the Specified Price. For purposes hereof, "Specified Price" means with respect to each Disregarded Entity, cash in an amount equal to the sum of
(x) the product of (1) the number of Eligible Basic Subscribers (as defined in the Comcast/Adelphia Purchase Agreement or the TWC/Adelphia Purchase Agreement, as applicable) served by the Specified Systems transferred to such Disregarded Entity pursuant to this Section 6.8(d), calculated as of the Adelphia Closing as determined pursuant to Section 2.8 in the Comcast/Adelphia Purchase Agreement or
Section 2.6 of the TWC/Adelphia Purchase Agreement, as applicable, for purposes of determining the Final Adjustment Amount (as defined therein) thereunder, multiplied by (2) the Comcast/Adelphia Purchase Price Per Subscriber (in the case of Specified Systems held by a Disregarded Entity to be sold by Comcast or its Affiliates) or the TWC/Adelphia Purchase Price Per Subscriber (in the case of Specified Systems held by a Disregarded Entity to be sold by TWC and its Affiliates) plus (y) the Closing Adjustment Amount in respect of such Disregarded Entity as of the Transition Closing, as determined in accordance with procedures described in Section 2.4 applied mutatis mutandis, treating such Disregarded Entity as an Adelphia Newco but assuming the amounts described in clause (i)(A) and (ii)(A) of the definition of Subscriber Adjustment Amount were zero. For purposes hereof, "Specified System" means any System as defined in clause (ii) of the definition of such term in the Comcast/Adelphia Purchase Agreement or the TWC/Adelphia Purchase Agreement that is allocated to the Group 2 Business in the Comcast/Adelphia Purchase Agreement or the TWC/Adelphia Purchase Agreement and is accounted for as of the date hereof by Adelphia as a non-primary "Cost Center" and that as of the termination of this Agreement would be inoperable or not commercially viable as an independent cable communications system without one or more material services described in Section 6.8(b) (whether due to lack of independent franchise, headend or otherwise). Each such sale and purchase shall be subject to receipt of required consents and approvals of Governmental Authorities and required material consents and approvals of other third parties, and the parties shall negotiate in good faith definitive agreements to evidence such transactions that contain representations, warranties, covenants (including indemnification provisions) and conditions substantially the same as those contained in this Agreement with respect to the Adelphia Systems mutatis mutandis.

            Section 6.9 Cooperation Upon Inquiries as to Rates. Transferor Parent and Transferee Parent agree as follows:

                  (a) For a period of 12 months after Closing, Transferor Parent shall cooperate with and assist Transferee Parent by providing, upon request, all information in Transferor Parent's possession (and not previously provided to Transferee Parent) relating directly to the rates set forth in Schedule 4.8 or 5.8, as applicable, or the then current rates with respect to any Transferred System, if different from the rates set forth on such Schedule (or not otherwise set forth in such Schedule) or the rate on any FCC Form 393, 1200, 1205, 1210, 1220, 1235 or 1240 that Transferee Parent may reasonably require to justify such rates in response to any inquiry, order or requirement of any Governmental Authority or any Rate Regulatory Matter instituted before or after the date of this Agreement.

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                                                                              96

                  (b) If at any time prior to Closing (but in respect of the Adelphia Systems, after the Adelphia Closing), any Governmental Authority commences a Rate Regulatory Matter with respect to a Transferred System, the applicable Transferor Parent shall (i) promptly notify Transferee Parent, and
(ii) keep Transferee Parent informed as to the progress of any such proceeding. Without the prior written consent of Transferee Parent, which consent shall not be unreasonably withheld or delayed, Transferor Parent shall not settle any such Rate Regulatory Matter, either before or after Closing, if (A) Transferee Parent or any of Transferee Parent's Affiliates would have any obligation under such settlement, or (B) such settlement would reduce the rates permitted to be charged by Transferee Parent or any of Transferee Parent's Affiliates after Closing below the rates set forth on Schedule 4.8 or 5.8, as applicable or otherwise then in effect. Notwithstanding anything to the contrary herein, after Closing, Transferee Parent shall have the right, at its own expense, to assume control of the defense of any pending Rate Regulatory Matter, to the extent, and only to the extent, that it relates to a Transferred System transferred to Transferee Parent or its Affiliates. If Transferee Parent elects to assume control of the defense of any such Rate Regulatory Matter, Transferor Parent shall have the right to participate, at its expense, in the defense of such matter. Notwithstanding the provisions set forth in Article 10 of this Agreement, Transferee Parent may settle any such Rate Regulatory Matter only upon Transferor Parent's prior written consent, which consent shall not be unreasonably withheld or delayed, if Transferor Parent or any of its Affiliates would have any obligation with respect to such settlement in accordance with
Article 10 hereof or otherwise.

                  (c) If at any time after Closing, any Governmental Authority commences a Rate Regulatory Matter with respect to a Transferred System transferred to Transferee Parent or its Affiliates involving any time period prior to Closing (or in the case of any Adelphia System, prior to the Closing but after the Adelphia Closing), Transferee Parent shall (i) promptly notify Transferor Parent, and (ii) keep Transferor Parent informed as to the progress of any such proceeding. Transferor Parent shall have the right to participate, at its expense, in the defense of such matter. Notwithstanding the provisions set forth in Article 10 of this Agreement, Transferee Parent may settle any such Rate Regulatory Matter only upon Transferor Parent's prior written consent, which consent shall not be unreasonably withheld or delayed, if Transferor Parent or any of its Affiliates would have any obligation with respect to such settlement in accordance with Article 10 hereof or otherwise. The rights and obligations of the parties under this Section 6.9(c) in respect of the Adelphia Systems shall be subject to the relevant Adelphia Purchase Agreement.

                  (d) For purposes hereof, "Rate Regulatory Matter" means any proceeding or investigation with respect to a Transferred System arising out of or related to the Cable Act (other than those affecting the cable television industry generally) dealing with, limiting or affecting the rates which can be charged by such Transferred System for programming, equipment, installation, service or otherwise.

                  (e) If Transferor Parent or any of its Affiliates is required pursuant to any Rate Regulatory Matter or any other Legal Requirement, settlement or otherwise to reimburse following Closing any subscribers of the Transferred Systems to be directly or indirectly transferred by such Transferor Parent or any of its Affiliates in an Exchange for any subscriber payments previously made, including fees for cable television service, late fees and similar payments, Transferee Parent shall, at Transferor Parent's request, make such reimbursement through Transferee Parent's or its Affiliate's billing system on terms specified by Transferee Parent. In such event, Transferor Parent shall pay to Transferee Parent or its Affiliate all such payments made by Transferee Parent through its billing system. Without limiting the foregoing, Transferee Parent shall provide to Transferor Parent all information in its possession that is reasonably required by Transferor Parent in connection with such reimbursement.

            Section 6.10 Updated Schedules.

                  (a) On one or more occasions, Transferor Parent may, at least five Business Days prior to Closing: (i) supplement Schedule 4.5(a) or 5.5(a), as applicable, to reflect leases, franchises, licenses, authorizations, consents, permits, Contracts or commitments which were entered into or obtained between the date hereof and the Closing Date not in violation of the terms of this Agreement and are required to be disclosed in Schedule 4.5(a) or 5.5(a), as applicable, in order for the representation and warranty contained in Section 4.5(a) or 5.5(a), as applicable, to be true, complete and correct, or (ii) supplement any other Schedule to this Agreement (other than the Schedules to any of Section 4.1, 4.2, 4.15, 4.18, 5.1, 5.2, 5.15 or 5.18) including, for the avoidance of doubt, 4.24 and 5.24, with additional information to the extent that it reflects events, acts or omissions that first occurred between the date hereof and the Closing Date and that are not prohibited by this Agreement to be taken, and that would have been required to be included in one or more Schedules to this Agreement in order for the representations and warranties of Transferor Parent contained in this Agreement to be true, complete and correct as of the Closing. Any such supplement to a Schedule pursuant to clause (i) above shall specifically identify each license, Contract or other item being added to
Schedule 4.5(a) or 5.5(a), as applicable, and any supplement pursuant to clause
(ii) above shall be made with reasonable specificity and shall identify, to Transferor Parent's knowledge, the potential Liability associated with the relevant action, condition or event. For purposes of determining whether there is any liability on the part of Transferor Parent following Closing for breaches of its representations and warranties under this Agreement, the Schedules to this Agreement shall be deemed to include only (a) the information contained therein on the date hereof and (b) information added to such Schedules by written supplements to this Agreement delivered in accordance with the first sentence of this Section 6.10; provided, that for purposes of determining the satisfaction of the condition set forth in Section 7.1(a) or 7.2(a), as applicable, any update to the Schedules pursuant to clause (b) of this sentence shall be disregarded.

                  (b) In addition, if after the date that is the fifth Business Day prior to Closing, but before the Closing, Transferor Parent first becomes aware of any event, act, occurrence or omission which, if known on the fifth Business Day prior to Closing would have been permitted to be included in a supplement pursuant to clause (ii) of the foregoing paragraph, then Transferor Parent may make such supplement as provided above (in which case such supplement shall be deemed to have been made

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                                                                              98

pursuant to clause (ii) of the foregoing paragraph); provided that Transferor Parent may only utilize the rights in this paragraph on one occasion and, if Transferee Parent elects, upon receipt of any such supplement pursuant to this paragraph, the date of Closing may be delayed until the end of the next succeeding month.

            Section 6.11 Certain Notices. Prior to the Closing (or, with respect to the Adelphia Systems, between the Adelphia Closing and Closing), Transferor Parent, with respect to the Transferred Systems to be directly or indirectly transferred by such Transferor Parent or its Affiliates in an Exchange, shall cause to be timely filed a request for renewal under Section 626 of the Cable Act with the proper Governmental Authority with respect to Transferred Franchises that shall expire within 36 months after any date between the date of this Agreement and Closing Date; provided that the foregoing obligation with respect to Adelphia Systems shall apply only to the extent such obligations can reasonably be fulfilled after the Adelphia Closing.

            Section 6.12 Franchise Expirations. From the date hereof (or, with respect to the Adelphia Systems, from the Adelphia Closing) until Closing, Transferor Parent shall, and shall cause its Affiliates to, use commercially reasonable efforts to obtain renewals or valid extensions of any Transferred Franchises of such Transferor Parent which expire on or before June 30, 2008, in the ordinary course of business. Neither Transferor Parent nor any of its Affiliates shall agree or accede to any material modifications or amendments to or in connection with, or the imposition of any material condition to the renewal or extension of, any Transferred Franchises of such Transferor Parent or its Affiliates that are not reasonably acceptable to Transferee Parent. Transferor Parent agrees, from the date hereof (or, with respect to the Adelphia Systems, from the Adelphia Closing) until Closing, upon reasonable prior written notice, to allow representatives of Transferee Parent to attend meetings and hearings before applicable Governmental Authorities in connection with the renewal or extension of any Transferred License or Transferred Franchise of such Transferor Parent.

            Section 6.13 Environmental Reports. From and after the date hereof (or, with respect to the Adelphia Systems, from and after the Adelphia Closing), Transferee Parent may upon reasonable advance written notice and during normal business hours, at Transferee Parent's expense, perform any environmental site assessments of Transferor Parent's or its Affiliate's Transferred Owned Property or Transferred Leased Property (subject to the final sentence of this Section 6.13) as Transferee Parent determines, in its sole discretion, to have performed; provided that, prior to taking any samples of soil or groundwater for testing, Transferee Parent shall have a reasonable basis for determining that such sampling is appropriate. Transferor Parent shall cooperate with all reasonable requests of Transferee Parent and its consultants with respect to the conduct of such assessments or sampling. Any assessment performed pursuant to this Section 6.13 shall to the fullest extent practicable be designed so as not to disrupt the business and operations of the Transferred Systems. Any right to perform an assessment pursuant to this Section 6.13 at a Transferred Leased Property shall be subject to Transferor Parent or its Affiliate not being prohibited from performing such assessment pursuant to the lease for such Leased Property.

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                                                                              99

            Section 6.14 Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Comcast and TWC shall, and shall cause their Affiliates to, use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement as promptly as practicable. Each of Comcast and the TWC agrees to, and to cause their Affiliates to, execute and deliver such other documents, certificates, agreements and other writings (including completed transfer tax returns, showing in each case a purchase price or consideration reasonably acceptable to Comcast and TWC) and to take such other commercially reasonable actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to (i) vest in Transferee Parent or its Affiliates, as applicable, the same title to the Transferred Assets (other than the Initial TWC/Adelphia Assets) that Transferor Parent (together with its Affiliates) had with respect thereto immediately prior to the Newco Transactions (other than the TWC/Adelphia Newco Transaction referred to in the third sentence of Section 2.1(a)) and (ii) vest in Comcast or its Affiliates, as applicable, the same title to the Initial TWC/Adelphia Assets that TWC (together with its Affiliates) had with respect thereto immediately following the Adelphia Closing.

            Section 6.15 Post-Closing Access to Personnel Records. After the Closing Date, Transferor Parent shall, and shall cause its Affiliates to, provide Transferee Parent with access to, and the right to make copies or extracts of, pertinent information from the personnel files and records of Transferor Parent and its Affiliates relating to the applicable Transferred Employees other than Retained Native Employees in connection with litigation, administrative proceedings, payment of Taxes or any other valid business reason from time to time during normal business hours upon reasonable notice from Transferee Parent (i) with respect to matters other than matters relating to Taxes, for a period not to exceed one year from the Closing Date, or (ii) with respect to matters relating to Taxes, until the expiration of the statute of limitations applicable to such Taxes, in each case except to the extent that Transferor Parent or any of its Affiliates is required by law to keep such files and records confidential.

            Section 6.16 Insurance. Transferor Parent will use commercially reasonable efforts to take such actions as are necessary to cause insurance policies of Transferor Parent and its Affiliates that immediately prior to Closing provide coverage to or with respect to the Transferred Business, the Transferred Systems or the Transferred Assets to be directly or indirectly transferred by such Transferor Parent or its Affiliates in an Exchange to continue to provide such coverage with respect to acts, omissions, and events occurring prior to the Closing (or, in the case of any Adelphia Business, Adelphia Systems or Adelphia Assets, prior to the Closing but after the Adelphia Closing) in accordance with their terms as if the Closing had not occurred; provided, that to the extent Transferor Parent takes any action with respect to its umbrella insurance policies that similarly effects all of Transferor Parent's Retained Systems but results in such insurance coverage no longer being available (other than a change denying coverage based upon a Person ceasing to be an Affiliate of Transferor Parent), Transferor Parent shall not be deemed to have breached this Section 6.16 and shall have no liability with

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respect thereto. Transferor Parent will give Transferee Parent written notice of the taking of any such action if done during the first 12 months after the Closing prior to or as soon as practicable thereafter. Transferor Parent shall, and shall cause its Affiliates to, cooperate with and assist Transferee Parent, if Transferee Parent or any of its Affiliates determines to make any claim under any such policy with respect to any pre-Closing act, omission or event. Transferee Parent shall use commercially reasonable efforts to promptly notify Transferor Parent when it becomes aware of any such claim; provided, that the failure of Transferee Parent to provide such notice shall not relieve Transferor Parent of its obligations under this Section 6.16, except to the extent that Transferor Parent's or its Affiliates' rights under the applicable insurance policy are prejudiced by such failure to give notice.

            Section 6.17 [Intentionally Omitted].

            Section 6.18 Promotional Campaigns.

                  (a) Between the date hereof and the Closing, Transferor Parent and its Affiliates shall not initiate any Subscriber campaigns or promotions on a local or regional level with respect to the Native Systems of Transferor Parent or its Affiliates, other than (i) any such campaigns or promotions that are on the same terms and conditions (or on terms and conditions that are no less favorable to such Native Systems) as subscriber campaigns or promotions undertaken with respect to the relevant Native Systems during the year ended December 31, 2004 in the relevant market, (ii) with respect to the Comcast LA Native Systems, the Comcast Ohio Native Systems or the TWC Native System, any such campaigns or promotions that are not materially less favorable to such Native Systems than campaigns and promotions being conducted by the Transferee Parent and its Affiliates in the same DMA, (iii) with respect to the Comcast Dallas Native Systems, any such campaigns or promotions that are not materially less favorable to such Native Systems than campaigns and promotions being conducted by any other multiple system cable operator (other than Charter Communications and its Affiliates) in the Dallas DMA, and (iv) any such campaigns or promotions that are either (x) with respect to campaigns and promotions conducted in an overbuild area, not materially less favorable to the Native Systems than the campaigns and promotions being conducted by the applicable overbuilder or ROBC or (y) not materially less favorable to the Native Systems than those being conducted by any direct broadcast satellite providers in the same DMA (but only in the relevant market of the relevant campaign or promotion).

                  (b) With respect to the Adelphia Systems of Transferor Parent or its Affiliates, Transferor Parent and its Affiliates shall not, between the Adelphia Closing and the Closing, initiate or continue any subscriber campaigns or promotions (including door-to-door, inbound, outbound, retention or win-back campaigns or promotions) on a local or regional level, other than (i) such campaigns or promotions as are developed pursuant to the immediately following sentence, (ii) continuation of any such campaigns or promotions initiated by Adelphia (or, in the case of Comcast, any Transferred Joint Venture Entity) prior to the Adelphia Closing, and (iii) such other campaigns and promotions that are conducted in the ordinary course of business

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consistent with Transferor Parent's Retained Systems. As soon as reasonably practicable following the Adelphia Closing, if the Closing has not occurred, Transferor Parent and Transferee Parent shall consult with each other regarding the development of subscriber campaigns and promotions to be conducted in respect of the Adelphia Systems during the period between the Adelphia Closing and the Closing.

            Section 6.19 Local Retransmission Consent Agreements. On or prior to the date which is 45 days prior to the anticipated date of Closing, each Transferor Parent shall deliver to Transferee Parent a list of all Local Retransmission Consent Agreements then in effect with respect to the Native Systems (or, with respect to the Adelphia Systems, those Local Retransmission Consent Agreements entered into between the Adelphia Closing and the Closing) to be directly or indirectly transferred by such Transferor Parent or its Affiliates in an Exchange. By written notice delivered to Transferor Parent at least 30 days prior to Closing, Transferee Parent may, in its sole discretion, elect to have the applicable Newco assume (or in the case of any TWC/Adelphia Newco, terminate with no further liability to such TWC/Adelphia Newco) any one or more of such Local Retransmission Consent Agreements and, in the case of any such assumption, Transferor Parent shall use commercially reasonable efforts to obtain any required Authorizations for such assumption. The foregoing shall be subject to Section 2.1(h) to the extent any related Authorization is not obtained. Any Local Retransmission Consent Agreements which Transferee Parent elects to have assumed pursuant to this Section 6.19 shall be included in the applicable Transferred Assets. To the extent the provisions of this Section 6.19 conflict with any other provision of this Agreement, the provisions of this
Section 6.19 shall control. Any Local Retransmission Consent Agreements which Transferee Parent elects to have a TWC/Adelphia Newco terminate shall constitute a TWC/Adelphia Excluded Liability.

            Section 6.20 Adelphia Purchase Agreements.

                  (a) Capitalized terms used in this Section 6.20 and not defined in this Agreement (or, if the context otherwise requires, even if defined herein) shall have the meanings specified in the Adelphia Purchase Agreements, as applicable.

                  (b) Comcast shall not, and shall not permit any of its Affiliates to, terminate the Comcast/Adelphia Purchase Agreement by mutual agreement with Adelphia without TWC's consent. TWC shall not, and shall not permit any of its Affiliates to, terminate the TWC/Adelphia Purchase Agreement by mutual agreement with Adelphia without Comcast's consent.

                  (c) Except as would not reasonably be expected to have an adverse effect on Comcast or its Affiliates or to materially impair or delay the transactions contemplated by this Agreement, TWC shall, and shall cause its Affiliates to, take all necessary action to enforce and perform on a timely basis its and their rights and obligations set forth in the TWC/Adelphia Purchase Agreement and any related Ancillary Agreements, and shall provide Comcast with a copy of any notice delivered to TWC or its Affiliates by Adelphia under the TWC/Adelphia Purchase Agreement or any related Ancillary Agreement (to the extent such notice relates to the Group 1 Business or

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addresses any matter that would reasonably be expected to have an adverse effect on the transactions contemplated by this Agreement). Except as would not reasonably be expected to have an adverse effect on TWC or its Affiliates or to materially impair or delay the transactions contemplated by this Agreement, Comcast shall, and shall cause its Affiliates to, take all necessary action to enforce and perform on a timely basis its rights and obligations set forth in the Comcast/Adelphia Purchase Agreement and any related Ancillary Agreements and the JV Documents, and shall provide TWC with a copy of any notice delivered to Comcast by Adelphia under the Comcast/Adelphia Purchase Agreement or the JV Documents (to the extent such notice relates to the Group 1 Business or addresses any matter that would reasonably be expected to have an adverse effect on the transactions contemplated by this Agreement). No Transferor Parent shall be liable under this Section 6.20(c) to the extent any breach was caused by the Transferee Parent or its Affiliates. Nothing herein shall require TWC to waive any rights under the TWC/Adelphia Purchase Agreement to the extent relating to the Group 2 Business thereunder or the Excluded Rights and Obligations, or require Comcast to waive any rights under the Comcast/Adelphia Purchase
Agreement to the extent relating to the Group 2 Business thereunder or the Excluded Rights and Obligations.

                  (d) Except as otherwise provided in this Section 6.20, the decision by Transferor Parent or any of its Affiliates to grant any consent or waiver under, exercise any right under (including making any offer of employment, requesting information or access, designating any Contract an Assigned Contract, or taking any actions under Section 2.6 of the TWC/Adelphia Purchase Agreement or Section 2.8 of the Comcast/Adelphia Purchase Agreement) or to approve or enter into any amendment of or supplement to, the relevant Adelphia Purchase Agreement or any Ancillary Agreement to which such Transferor Parent or its Affiliate is party shall, to the extent relating to the Group 1 Business (except with respect to the Excluded Rights and Obligations) under such Adelphia Purchase Agreement (or to the extent it would otherwise adversely affect Transferee Parent or its Affiliates), be controlled by Transferee Parent, subject to the consent of Transferor Parent, such consent not to be unreasonably withheld or delayed; provided that Transferee Parent may also exercise rights regarding information, access and other matters that would not reasonably be expected to adversely affect Transferee Parent or its Affiliates. If pursuant hereto a party or its Affiliate requests information from Adelphia under Section 5.11(a) of the TWC/Adelphia Purchase Agreement or Section 5.9(a) of the Comcast/Adelphia Purchase Agreement, such party or its Affiliate shall be responsible for all costs to be reimbursed to Adelphia thereunder; provided, that with respect to any such information that is likely to be needed by members of both the TWC Group and the Comcast Group, the parties shall reasonably cooperate to minimize the costs thereunder and negotiate in good faith an equitable sharing of such costs. For the avoidance of doubt, TWC shall remain solely liable for all costs under Section 5.19 of the TWC/Adelphia Purchase Agreement.

                  (e) If, at any time after the Closing, any Comcast Group Member is entitled to receive a payment out of the Escrow Account established in connection with the TWC/Adelphia Purchase Agreement in the form of assets other than cash, TWC or its Affiliate and such Comcast Group Member shall immediately after such payment is made effect an exchange pursuant to which such Comcast Group Member

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exchanges such non-cash assets with TWC or its Affiliate for a payment in cash in an amount equal to the difference between the total amount that would have been payable to such Comcast Group Member out of the Escrow Account if such amount would have been paid in cash (for the avoidance of doubt, each share of Parent Class A Common Stock shall be valued at the Per Share Value of Purchase Shares, as such terms are defined in the TWC/Adelphia Purchase Agreement, adjusted appropriately to reflect any stock splits, reverse stock splits, stock dividends, recapitalizations or similar actions affecting the Parent Class A Common Stock after the Adelphia Closing) and the portion of such amount (if any) that was paid in cash (a "Cash Reconciliation"). The parties agree (a) that any such Cash Reconciliation shall be treated for Tax purposes as if the Comcast Group Member received a cash payment out of the Escrow Account in the total amount payable to such Comcast Group Member (and as if the Comcast Group did not receive any such non-cash consideration) and (b) not to report or take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment unless required by a change in applicable Tax law or a good faith resolution of a contest.

                  (f) The parties will cooperate with each other in connection with the satisfaction of their respective obligations under Section 5.6 of the TWC/Adelphia Purchase Agreement and Section 5.3 of the Comcast/Adelphia Purchase Agreement.

                  (g) Following the Closing for a period not to exceed two years, subject to applicable law, TWC shall, and shall cause its Affiliates to, provide Comcast and its Affiliates with reasonable cooperation in respect of the investigation and pursuit by Comcast and its Affiliates of the Retained Claims (as defined in the Comcast/Adelphia Purchase Agreement), including providing Comcast and its Affiliates and their respective authorized representatives with reasonable access, during regular business hours and upon reasonable advance notice, to the books and records of the Comcast/Adelphia Business to the extent relating to the Retained Claims (other than any Excluded Books and Records (as defined in the Comcast/Adelphia Purchase Agreement)); provided, however, that
(i) the foregoing shall not unreasonably interfere with the operations (including the post-Closing integration efforts with the TWC Group) of the Comcast/Adelphia Business and (ii) the rights of Comcast and its Affiliates hereunder are subject to the establishment of a system reasonably acceptable to TWC to allow TWC to readily identify and distinguish Excluded Books and Records of the Comcast/Adelphia Business from other books and records of such business, and the receipt by TWC of confirmation from Adelphia that such system has been approved by it under Section 5.23 of the Comcast Adelphia Asset Purchase Agreement. Comcast shall reimburse TWC for the reasonable costs and expenses incurred by TWC and its Affiliates pursuant to this Section 6.20(g).

                  (h) The parties acknowledge and agree that certain amounts to be received under the Adelphia Purchase Agreements (such as (i) Condemnation Proceeds, Insurance Claims and certain other amounts excluded from the definition of "Current Assets" and (ii) indemnity payments under the Adelphia Purchase Agreements) and certain liabilities to be assumed under the Adelphia Purchase Agreements (such as the liabilities excluded from the definition of "Total Liabilities" under clause (a)(i) of the

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second proviso to such definition) are, to the extent related to the Group 1
Business, generally intended to be treated as assets or liabilities, as the case may be, of the Group 1 Business in respect of periods prior to the Adelphia Closing and are intended to benefit or burden, as the case may be, the Group 1 Business in the hands of the Transferee. If the Closing does not occur on the same day as the Adelphia Closing, the parties agree to cooperate in good faith to properly account for any such assets and liabilities (and (i) any purchase orders or current assets to be acquired thereunder, and (ii) Liabilities under Sale Bonus Programs, in each case that are taken into account in determining any Closing Net Liabilities Adjustment Amount (as defined in the Adelphia Purchase Agreements)) in connection with determining the Net Liabilities Adjustment Amounts hereunder.

                  (i) TW NY will not waive the condition set forth in Section 6.1(i) of the TWC/Adelphia Purchase Agreement. Comcast will not waive the condition set forth in Section 6.1(g) of the Comcast/Adelphia Purchase Agreement.

                  (j) If, pursuant to Section 5.20 of the Comcast/Adelphia Purchase Agreement, the Palm Beach Joint Venture is treated as part of the Group 1 Business for purposes of Article VII thereof, the rights and interests of the Comcast Group under, and the Liabilities of the Comcast Group arising under, the Comcast/Adelphia Purchase Agreement and the Ancillary Agreements (as defined in the Comcast/Adelphia Purchase Agreement) to the extent relating to the Palm Beach Joint Venture shall not constitute Comcast/Adelphia Assets or Comcast/Adelphia Assumed Liabilities, respectively, and shall be Comcast/Adelphia Excluded Assets and Comcast/Adelphia Excluded Liabilities, respectively. If, pursuant to such rights and interests, any Comcast Group Member (or any other Buyer Indemnified Party (as defined in the Comcast/Adelphia Purchase Agreement) associated with any Comcast Group Member) recovers any Losses (as defined in the Comcast/Adelphia Purchase Agreement) pursuant to
Section 7.2(a)(i) of the Comcast/Adelphia Purchase Agreement in respect of the Palm Beach Joint Venture (a "Palm Beach Indemnification Payment") and, as a result of such Palm Beach Indemnification Payment, any recovery that any TWC Group Member (or any other Buyer Indemnified Party associated with any TWC Group Member) would otherwise be entitled to receive (disregarding any such recovery by any Comcast Group Member or any other such Buyer Indemnified Party) from Adelphia under such Section is reduced (as a result of the Group 1 Cap Amount (as defined in the Comcast/Adelphia Purchase Agreement)), then Comcast or such Affiliate shall pay the amount of such reduced recovery (not to exceed the amount of the Palm Beach Indemnification Payment) to TWC or its Affiliate (as directed by TWC).

                  (k) If, as of any time following the Closing, the Buyer Indemnified Parties that have made claims to recover Losses in respect of the Group 1 Business (as such terms are defined in the relevant Adelphia Purchase Agreement) pursuant to Section 7.2(a)(i) of the Comcast/Adelphia Purchase Agreement include both Comcast Group Members and TWC Group Members (or, in each case, any other Buyer Indemnified Parties associated with such Group Members), each such Buyer Indemnified Party shall be entitled to receive a pro rata share of the aggregate amount of Losses which all such Buyer Indemnified Parties are entitled to receive pursuant to such Section 7.2(a)(i), after taking into account the limitations contained in Section 7.2(b)(i) of such

Adelphia Purchase Agreement (such pro rata share to be determined based on the amount of Losses to which such Buyer Indemnified Party is entitled as a proportion of the aggregate amount of Losses to which all such Buyer Indemnified Parties are entitled, in each case disregarding the limitations contained in such Section 7.2(b)(i)); provided that if as a result of the foregoing any recovery that any TWC Group Member (or any other Buyer Indemnified Party associated with any TWC Group Member) would otherwise be entitled to receive (disregarding any recovery by any Comcast Group Member or any other Buyer Indemnified Party associated therewith) from Adelphia under Section 7.2(a)(i) of the Comcast/Adelphia Purchase Agreement is reduced, then Comcast shall, or shall cause its Affiliates to, pay the amount of such reduced recovery to TWC or its Affiliate (as directed by TWC) (not to exceed the amount recovered under such Section 7.2(a)(i) by the Comcast Group Members and any other Buyer Indemnified Parties associated therewith). This shall not apply to any Losses to which any Buyer Indemnified Party is entitled under the Comcast/Adelphia Purchase Agreement pursuant to an exercise of the rights and interests referred to in
Section 6.20(j).

                  (l) At or immediately following the Closing, each of Comcast and TWC shall execute and deliver an agreement with Adelphia pursuant to which such party agrees to perform and be bound by (i) in the case of Comcast, all of the Liabilities assumed pursuant to this Agreement by Comcast or its Affiliates (including the TWC Newcos) arising under the TWC/Adelphia Purchase Agreement and the Ancillary Agreements (as defined in the TWC/Adelphia Purchase Agreement) and
(ii) in the case of TWC, all of the Liabilities assumed pursuant to this Agreement by TWC or its Affiliates (including the Comcast Newcos) arising under the Comcast/Adelphia Purchase Agreement and the Ancillary Agreements (as defined in the Comcast/Adelphia Purchase Agreement).

                  (m) No party shall be treated as being in breach of, or having breached, any covenant hereunder with respect to the Adelphia Systems or the Adelphia Assets as a result of circumstances with respect to such Adelphia Systems or Adelphia Assets existing as of the Adelphia Closing to the extent such circumstances were reasonably beyond such party's control and such party uses all commercially reasonable efforts to remedy such matter as promptly as possible.

                  (n) Comcast shall not, and shall not permit any of its Affiliates to, amend, modify, terminate or waive any rights under, or authorize any of the foregoing with respect to, the JV Documents in a manner that would reasonably be expected to adversely impact TWC or the Transferred Joint Venture Entities in any material respect, or to materially prejudice or delay its rights hereunder, in each case without TWC's prior consent.

                  (o) The parties agree to use good faith efforts to coordinate closing efforts with Adelphia so as to minimize duplicative costs and expenses and further agree that any payments to Adelphia for reimbursement of Adelphia's out-of-pocket or incremental costs under Section 5.3(f), (g) or (h) of the Comcast/Adelphia Purchase Agreement or under Section 5.6(f), (g) or (i) of the TWC/Adelphia Purchase Agreement shall be shared 83% by TWC and 17% by Comcast (it being understood that

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                                                                             106

the parties shall promptly upon request make appropriate payments to each other to effect such sharing following any reimbursement thereunder to Adelphia).

                  (p) If the Closing Capital Expenditure Amount (as defined in the TWC/Adelphia Purchase Agreement and as determined pursuant to Section 2.6 of the TWC/Adelphia Purchase Agreement for purposes of determining the Final Adjustment Amount (as defined therein) thereunder) for the Group 2 Business (as defined in the TWC/Adelphia Purchase Agreement) reflects less than the amount of capital expenditures included in Component 1 of the "Calcutta Budget" (as set forth on Schedule 5.2(s) of the Seller Disclosure Schedules to the TWC/Adelphia Purchase Agreement), TWC shall pay to Comcast 17% of the amount of such deficiency promptly following the satisfaction of the Subsequent Adjustment Amount as contemplated by Section 2.6 of the TWC/Adelphia Asset Purchase Agreement.

            Section 6.21 Adelphia Shared Assets; Mistaken Allocations.

                  (a) Capitalized terms used in this Section 6.21 and not defined have the meanings specified in the Adelphia Purchase Agreements. With respect to any Shared Assets and Liabilities (including Contracts) that are not allocated pursuant to Schedule 6.21(b) ("Unallocated Items"), TWC and Comcast agree to cooperate in good faith and use all commercially reasonable efforts to agree, within 120 days following the date hereof, to a specific system of identifying and allocating such assets and liabilities between the parties and their respective Affiliates, as well a method of making decisions regarding contract selection and other decisions with regard to the directions to be provided to Adelphia under the Adelphia Purchase Agreements, with the general principle being that the parties intend to minimize transaction costs and expenses and avoid incremental costs from the foregoing principles to the extent reasonable. Unless the parties otherwise agree, the Unallocated Items (other than the Adelphia call center in Vermont) that are utilized at the "area" or "local" level will be shared on the basis of the relative numbers of subscribers served by or benefitting from such Unallocated Items while the remainder of Unallocated Items and the Adelphia call center in Vermont will be allocated on the basis of an 83%/17% split between TWC and Comcast, respectively. For the avoidance of doubt, the foregoing allocation includes both the benefits and the burdens of the Unallocated Items. In the event of a dispute as to the value or amount of the benefit or burden in respect of a given Unallocated Item, Comcast and TWC will retain a mutually acceptable third party appraiser to make such determination, the decision of such appraiser shall be final and binding and the costs of such appraiser shall be divided. The parties also agree to work together in good faith to determine whether any equitable adjustments are appropriate in light of the purchase price adjustments and other terms under the Adelphia Purchase Agreements.

                  (b) The Shared Assets and Liabilities set forth on Schedule 6.21(b) shall be allocated to TWC and Comcast as described on such schedule.

                  (c) The parties also agree that the process with respect to Contracts relating solely to either the TWC/Adelphia Business or solely to the Comcast/Adelphia Business shall be designated as "Assigned Contracts" under the

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                                                                             107

Adelphia Purchase Agreements and allocated between the Transferors and Transferees hereunder as set forth on Schedule 6.21(c).

                  (d) All patents included in the Unallocated Items shall be jointly owned by TWC and Comcast or their respective designees, with each party having full rights thereto. Domain names shall be allocated to TWC provided that Comcast and its Affiliates shall be entitled to receive continuing use of e-mail accounts and redirects to a new website for such reasonable period as Comcast requests. All other intellectual property included in the Unallocated Items will be owned by TWC, provided that Comcast and its Affiliates will be entitled to a royalty free, perpetual, world-wide freely assignable license thereto.

                  (e) Transferred Investments in ad-interconnects will be allocated to the systems to which they primarily relate.

            Section 6.22 Additional Financial Information.

                  (a) Comcast shall use its commercially reasonable efforts, and shall cause each of its Affiliates to use its commercially reasonable efforts, to provide TWC and its Affiliates with financial statements and related information (collectively, "Comcast Financial Information") sufficient to permit any of them to fulfill their obligations to include financial disclosure relating to the Comcast Transferred Systems (to the extent in the possession of Comcast or its Affiliates or their respective representatives and advisors), on a timely basis under the Exchange Act and, if any of them undertakes an offering of securities prior to Closing, the Securities Act. If some or all of the Comcast Financial Information is included in or incorporated by reference into a prospectus for an offering of securities by TWC or any of its Affiliates prior to the Closing, Comcast shall use its commercially reasonable efforts to cause the independent auditors of Comcast to provide customary assistance to TWC and its Affiliates and its underwriters in connection with such financing, including the provision of consent and comfort letters addressed to the SEC, comfort letters addressed to the underwriters, participation in due diligence matters with respect to such offering and assistance in responding to comments or questions from the SEC with respect to the Comcast Financial Information. Time Warner Cable shall reimburse Comcast for the reasonable costs and expenses incurred by the Comcast Group pursuant to this Section 6.22(a), including reasonable out-of-pocket costs and expenses. Comcast shall give TWC reasonable advance notice of the type and amount of such costs and expenses prior to the incurrence thereof.

                  (b) Time Warner Cable shall use its commercially reasonable efforts to, and shall cause each of its Affiliates to use its commercially reasonable efforts to, provide Comcast and its Affiliates with financial statements and related information (collectively, "Time Warner Cable Financial Information") sufficient to permit any of them to fulfill their obligations to include financial disclosure relating to the TWC Transferred Systems (to the extent in the possession of TWC or its Affiliates or their respective representatives and advisors), on a timely basis under the Exchange Act and, if any of them undertakes an offering of securities prior to Closing, the Securities Act. If

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                                                                             108

some or all of the Time Warner Cable Financial Information is included in or incorporated by reference into a prospectus for an offering of securities by Comcast or any of its Affiliates prior to the Closing, Time Warner Cable shall use its commercially reasonable efforts to cause the independent auditors of Time Warner Cable to provide customary assistance to Comcast and its Affiliates and its underwriters in connection with such financing, including the provision of consent and comfort letters addressed to the SEC, comfort letters addressed to the underwriters, participation in due diligence matters with respect to such offering and assistance in responding to comments or questions from the SEC with respect to the Time Warner Cable Financial Information. Comcast shall reimburse Time Warner Cable for the reasonable costs and expenses incurred by the TWC Group pursuant to this Section 6.22(b), including reasonable out-of-pocket costs and expenses. TWC shall give Comcast reasonable advance notice of the type and amount of such costs and expenses prior to the incurrence thereof.

            Section 6.23 Newco Disregarded Entities. Comcast and its Affiliates and Time Warner Cable and its Affiliates shall not take any action that would cause a Comcast Newco or a TWC Newco, respectively, to be treated as an entity that is separate and apart from the Transferor of such Newco for U.S. federal income tax purposes.

            Section 6.24 Certain Consultation Obligations. Prior to the Adelphia Closing and, if the Closing does not occur on the same date as the Adelphia Closing, from time to time after the Adelphia Closing and prior to the Closing, Transferor Parent shall, with respect to the Adelphia Systems to be acquired by such Transferor Parent or its Affiliates pursuant to the relevant Adelphia Purchase Agreement, consult with Transferee Parent to the extent permitted by applicable law with respect to (i) the development of capital and operating budgets for such Adelphia Systems and (ii) the rates to be charged for the services of such Adelphia Systems.

            Section 6.25 Ordinary Course from Closing to Closing Time. During the time between the Closing and the Closing Time, each Transferee Parent and its Affiliates shall operate or cause to be operated the Transferred Systems and Transferred Assets transferred to such Transferee Parent or its Affiliates at the Closing in the usual, regular and ordinary course and shall not take any action for the purpose of changing the calculation of the Closing Adjustment Amount with respect to any Newco.

            Section 6.26 Urban Purchase. TWC shall use its commercially reasonable efforts to consummate the Urban Purchase as soon as practicable after the date hereof and prior to the Closing.

                                   ARTICLE 7
                              CONDITIONS PRECEDENT

            Section 7.1 Conditions to the Comcast Parties' Obligations. The obligations of each Comcast Party to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, which may be waived by Comcast:

                  (a) Accuracy of Representations and Warranties. The representations and warranties in Sections 5.1, 5.2, 5.3, 5.14, 5.18, 5.23 and
5.25 (the "Class 1 TWC Representations and Warranties" and all other representations and warranties contained in Article 5, the "Class 2 TWC Representations and Warranties") that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the Class 1 TWC Representations and Warranties that are not so qualified shall be true and correct in all material respects, in each case, at the time made and as of the Closing Date as if made at and as of such time (except, in each case, to the extent expressly made as of an earlier date, in which case as of such earlier date). The Class 2 TWC Representations and Warranties shall be true and correct (without giving effect to any materiality or Material Adverse Effect qualifiers set forth therein) at the time made and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such Class 2 TWC Representations and Warranties to be true and correct has not and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (b) Performance of Agreements. Each TWC Party shall have performed in all material respects all obligations and agreements of such TWC Party under, and shall have complied in all material respects with all covenants of such TWC Party in, this Agreement and any Transaction Document to which such TWC Party is a party to be performed and complied with by it at or before Closing.

                  (c) Officer's Certificate. Comcast has received a certificate executed by an executive officer of TWC, dated as of Closing, reasonably satisfactory in form and substance to Comcast, certifying that the conditions specified in Section 7.1(a) and (b) have been satisfied as of Closing.

                  (d) Legal Proceedings. There is no Legal Requirement, and no Judgment has been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which (i) enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated by this Agreement or by any Transaction Document (other than any such matter having only an immaterial effect and that does not impose criminal liability or penalties) or (ii) requires separation or divestiture by the Comcast Group of all or any significant portion of the TWC Transferred Assets after Closing or otherwise materially and adversely affects the operation of the TWC Transferred Systems (other than applicable to the cable industry in general), and there is no Litigation pending which was commenced by any Governmental Authority (other than a Franchising Authority) seeking, or which if successful would have the effect of, any of the foregoing, provided, that the failure to obtain a consent relating to a Transferred Franchise shall not be considered to enjoin, restrain, make illegal or prohibit consummation of the transactions contemplated by this Agreement or by any Transaction Document.

                  (e) Opinion of FCC Counsel. Comcast has received an opinion regarding the TWC Native System of Bryan Cave LLP, special FCC counsel to TWC, dated as of Closing, in form and substance reasonably satisfactory to Comcast (the "TWC FCC Counsel Opinion").

                  (f) HSR Act Waiting Period. The waiting period under the HSR Act with respect to the transactions contemplated by this Agreement has expired or been terminated.

                  (g) Consents. Comcast has received evidence, in form and substance reasonably satisfactory to it, that all of the TWC Required Consents (other than in respect of the TWC Transferred Franchises, which are addressed in Section 7.1(j)), have been obtained and are in effect.

                  (h) TWC Title Policies. TWC shall have delivered to Comcast ALTA extended coverage owners' policies of title insurance, or the local equivalent, dated as of the Closing Date and issued by the Title Company (the "TWC Native Title Policies"), insuring, subject only to Permitted Liens, the applicable TWC Newco's fee or leasehold title in each parcel of the TWC Native Owned Property and the TWC Native Leased Property with respect to which a Title Commitment was required pursuant to Section 6.5 deleting or modifying to the reasonable satisfaction of Comcast the Schedule B standard printed exceptions (other than Permitted Liens, and other than the survey exception or any similar exception with respect to properties for which no survey is obtained), and other than any other exception the deletion of which would require TWC to give any affidavit or undertaking which would make representations or impose obligations more onerous than those made or set forth elsewhere in this Agreement, including gap coverage, and deleting or insuring over (subject to Section 6.5), any Title Defects, or irrevocable Title Commitments of the Title Company to issue such TWC Native Title Policies; provided, that the TWC Group's inability or failure to provide the TWC Group Native Title Policies (or Title Commitments to issue the same) shall not constitute a violation of the condition set forth in this
Section 7.1(h) if the Liens, or other matters relating to title, giving rise to such inability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (i) Documents and Records. TWC shall have delivered to Comcast all of the TWC Transferred Books and Records. Delivery of the foregoing shall be deemed made to the extent such lists, files and records are then located at any of the offices included in the TWC Owned Property or TWC Leased Property.

                  (j) Franchise Required Consents. The aggregate number of Individual Subscribers served by the TWC Transferred Systems in the Service Areas that are, as of the Closing, Transferable Service Areas shall be at least 90% of the Individual Subscribers served by the TWC Transferred Systems at such time (the "TWC Required Threshold"); provided that if any portion of the TWC Transferred Systems containing active headends is not within such Transferable Service Areas as of the Closing, then any other portion of the TWC Transferred Systems served by such headends shall be deemed not to be included in such Transferable Service Areas.

                  (k) Adelphia Acquisition. The closing under each of the Adelphia Purchase Agreements shall have occurred. For the avoidance of doubt, the closing of the transactions contemplated by the Comcast/Adelphia Asset Purchase Agreement pursuant to Section 5.15 of the TWC/Adelphia Asset Purchase Agreement shall not constitute the closing under the Comcast/Adelphia Asset Purchase Agreement for purposes of this Section 7.1(k).

                  (l) Schedule Update. TWC shall not have exercised its right to update any Schedule to this Agreement pursuant to clause (ii) of the first sentence of Section 6.10.

                  (m) TWC Financial Information. TWC shall have delivered all of the TWC Financial Information reasonably required to permit Comcast to comply with its obligations under Form 8-K under the Exchange Act with respect to the transactions provided for herein.

            Section 7.2 Conditions to the TWC Group's Obligations. The obligations of each TWC Party to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, which may be waived by TWC:

                  (a) Accuracy of Representations and Warranties. The representations and warranties in Sections 4.1, 4.2, 4.3, 4.14, 4.18, 4.23 and
4.25 (the "Class 1 Comcast Representations and Warranties" and all other representations and warranties contained in Article 4, the "Class 2 Comcast Representations and Warranties") that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the Class 1 Comcast Representations and Warranties that are not so qualified shall be true and correct in all material respects, in each case, at the time made and as of the Closing Date as if made at and as of such time (except, in each case, to the extent expressly made as of an earlier date, in which case as of such earlier date). The Class 2 Comcast Representations and Warranties shall be true and correct (without giving effect to any materiality or Material Adverse Effect qualifiers set forth therein) at the time made and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such Class 2 Comcast Representations and Warranties to be true and correct has not and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (b) Performance of Agreements. Each Comcast Party shall have performed in all material respects all obligations and agreements of such Comcast Party under, and shall have complied in all material respects with all covenants of such Comcast Party in, this Agreement and any Transaction Document to which such Comcast Party is a party to be performed and complied with by it at or before Closing.

                  (c) Officer's Certificate. TWC has received a certificate executed by an executive officer of Comcast, dated as of Closing, reasonably satisfactory in form and substance to TWC, certifying that the conditions specified in Sections 7.2(a) and (b) have been satisfied as of Closing.

                  (d) Legal Proceedings. There is no Legal Requirement, and no Judgment has been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which (i) enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated by this Agreement or by any Transaction Document (other than any such matter having only an immaterial effect and that does not impose criminal liability or penalties) or (ii) requires separation or divestiture by the TWC Group of all or any significant portion of the Comcast Transferred Assets after Closing or otherwise materially and adversely affects the operation of the Comcast Transferred Systems (other than applicable to the cable industry in general), and there is no Litigation pending which was commenced by any Governmental Authority (other than a Franchising Authority) seeking, or which if successful would have the effect of, any of the foregoing, provided, that the failure to obtain a consent relating to a Transferred Franchise shall not be considered to enjoin, restrain, make illegal or prohibit consummation of the transactions contemplated by this Agreement or by any Transaction Document.

                  (e) Opinion of FCC Counsel. TWC has received an opinion regarding the Comcast Native Systems of Cole, Raywid and Braverman, LLP, special FCC counsel to Comcast, dated as of Closing, in form and substance reasonably satisfactory to TWC (the "Comcast FCC Counsel Opinion").

                  (f) HSR Act Waiting Period. The waiting period under the HSR Act with respect to the transactions contemplated by this Agreement has expired or been terminated.

                  (g) Consents. TWC has received evidence, in form and substance reasonably satisfactory to it, that all of the Comcast Required Consents (other than in respect of the Comcast Transferred Franchises, which are addressed in
Section 7.2(j)), have been obtained and are in effect.

                  (h) Comcast Title Policies. Comcast shall have delivered to TWC ALTA extended coverage owners' policies of title insurance, or the local equivalent, dated as of the Closing Date and issued by the Title Company (the "Comcast Native Title Policies"), insuring, subject only to Permitted Liens, the applicable Comcast Newco's fee or leasehold title in each parcel of the Comcast Native Owned Property and the Comcast Native Leased Property with respect to which a Title Commitment was required pursuant to Section 6.5 deleting or modifying to the reasonable satisfaction of TWC the Schedule B standard printed exceptions (other than Permitted Liens, and other than the survey exception or any similar exception with respect to properties for which no survey is obtained), and other than any other exception the deletion of which would require Comcast to give any affidavit or undertaking which would make representations or impose obligations more onerous than those made or set forth elsewhere in this Agreement, including gap coverage, and deleting or insuring over (subject to Section 6.5) any Title Defects, or irrevocable Title Commitments of the Title Company to issue such Comcast Native Title Policies; provided, that the Comcast Group's inability or failure to provide the Comcast Group Native Title Policies (or Title Commitments to issue the same) shall not constitute a violation of the condition set forth in this Section 7.2(h) if the

Liens, or other matters relating to title, giving rise to such inability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (i) Documents and Records. Comcast shall have delivered to TWC all of the Comcast Transferred Books and Records. Delivery of the foregoing shall be deemed made to the extent such lists, files and records are then located at any of the offices included in the Comcast Owned Property or Comcast Leased Property.

                  (j) Franchise Required Consents. The aggregate number of Individual Subscribers served by the Comcast Transferred Systems in the Service Areas that are, as of the Closing, Transferable Service Areas shall be at least 90% of the Individual Subscribers served by the Comcast Transferred Systems at such time (the "Comcast Required Threshold"); provided that if any portion of the Comcast Transferred Systems containing active headends is not within such Transferable Service Areas as of the Closing, then any other portion of the Comcast Transferred Systems served by such headends shall be deemed not to be included in such Transferable Service Areas.

                  (k) Adelphia Acquisition. The closing under each of the Adelphia Purchase Agreements shall have occurred. For the avoidance of doubt, the closing of the transactions contemplated by the Comcast/Adelphia Asset Purchase Agreement pursuant to Section 5.15 of the TWC/Adelphia Asset Purchase Agreement shall not constitute the closing under the Comcast/Adelphia Asset Purchase Agreement for purposes of this Section 7.2(k).

                  (l) Schedule Update. Comcast shall not have exercised its right to update any Schedule to this Agreement pursuant to clause (ii) of the first sentence of Section 6.10.

                  (m) Comcast Financial Information. Comcast shall have delivered all of the Comcast Financial Information reasonably required to permit TWC and TWX to comply with their respective obligations under Form 8-K under the Exchange Act with respect to the transactions provided for herein.

                                   ARTICLE 8
                                     CLOSING

            Section 8.1 Closing; Time and Place. Subject to the following sentence, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at a time and location mutually determined by Comcast and TWC on the date of the Adelphia Closing; provided that if, as of such date, all conditions set forth in Sections 7.1 and 7.2 have not been satisfied or waived in writing by the party entitled to the benefit of each such condition (except for conditions to be satisfied at Closing that will be satisfied at Closing), then the Closing shall occur on the last Business Day of the calendar month in which all conditions set forth in Sections 7.1 and 7.2 have either been satisfied or waived in writing by the party entitled to the benefit of each such condition (except for conditions to be satisfied at Closing that will be satisfied at Closing), unless such conditions have not been so satisfied or waived (except for conditions to be satisfied at Closing that will be satisfied at Closing) by the fifth Business Day preceding the last Business Day of such calendar month, in which case the Closing shall take place on the last Business Day of the next calendar month (or such later date as agreed by the parties). In no event shall the Closing take place prior to the consummation of the Adelphia Closings.

            Section 8.2 TWC Group's Obligations. At Closing, TWC shall deliver or cause to be delivered to Comcast the following:

                  (a) Closing Adjustment Amount. If the net amount payable pursuant to Section 2.1(e)(ii) and Section 2.1(e)(iii)(B), if applicable, in respect of any Exchange is payable to any Comcast Transferor or Comcast Transferee, the relevant TWC Transferor or TWC Transferee, as the case may be, shall make such payment by wire transfer of immediately available funds to the account designated by the relevant Comcast Transferor or Comcast Transferee.

                  (b) Bills of Sale and Assignment and Instruments of Assumption. The executed Bills of Sale and Assignment and Instruments of Assumption with respect to the transactions contemplated hereby, and such other instruments of transfer or assignment as may be reasonably necessary to effect the transactions contemplated hereby (excluding those delivered pursuant to Section 8.2(c) and (j)).

                  (c) Deeds and Other Real Estate Transfer Documents. Special warranty deeds conveying to the applicable TWC Newcos, subject only to the exceptions reflected on the TWC Native Title Policies (if such TWC Native Title Policies have been obtained, or, if such TWC Native Title Policies have not been obtained, subject only to such exceptions as are consistent with the representation set forth in Section 5.4 hereof), each parcel of the TWC Native Owned Property, assignments of leases of TWC Native Leased Property and such other documents as may be reasonably necessary to convey other TWC Native Real Property Interests, in each case, in form and substance reasonably satisfactory to Comcast, provided that in no event shall the warranties in such deed create any greater liability or liability to any other Person on the part of the grantor in excess of that provided for under the other provisions of this Agreement.

                  (d) TWC Title Policies. TWC Native Title Policies with such deletions or modifications as are required pursuant to Section 7.1(h).

                  (e) Officer's Certificate. The certificate described in
Section 7.1(c).

                  (f) TWC FCC Counsel Opinion. The TWC FCC Counsel Opinion.

                  (g) Lien Releases. Evidence reasonably satisfactory to Comcast that all Liens (other than Permitted Liens) affecting or encumbering the TWC Native Assets have been terminated, released or waived or insured over as contemplated under (and only to the extent required under) Section 6.5 (in the case of the TWC Native Real Property Interests), as appropriate, or original, executed instruments in form and substance reasonably satisfactory to Comcast effecting such terminations, releases or waivers; provided, that Time Warner Cable's inability or failure to obtain the termination, release, or waiver of any such Liens or to insure over any such Liens shall not constitute a failure to perform the obligations set forth in this Section 8.2(g) if the existence of the Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (h) FIRPTA Certificate. FIRPTA Non-Foreign Seller Certificate certifying that each TWC Transferor is not a foreign person within the meaning of Section 1445 of the Code, reasonably satisfactory in form and substance to Comcast.

                  (i) Power of Attorney for Accounts Receivable. The limited, irrevocable right, in TWC's and its Controlled Affiliates' name, place and stead, as TWC's and its Controlled Affiliates' attorney-in-fact, to cash, deposit, endorse or negotiate checks received on or after the Closing Date made out to TWC or any of its Controlled Affiliates in payment for cable services provided by the TWC Transferred Systems and written instructions to TWC's and its Controlled Affiliates' lock-box service provider or similar agents to promptly forward to the applicable TWC Newco all such cash, deposits and checks representing accounts receivable of the TWC Transferred Systems that it or they may receive. From and after the Closing, TWC and its Controlled Affiliates shall not deposit but shall promptly remit to the applicable TWC Newco any payment received by TWC or any of its Controlled Affiliates on or after the Closing Date in respect of any such account receivable.

                  (j) TWC Newco Interests. Instruments of transfer transferring all limited liability company interests of each TWC Newco reasonably satisfactory in form and substance to Comcast.

                  (k) Adelphia Closing Documents. The Adelphia Closing Documents, to the extent relating to the TWC/Adelphia Systems or the TWC/Adelphia Business, in form and substance reasonably acceptable to Comcast.

                  (l) Other. Such other documents and instruments as may be reasonably necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

            Section 8.3 Comcast Group's Obligations. At Closing, Comcast shall deliver or cause to be delivered to TWC the following:

                  (a) Closing Adjustment Amount. If the net amount payable pursuant to Section 2.1(e)(ii) in respect of any Exchange is payable to any TWC Transferor or TWC Transferee, the relevant Comcast Transferor or Comcast Transferee, as the case may be, shall make such payment by wire transfer of immediately available funds to the account designated by the relevant TWC Transferor or TWC Transferee.

                  (b) Bills of Sale and Assignment and Instruments of Assumption. The executed Bills of Sale and Assignment and Instruments of Assumption with respect to the transactions contemplated hereby, and such other instruments of transfer or assignment as may be reasonably necessary to effect the transactions contemplated hereby (excluding those delivered pursuant to Section 8.3(c) and (j)).

                  (c) Deeds and Other Real Estate Transfer Documents. Special warranty deeds conveying to the applicable Comcast Newcos, subject only to the exceptions reflected on the Comcast Native Title Policies (if such Comcast Native Title Policies have been obtained, or, if such Comcast Native Title Policies have not been obtained, subject only to such exceptions as are consistent with the representation set forth in Section 4.4 hereof), each parcel of the Comcast Native Owned Property, assignments of leases of Comcast Native Leased Property and such other documents as may be reasonably necessary to convey other Comcast Native Real Property Interests, in each case, in form and substance reasonably satisfactory to TWC, provided that in no event shall the warranties in such deed create any greater liability or liability to any other Person on the part of the grantor in excess of that provided for under the other provisions of this Agreement.

                  (d) Comcast Title Policies. Comcast Native Title Policies with such deletions or modifications as are required pursuant to Section 7.2(h).

                  (e) Officer's Certificate. The certificate described in
Section 7.2(c).

                  (f) Comcast FCC Counsel Opinion. The Comcast FCC Counsel Opinion.

                  (g) Lien Releases. Evidence reasonably satisfactory to TWC that all Liens (other than Permitted Liens) affecting or encumbering the Comcast Native Assets have been terminated, released or waived, or insured over as contemplated under (and only to the extent required under) Section 6.5 (in the case of the Comcast Native Real Property Interests) as appropriate, or original, executed instruments in form and substance reasonably satisfactory to TWC effecting such terminations, releases or waivers; provided, that Comcast's inability or failure to obtain the termination, release, or waiver of any such Liens or to insure over any such Liens shall not constitute a failure to perform the obligations set forth in this Section 8.3(g) if the existence of the Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (h) FIRPTA Certificate. FIRPTA Non-Foreign Seller Certificate certifying that each Comcast Transferor is not a foreign person within the meaning of Section 1445 of the Code, reasonably satisfactory in form and substance to TWC.

                  (i) Power of Attorney for Accounts Receivable. The limited, irrevocable right, in Comcast's and its Controlled Affiliates' name, place and stead, as

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                                                                             117

Comcast's and its Controlled Affiliates' attorney-in-fact, to cash, deposit, endorse or negotiate checks received on or after the Closing Date made out to Comcast or any of its Controlled Affiliates in payment for cable services provided by the Comcast Transferred Systems and written instructions to Comcast's and its Controlled Affiliates' lock-box service provider or similar agents to promptly forward to the applicable Comcast Newco all such cash, deposits and checks representing accounts receivable of the Comcast Transferred Systems that it or they may receive. From and after the Closing, Comcast Group and its Controlled Affiliates shall not deposit but shall promptly remit to the applicable Comcast Newco any payment received by Comcast or its Controlled Affiliates on or after the Closing Date in respect of any such account receivable.

                  (j) Comcast Newco Interests. Instruments of transfer transferring all limited liability company interests (or trust interests, as applicable) of each Comcast Newco reasonably satisfactory in form and substance to TWC.

                  (k) Adelphia Closing Documents. The Adelphia Closing Documents, to the extent relating to the Comcast/Adelphia Systems or the Comcast/Adelphia Business, in form and substance reasonably acceptable to TWC.

                  (l) Other. Such other documents and instruments as may be reasonably necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

                                   ARTICLE 9
                             TERMINATION AND DEFAULT

            Section 9.1 Termination Events. This Agreement may be terminated prior to the Closing and the transactions contemplated hereby may be abandoned:

                  (a) by either Comcast or TWC, upon written notice to the other, at any time after the date that is six months following the date of the Adelphia Closings, or if the Adelphia Closings do not occur on the last day of a month, the last Business Day of the month that is the sixth month after the month in which the Adelphia Closings occur (such date, the "Outside Closing Date");

                  (b) at any time, by the mutual agreement of Comcast and TWC;

                  (c) by either Comcast or TWC, at any time upon written notice to the other, if the other is in material breach or default of its respective covenants, agreements, representations, or other obligations herein or in any Transaction Document to which such Person or its Affiliates is a party and such breach or default (i) has not been cured within 30 days after receipt of written notice or such longer period as may be reasonably required to cure such breach or default (provided, that the breaching or defaulting party shall be using commercially reasonable efforts to cure such breach or default) or (ii) would not reasonably be expected to be cured prior to the Outside Closing Date; provided, that if any covenant, agreement, representation or other obligation in this

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Agreement is qualified by a reference to materiality or Material Adverse Effect, such qualifier shall be taken into account without duplication;

                  (d) by either Comcast or TWC, upon written notice to the other, pursuant to Section 11.16; or

                  (e) automatically and without any action by any of the parties hereto at any time prior to the Closing if either of the Adelphia Purchase Agreements shall have been terminated in accordance with its terms (provided that such termination was not in violation of Section 6.20(b)).

            Section 9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect without liability of any party hereto (or any Affiliate, shareholder, director, officer, trustee, employee, agent, consultant, or representative of such party) to the other parties hereto, except that (a) the agreements contained in Sections 1.1, 1.2, 6.4, 6.8(b), 6.8(c), (to the extent relating to Section 6.8(b)), 6.8(d), 6.20(d) (last two sentences), 6.20(o) and 6.20(p) and Article 11 (other than Section 11.16) shall survive the termination hereof and (b) no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach by such party of this Agreement.

                                   ARTICLE 10
                                 INDEMNIFICATION

            Section 10.1 Indemnification by the TWC Transferors. Subject to
Section 10.4, from and after Closing, each TWC Transferor shall indemnify and hold harmless each Comcast Transferee and its Affiliates (including the TWC Newcos) and its and their respective officers, directors, trustees, employees, agents and representatives, and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from:

                  (a) any representations and warranties made by any TWC Party in this Agreement or in any Transaction Document to which it is a party not being true and accurate in all respects, when made or at Closing (or, in the case of any representation or warranty made as of a specific date, as of such date) or any failure by any TWC Party to perform in all material respects pursuant to Section 6.1(h) or Section 6.10;

                  (b) any failure by any TWC Party to perform in all respects any of its covenants, agreements, or obligations in this Agreement (other than pursuant to Section 6.1(h) or Section 6.10) or in any Transaction Document to which it is a party;

                  (c) the TWC Excluded Liabilities;

                  (d) the TWC Excluded Assets;

                  (e) the Comcast Assumed Liabilities;

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                                                                             119

                  (f) the TWC Newco Indemnified Liabilities;

                  (g) other than with respect to the Comcast Excluded Liabilities, the ownership and operation of the Comcast Transferred Systems or the Comcast Transferred Assets after the Closing; and

                  (h) other than with respect to the Comcast Excluded Liabilities, any Comcast Transferred Asset, or any claim or right or any benefit arising thereunder, held by any Comcast Group Member for the benefit of any Comcast Newco pursuant to Section 2.1(h).

If, by reason of the claim of any third party relating to any of the matters subject to such indemnification, a Lien is placed or made upon any of the properties or assets owned or leased by any Comcast Transferee or any TWC Newco or any other Indemnitee under this Section, in addition to any indemnity obligation of the TWC Transferors under this Section, the applicable TWC Transferor shall furnish a bond sufficient to obtain the prompt release thereof within ten days after receipt from Comcast of notice thereof.

            Section 10.2 Indemnification by the Comcast Group. Subject to
Section 10.4, from and after Closing, each Comcast Transferor shall indemnify and hold harmless each TWC Transferee and its Affiliates (including the Comcast Newcos) and its and their respective officers, directors, trustees, employees, agents and representatives, and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from:

                  (a) any representations and warranties made by any Comcast Party in this Agreement or in any Transaction Document to which it is a party not being true and accurate in all respects, when made or at Closing (or, in the case of any representation or warranty made as of a specific date, as of such date) or any failure by any Comcast Party to perform in all material respects pursuant to Section 6.1(h) or Section 6.10;

                  (b) any failure by any Comcast Party to perform in all respects any of its covenants, agreements, or obligations in this Agreement (other than pursuant to Section 6.1(h) or Section 6.10) or in any Transaction Document to which it is a party;

                  (c) the Comcast Excluded Liabilities;

                  (d) the Comcast Excluded Assets;

                  (e) the TWC Assumed Liabilities;

                  (f) the Comcast Newco Indemnified Liabilities;

                  (g) other than with respect to the TWC Excluded Liabilities, the ownership and operation of the TWC Transferred Systems or the TWC Transferred Assets after the Closing;

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                                                                             120

                  (h) other than with respect to the TWC Excluded Liabilities, any TWC Transferred Asset, or any claim or right or any benefit arising thereunder, held by any TWC Group Member for the benefit of any TWC Newco pursuant to Section 2.1(h); and

                  (i) any claim by Adelphia or its successors arising as a result of TWC or its Affiliates providing Comcast or its Affiliates access to any Excluded Books and Records (as defined in the Comcast/Adelphia Purchase Agreement) pursuant to Section 6.20(g).

If, by reason of the claim of any third party relating to any of the matters subject to such indemnification, a Lien is placed or made upon any of the properties or assets owned or leased by any TWC Transferee or any Comcast Newco or any other Indemnitee under this Section, in addition to any indemnity obligation of the Comcast Transferors under this Section, the applicable Comcast Transferor shall furnish a bond sufficient to obtain the prompt release thereof within ten days after receipt from TWC of notice thereof.

            Section 10.3 Procedure for Certain Indemnified Claims. Promptly after receipt by a party entitled to indemnification hereunder (the "Indemnitee") of written notice of the assertion or the commencement of any Litigation with respect to any matter referred to in Section 10.1 or 10.2 or the assertion by any Governmental Authority of a claim of noncompliance under any Franchise relating, in whole or in part, to any pre-Closing period (a "Franchise Matter"), the Indemnitee shall give written notice thereof to the party from whom indemnification is sought pursuant hereto (the "Indemnitor") and thereafter shall keep the Indemnitor reasonably informed with respect thereto; provided, that failure of the Indemnitee to give the Indemnitor notice and keep it reasonably informed as provided herein shall not relieve the Indemnitor of its obligations hereunder, except to the extent that such failure to give notice shall prejudice any defense or claim available to the Indemnitor. The Indemnitor shall be entitled to assume the defense of any such Litigation or Franchise Matter with counsel reasonably satisfactory to the Indemnitee, at the Indemnitor's sole expense; provided, that the Indemnitor shall not be entitled to assume or continue control of the defense of any Litigation or Franchise Matter if (i) the Litigation or Franchise Matter relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Litigation or Franchise Matter seeks an injunction or equitable relief against the Indemnitee; or (iii) the Indemnitor has failed to defend or is failing to defend in good faith the Litigation or Franchise Matter. If the Indemnitor assumes the defense of any Litigation or Franchise Matter, (i) it shall not settle the Litigation or Franchise Matter unless the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, reasonably satisfactory to the Indemnitee, from all liability with respect to such Litigation or Franchise Matter and (ii) it shall indemnify and hold the Indemnitee harmless from and against any and all Losses caused by or arising out of any settlement or judgment of such claim and may not claim that it does not have an indemnification obligation with respect thereto. If the Indemnitor does not assume the defense of any Litigation or Franchise Matter, the Indemnitee may defend against or settle such claim in such manner and on such terms as it in good faith deems appropriate

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                                                                             121

and shall be entitled to indemnification in respect thereof in accordance with
Section 10.1 or 10.2, as applicable. If the Indemnitor is not entitled to assume the defense or continue to control the defense of any Litigation or Franchise Matter as a result of the proviso in the second sentence of this Section 10.3, the Indemnitee shall not settle the Litigation or Franchise Matter in question if the Indemnitor shall have any obligation as a result of such settlement (whether monetary or otherwise) unless such settlement is consented to in writing by the Indemnitor, such consent not to be unreasonably withheld or delayed. In no event shall the Indemnitee settle any Litigation or Franchise Matter for which the defense thereof is controlled by the Indemnitor absent the consent of the Indemnitor (such consent not to be unreasonably withheld or delayed). Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Litigation or Franchise Matter and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

            Section 10.4 Determination of Indemnification Amounts and Related Matters.

                  (a) The TWC Transferors shall have no liability under Section 10.1(a) in respect of the TWC/Adelphia Business unless the aggregate amount of Losses otherwise subject to their indemnification obligations thereunder in respect of the TWC/Adelphia Business exceeds $74,600,000 (the "TWC/Adelphia Minimum Damage Requirement"), in which case the TWC Transferors shall be liable for the full amount of such Losses including the Losses incurred in reaching the TWC/Adelphia Minimum Damage Requirement. The TWC Transferors shall have no liability under Section 10.1(a) in respect of the TWC Native Business unless the aggregate amount of Losses otherwise subject to their indemnification obligations thereunder in respect of the TWC Native Business exceeds $5,700,000 (the "TWC Native Minimum Damage Requirement"), in which case the TWC Transferors shall be liable for the full amount of such Losses including the Losses incurred in reaching the TWC Native Minimum Damage Requirement. For purposes of this
Section 10.4(a), neither the TWC/Adelphia Minimum Damage Requirement nor the TWC Native Minimum Damage Requirement shall apply to any Losses resulting from or arising out of (i) the failure by any TWC Group Member to pay any copyright payments, including interest and penalties thereon, when due or any other breach of TWC's representations, warranties, covenants or agreements with respect to copyright payments contained in this Agreement, and (ii) breaches of the Class 1 TWC Representations and Warranties.

                  (b) The maximum liability of the TWC Transferors under Section 10.1(a) in respect of the TWC/Adelphia Business shall not, in the aggregate, exceed $746,000,000 (the "TWC/Adelphia Cap"). The maximum liability of the TWC Transferors under Section 10.1(a) in respect of the TWC Native Business shall not, in the aggregate, exceed $19,100,000 (the "TWC Native Cap"). Notwithstanding the foregoing, neither the TWC/Adelphia Cap nor the TWC Native Cap shall apply to breaches of the Class 1 TWC Representations and Warranties.

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                                                                             122

                  (c) The Comcast Transferors shall have no liability under
Section 10.2(a) in respect of the Comcast/Adelphia Business unless the aggregate amount of Losses otherwise subject to their indemnification obligations thereunder in respect of the Comcast/Adelphia Business exceeds $34,900,000 (the "Comcast/Adelphia Minimum Damage Requirement"), in which case the Comcast Transferors shall be liable for the full amount of such Losses including the Losses incurred in reaching the Comcast/Adelphia Minimum Damage Requirement. The Comcast Transferors shall have no liability under Section 10.2(a) in respect of the Comcast Native Business unless the aggregate amount of Losses otherwise subject to their indemnification obligations thereunder in respect of the Comcast Native Business exceeds $41,500,000 (the "Comcast Native Minimum Damage Requirement"), in which case the Comcast Transferors shall be liable for the full amount of such Losses including the Losses incurred in reaching the Comcast Native Minimum Damage Requirement. For purposes of this Section 10.4(c), neither the Comcast/Adelphia Minimum Damage Requirement nor the Comcast Native Minimum Damage Requirement shall apply to any Losses resulting from or arising out of
(i) the failure by any Comcast Group Member to pay any copyright payments, including interest and penalties thereon, when due or any other breach of Comcast's representations, warranties, covenants or agreements with respect to copyright payments contained in this Agreement, and (ii) breaches of the Class 1 Comcast Representations and Warranties.

                  (d) The maximum liability of the Comcast Transferors under
Section 10.2(a) in respect of the Comcast/Adelphia Business shall not, in the aggregate, exceed $349,000,000 (the "Comcast/Adelphia Cap"). The maximum liability of the Comcast Transferors under Section 10.2(a) in respect of the Comcast Native Business shall not, in the aggregate, exceed $415,000,000 (the "Comcast Native Cap"). Notwithstanding the foregoing, neither the Comcast/Adelphia Cap nor the Comcast Native Cap shall apply to breaches of the Class 1 Comcast Representations and Warranties.

                  (e) Amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 10.1 or 10.2 shall be payable by the Indemnitor as incurred by the Indemnitee, and shall bear interest at the Prime Rate plus 2% from the date the Losses for which indemnification is sought were incurred by the Indemnitee until the date of payment of indemnification by the Indemnitor.

                  (f) The Indemnitor shall not be obligated to indemnify the Indemnitee with respect to any Losses to the extent of any proceeds received in connection with any such Losses by the Indemnitee under any insurance policy of the Indemnitee in effect on the Closing Date (including under any rights under any insurance policies or proceeds that are part of the Transferred Assets). The Indemnitee will use commercially reasonable efforts to claim and recover under such insurance policies.

                  (g) In determining the amount of any Losses in connection with any inaccuracy of a representation and warranty (but not for purposes of determining whether any such inaccuracy has occurred), any materiality, Material Adverse Effect or similar qualifier in such representation or warranty will be disregarded.

                  (h) Notwithstanding anything to the contrary set forth in this Agreement, to the extent that any Indemnitee pursuant to Section 10.1 or Section
10.2 is or becomes a holder of equity interests in any TWC Group Member or Comcast Group Member, respectively, indemnification hereunder shall not include Losses suffered by such Indemnitee (or its Affiliates) in its capacity as such an equity holder by reason of (i) the indemnities being provided hereunder by the TWC Transferors or Comcast Transferors, respectively, or (ii) Losses suffered in such capacity in respect of TWC Excluded Assets or TWC Excluded Liabilities, or Comcast Excluded Assets or Comcast Excluded Liabilities, respectively.

                  (i) No TWC Transferor or Comcast Transferor shall be responsible for indemnifying any Indemnitee with respect to any Adelphia Asset or Adelphia Assumed Liability except to the extent of a breach of any representations and warranties made in this Agreement, or any failure to perform in all respects any of its covenants, agreements or obligations under this Agreement.

                  (j) The recipient of any payment pursuant to Section 10.1 or
10.2 (an "Indemnification Payment") shall allocate such Indemnification Payment to the Exchange or Exchanges in respect of which the claim giving rise to such payment arose.

            Section 10.5 Time and Manner of Certain Claims. The representations and warranties of Comcast and TWC in this Agreement and any Transaction Document to which such Person is a party shall survive Closing for a period of 12 months. Notwithstanding the foregoing: (a) the liability of the parties shall extend beyond the 1-year period following Closing with respect to any claim which has been asserted in a bona fide written notice before the expiration of such 1-year period specifying in reasonable detail the facts and circumstances giving rise to such right; and (b) (i) the Class 1 Comcast Representations and Warranties and the Class 1 TWC Representations and Warranties shall survive Closing and shall continue in full force and effect without limitation and (ii) the representations and warranties of the parties in Section 4.13, Section 4.22, the last sentence of Section 4.23(a), Section 5.13, Section 5.22 and the last sentence of Section 5.23(a) shall survive until the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof).

            Section 10.6 Other Indemnification. The provisions of Sections 10.3,
10.4 and 10.5 shall be applicable to any claim for indemnification made under any other provision of this Agreement, and all references in Sections 10.3, 10.4 and 10.5 to Sections 10.1 or 10.2 shall be deemed to be references to such other provisions of this Agreement.

            Section 10.7 Exclusivity. Except as specifically set forth in this Agreement or any Transaction Document and except for claims against a party for breach of any provision of this Agreement or any Transaction Document, each party waives any rights and claims it may have against the other parties to this Agreement, whether in law or in equity, relating to the transactions contemplated hereby. The rights and claims waived by each party include claims for contribution or other rights of recovery arising out of or relating to claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After Closing, Article 10 and the Transaction Documents shall provide the exclusive remedy for any misrepresentation or breach of warranty under this Agreement or any Transaction Document, other than any claims sounding in fraud.

            Section 10.8 Tax Treatment of Indemnification Payments.

                  (a) For all Tax purposes (unless required by a change in applicable Tax law or a good faith resolution of a contest) the parties hereto agree (i) if the Transferee in the Exchange to which an Indemnification Payment is allocated under Section 10.4(j) made a net payment to the Transferor in such Exchange pursuant to Sections 2.1(e)(ii) and 2.4(e), such Indemnification Payment shall be treated as a reduction in the amount of such net payment to the extent of the lesser of (x) the amount of such net payment and (y) the amount of the Indemnification Payment, and (ii) in all other circumstances, such Indemnification Payment shall be treated as additional consideration received by such Transferee in such Exchange.

                  (b) Notwithstanding Section 10.8(a), any Indemnification Payments that represent interest payable under Section 10.4(e) hereof shall be treated for all Tax purposes (unless required by a change in applicable Tax law or a good faith resolution of a contest), as (i) deductible to the Indemnitor and (ii) taxable to the Indemnitee.

            Section 10.9 Guaranteed Obligations of Transferors.

                  (a) From and after the Closing, each of Comcast and TWC hereby agree to fully and unconditionally guarantee to TWC and its Affiliates, in the case of Comcast, and to Comcast and its Affiliates, in the case of TWC, the due and punctual performance, compliance and payment by each Comcast Transferor, in the case of Comcast, and each TWC Transferor, in the case of TWC (each, a "Guaranteed Party" and collectively, the "Guaranteed Parties") of each and every covenant, term, condition or other obligation to be performed or complied with by any such party for the benefit of Comcast or TWC (or any Affiliate thereof or any Indemnitee pursuant to Section 10.1 or 10.2, as applicable) under this Agreement and any Transaction Document to which any Guaranteed Party is a party delivered in connection herewith when, and to the extent that, any of the same shall become due and payable or performance of or compliance with any of the same shall be required (collectively, the "Guaranteed Obligations").

                  (b) Each of Comcast and TWC hereby acknowledges and agrees that this guarantee constitutes an absolute, present, primary, continuing and unconditional guaranty of performance, compliance and payment by each of the Guaranteed Parties of the Guaranteed Obligations when due under this Agreement and any Transaction Document to which any Guaranteed Party is a party delivered in connection herewith and not of collection only and is in no way conditioned or contingent upon any attempt to enforce such performance, compliance or payment by a Guaranteed Party or upon any other condition or contingency. Each of Comcast and TWC hereby waives any right to require a proceeding first against any of the Guaranteed Parties.

                  (c) The obligations of each of Comcast and TWC under this guarantee shall not be subject to any reduction, limitation, impairment or termination for any reason (other than by indefeasible payment or performance in full of any of the Guaranteed Obligations) and shall not be subject to (i) any discharge of any of the Guaranteed Parties from any of the Guaranteed Obligations in a bankruptcy or similar proceeding (except by indefeasible payment or performance in full of the Guaranteed Obligations) or (ii) any other circumstance whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of either Comcast or TWC as guarantor under this
Section 10.9.

                  (d) Each of Comcast and TWC shall cause any transferee of or successor to all or substantially all of its assets to assume its obligations under this Section 10.9.

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

            Section 11.1 Expenses. Except as otherwise specifically provided in
Section 3.4, Section 6.3, Section 6.20, Section 6.21, Section 6.22, Section 11.2 or Section 11.16 or elsewhere in this Agreement, each of the parties shall pay its own expenses and the fees and expenses of its counsel, accountants, and other experts in connection with this Agreement.

            Section 11.2 Attorneys' Fees. If any Litigation between any TWC Group Member and any Comcast Group Member with respect to this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby shall be resolved or adjudicated by a Judgment of any court, the party prevailing under such Judgment (as determined by the trier of fact based on all relevant facts, including, but not limited to, amounts demanded or sought in such litigation, amounts, if any, offered in settlement of such litigation and amounts, if any, awarded in such litigation) shall be entitled, as part of such Judgment, to recover from the other party its reasonable attorneys' fees and costs and expenses of litigation.

            Section 11.3 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking the action of compliance with any representation, warranty, covenant or agreement contained herein or in any Transaction Document. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement or any Transaction Document shall be in writing and shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

            Section 11.4 Notices. All notices, requests, demands, applications, services of process and other communications which are required to be or may be given under this Agreement or any Transaction Document shall be in writing and shall be

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                                                                             126

deemed to have been duly given if sent by telecopy or facsimile transmission, upon answer back requested, or delivered by courier or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties at the following addresses:

To the TWC Parties
or TWC Newcos (prior to Closing)
or Comcast Newcos (after the Closing):

                               c/o Time Warner Cable Inc.
                               290 Harbor Drive
                               Stamford, CT  06902-6732
                               ATTN: Chief Executive Officer
                               Fax: (203) 328-4804

With Required Copies to:

                               Legal Department
                               Time Warner Cable Inc.
                               290 Harbor Drive
                               Stamford, CT  06902-6732
                               ATTN: General Counsel
                               Fax: (203) 328-4094

                               Paul, Weiss, Rifkind, Wharton & Garrison LLP
                               1285 Avenue of the Americas
                               New York, NY  10019
                               ATTN: Kelley D. Parker
                                     Robert B. Schumer
                               Fax: (212) 757-3990

To the Comcast Parties
or Comcast Newcos (prior to Closing)
or TWC Newcos (after the Closing):

                               Comcast Corporation
                               1500 Market Street
                               Philadelphia, PA  19102-2184
                               ATTN: General Counsel
                               Fax: (215) 981-7794

With a Required Copy:

                               Davis Polk & Wardwell
                               450 Lexington Avenue
                               New York, NY  10017
                               ATTN: Dennis L. Hersch
                                     William L. Taylor
                               Fax: (212) 450-4800

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                                                                             127

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section. Such notice shall be effective,
(i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, upon confirmation of transmission received, or (iii) if mailed, upon the date of delivery as shown by the return receipt therefor.

            Section 11.5 Entire Agreement; Prior Representations; Amendments. This Agreement, the Confidentiality Agreements (subject to the last sentence of this Section 11.5) and the Transaction Documents executed concurrent herewith embody the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior representations, agreements and understandings, oral or written, with respect thereto. Notwithstanding any representations which may have been made by either party in connection with the transactions contemplated by this Agreement, each party acknowledges that it has not relied on any representation by the other party with respect to such transactions, the Transferred Assets, or the Transferred Systems except those contained in this Agreement, the Schedules, the Exhibits hereto or any Transaction Document. This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification or discharge may be sought to be enforced. The Confidentiality Agreements, as they relate to any obligation on the part of any party or its Affiliates to keep confidential information regarding the Transferred Assets, the Transferred Systems and/or the Assumed Liabilities acquired or assumed by such party or its Affiliates are hereby terminated.

            Section 11.6 Specific Performance. The parties recognize that their rights under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by applicable law so long as the party seeking such relief is prepared to consummate the transactions contemplated hereby and the transactions shall be accomplished in a manner that qualifies as a like-kind exchange under Section 1031 of the Code. The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate. The parties waive any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award or injunctive, mandatory or other equitable relief.

            Section 11.7 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the

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                                                                             128

fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.4 shall be deemed effective service of process on such party.

            Section 11.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            Section 11.9 Binding Effect; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. No party hereto shall assign this Agreement or delegate any of its duties hereunder to any other Person without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; provided, that any party hereto may, upon notice to the other parties, assign its rights and delegate its obligations under this Agreement (in whole or in part) to any Affiliate of such party. For purposes of this Section, any change in control of the Comcast Group or the TWC Group shall not constitute an assignment by it of this Agreement. In no event shall any assignment of rights or delegation of obligations relieve any party of its obligations hereunder.

            Section 11.10 Headings and Schedules. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Reference to Schedules shall, unless otherwise indicated, refer to the Schedules contained in the Disclosure Letters, as applicable, which shall be incorporated in and constitute a part of this Agreement by such reference.

            Section 11.11 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

            Section 11.12 GOVERNING LAW. THE VALIDITY, PERFORMANCE, AND ENFORCEMENT OF THIS AGREEMENT AND ALL TRANSACTION DOCUMENTS, UNLESS EXPRESSLY PROVIDED TO THE CONTRARY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

            Section 11.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or

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unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefited by such provision or any other provisions of this Agreement.

            Section 11.14 Third Parties; Joint Ventures. This Agreement constitutes an agreement solely among the parties hereto, and, except as otherwise provided herein, is not intended to and shall not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any Person other than the parties hereto and their respective successors, or assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement. For the avoidance of doubt, no Person other than a party hereto shall have any right to enforce Section 3.1 or any other provision of this Agreement to the extent relating thereto. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

            Section 11.15 Construction. This Agreement has been negotiated by the parties and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

            Section 11.16 Risk of Loss; Government Taking.

                  (a) Each Transferor shall bear the risk of any loss or damage to Transferred Assets to be directly or indirectly transferred by such Transferor in an Exchange resulting from fire, theft or other casualty (except reasonable wear and tear) at all times prior to the Closing (or, in respect of the Adelphia Assets, prior to the Closing but after the Adelphia Closing). In the event any such loss or damage occurs, the applicable Transferor shall (at its expense) use its commercially reasonable efforts to replace or restore such lost or damaged property as soon as practicable and in any event prior to Closing (or, if such damaged property is not replaced or restored prior to Closing, Transferor shall indemnify Transferee for any Losses arising out of such unrepaired damage or unrestored property). If any loss or damage described in the first sentence of this Section 11.16(a) would result in such losses or damage of all Affiliated Transferors being equal to or exceeding $100,000,000 and is sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of any Transferred System by the Outside Closing Date, Transferor Parent shall, to the extent reasonably practical, immediately notify Transferee Parent in writing of that fact (which notice shall, to the extent reasonably practical, specify with reasonable particularity the loss or damage incurred, the cause thereof if known or reasonably ascertainable, and the insurance coverage related thereto), and Transferee Parent, at any time within ten days after receipt of such notice, may elect by written notice to Transferor Parent, to either (i) waive such defect and proceed toward consummation in accordance with the terms of this Agreement (provided, that any such waiver shall also be deemed to be a waiver of any right to indemnification pursuant to the first sentence of this Section 11.16(a) or pursuant to Section 10.1 or 10.2, as applicable, for any breach of any (x) representation or warranty of Transferor Parent set forth in Article 4 or 5, as applicable, resulting from any

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                                                                             130

such loss or damage or (y) covenant hereunder to the extent that compliance therewith is frustrated or made commercially impracticable as a result of such loss or damage) or (ii)terminate this Agreement, subject to Section 9.2. If Transferee Parent elects to so terminate this Agreement, Transferor Parent shall be discharged of any and all obligations hereunder, subject to Section 9.2. If Transferee elects to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, there shall be no adjustment in the consideration payable to or by Transferee Parent on account of such loss or damage, but all insurance proceeds received or receivable by Transferor or its Affiliates as a result of the occurrence of the event resulting in such loss or damage, including any such proceeds received or receivable by Transferor Parent or its Affiliates pursuant to the TWC/Adelphia Purchase Agreement or the Comcast/Adelphia Purchase Agreement (as applicable), to the extent not already expended by the applicable Transferor or its Affiliates to restore or replace the lost or damaged Transferred Assets, except for any proceeds from business interruption insurance relating to the loss of revenue for any period through and including the Closing Date, shall be delivered by the applicable Transferor or its Affiliates to the applicable Transferee, or the rights to such proceeds shall be assigned by the applicable Transferor or its Affiliates to the applicable Transferee if not yet paid to the applicable Transferor or its Affiliates. The applicable Transferor shall pay any deductible required and/or the self-insured portion of any such loss with respect to all such insurance proceeds payable under any insurance policy held by Transferor or its Affiliates. Any amounts received or receivable hereunder shall not be included in the Net Liabilities Adjustment Amount.

                  (b) If, prior to Closing in respect of Native Assets, or prior to Closing but after the Adelphia Closing in respect of Adelphia Assets, any material part of or interest in such Transferred Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Transferor or any of its Affiliates that it intends to condemn or take all or any material part of the Transferred Assets of Transferor or any of its Affiliates (such event being called, in either case, a "Taking"), then Transferee Parent may terminate this Agreement. If Transferee Parent does not elect to terminate this Agreement, (i) Transferee and its Affiliates shall have the sole right, in the name of Transferor and its Affiliates, if Transferee Parent so elects, to negotiate for, claim, contest and, subject to the Closing occurring, have Transferee receive all damages with respect to the Taking, (ii) Transferor shall be relieved of its obligation to convey directly or indirectly to Transferee such Transferor's Transferred Assets or interests that of the Taking if the Taking has occurred, (but shall convey to Transferee Parent any interest therein still held by Transferor Parent or its Affiliates and any replacement property acquired by Transferor Parent or its Affiliates), (iii) at Closing, such Transferor and its Affiliates shall assign to Transferee all of such Transferor's and its Affiliates' rights to all payments received or receivable with respect to such Taking, including any such payments received or receivable by Transferor or its Affiliates pursuant to the TWC/Adelphia Purchase Agreement or the Comcast/Adelphia Purchase Agreement (as applicable), and shall pay to such Transferee all such payments previously paid to such Transferor or any of its Affiliates with respect to the Taking (to the extent not already expended by Transferor or its Affiliates to restore or replace the Assets taken), and (iv) following Closing, Transferor and its Affiliates shall give Transferee and its Affiliates such further assurances of such rights and assignment

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                                                                             131

with respect to the Taking as Transferee or its Affiliates may from time to time reasonably request. Any amounts received or receivable hereunder shall not be included in the Net Liabilities Adjustment Amount.

            Section 11.17 Additional Parties. Immediately following the Adelphia Closing and prior to the Closing, Comcast shall cause each Transferred Joint Venture Parent to become a party to this Agreement. Upon such joinder, but not before, each Transferred Joint Venture Entity shall be considered a "Comcast Transferor", "Comcast Participant", "Comcast Party", "Comcast Group Member" and Affiliate of the other Comcast Group Members, as relevant, for all purposes of this Agreement. The parties hereto agree that none of Comcast or any of its Affiliates shall have any Liability under this Agreement or any Transaction Document with respect to any Transferred Joint Venture Entity until such time as the Transferred Joint Venture Parents become parties to this Agreement and, in such event, only with respect to events, conditions or circumstances first arising thereafter. The parties agree to execute an appropriate amendment to this Agreement adding the Transferred Joint Venture Parents to this Agreement in accordance with the foregoing.

            Section 11.18 Commercially Reasonable Efforts. For purposes of this Agreement, "commercially reasonable efforts" shall not, with regard to obtaining any consent, approval or authorization, be deemed to require a party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing fees and processing fees, if any.

            Section 11.19 Time. Time is of the essence under this Agreement. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

                  [Remainder Of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                                       COMCAST CORPORATION

                                       By: /s/ Arthur R. Block
                                           --------------------------------
                                           Name: Arthur R. Block
                                           Title: Senior Vice President

                                       COMCAST CABLE
                                       COMMUNICATIONS HOLDINGS, INC.

                                       By: /s/  Arthur R. Block
                                           --------------------------------
                                           Name: Arthur R. Block
                                           Title: Senior Vice President

                                       COMCAST OF GEORGIA, INC.

                                       By: /s/  Arthur R. Block
                                           --------------------------------
                                           Name: Arthur R. Block
                                           Title: Senior Vice President

                                       TCI HOLDINGS, INC.

                                       By: /s/  Arthur R. Block
                                           --------------------------------
                                           Name: Arthur R. Block
                                           Title: Senior Vice President

                                       TIME WARNER CABLE INC.

                                       By: /s/  David E. O'Hayre
                                           --------------------------------
                                           Name:  David E. O'Hayre
                                           Title: Executive Vice President,
                                                  Investments

                                       TIME WARNER NY CABLE LLC

                                       By: /s/  David E. O'Hayre
                                           --------------------------------
                                           Name: David E. O'Hayre
                                           Title: Executive Vice President,
                                                  Investments

                                       URBAN CABLE WORKS OF
                                           PHILADELPHIA, L.P.,

                                       By Time Warner Entertainment Company,
                                            L.P., Manager

                                       By: /s/ David E. O'Hayre
                                           --------------------------------
                                           Name: David E. O'Hayre
                                           Title: Executive Vice President,
                                                  Investments